LEGAL*55402532.8 CONSTANTINE ENTERPRISES INC. LANDLORD -and- RECURSION CANADA INC. TENANT -and- RECURSION PHARMACEUTICALS INC. INDEMNIFIER NET LEASE 336 QUEEN STREET WEST, TORONTO, ONTARIO DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 TABLE OF CONTENTS ARTICLE 1 BASIC TERMS ........................................................................................................................ 1 1.1 Basic Terms ........................................................................................................................ 1 ARTICLE 2 SPECIAL PROVISIONS ......................................................................................................... 2 2.1 See Schedule “D”. ............................................................................................................... 2 ARTICLE 3 DEFINITIONS AND INTERPRETATION ............................................................................ 2 3.1 Definitions .......................................................................................................................... 2 3.2 Entire Agreement and Waiver ............................................................................................ 9 3.3 No Representation by the Landlord .................................................................................... 9 3.4 General Rules of Interpretation ........................................................................................... 9 3.5 Successors ......................................................................................................................... 10 3.6 Amendments ..................................................................................................................... 10 ARTICLE 4 GRANT AND TERM ............................................................................................................ 11 4.1 Term, Demise .................................................................................................................... 11 4.2 Acceptance ........................................................................................................................ 11 4.3 Quiet Enjoyment ............................................................................................................... 11 ARTICLE 5 GENERAL RENTAL PROVISIONS .................................................................................... 11 5.1 Net Lease .......................................................................................................................... 11 5.2 Covenant to Pay ................................................................................................................ 11 5.3 Adjustment Due to Measurement ..................................................................................... 12 5.4 Rent Payment .................................................................................................................... 12 5.5 Rent Past Due.................................................................................................................... 13 5.6 Method of Rent Payment .................................................................................................. 13 ARTICLE 6 MINIMUM RENT AND DEPOSITS .................................................................................... 13 6.1 Minimum Rent .................................................................................................................. 13 6.2 Rent Deposit ..................................................................................................................... 13 6.3 Security Deposit ................................................................................................................ 13 6.4 Minimum Rent Free Period .............................................................................................. 14 ARTICLE 7 REALTY TAXES AND OPERATING COSTS ................................................................... 14 7.1 Realty Taxes Payable by Landlord ................................................................................... 14 7.2 Realty Taxes Payable by Tenant ....................................................................................... 14 7.3 Business Taxes and Other Taxes of Tenant ...................................................................... 15 7.4 Assessment Appeals ......................................................................................................... 15 7.5 Operating Costs ................................................................................................................. 15 7.6 Limitations on Operating Costs ........................................................................................ 18 7.7 Payment of Realty Taxes and Operating Costs ................................................................. 19 7.8 Adjustments of Operating Costs ....................................................................................... 20 7.9 Reduction or Control of Operating Costs and Utility Consumption ................................. 21 ARTICLE 8 HVAC, UTILITIES AND OTHER LANDLORD SERVICES ............................................. 21 8.1 HVAC Supply ................................................................................................................... 21 8.2 Utilities.............................................................................................................................. 22 8.3 Special HVAC and Utilities and Excess Quantities .......................................................... 22 8.4 Computer/Server Room .................................................................................................... 23 DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 2 - 8.5 Other Landlord Services ................................................................................................... 23 8.6 Additional Services Provided by Landlord ....................................................................... 23 8.7 Signs and Premises Identification ..................................................................................... 23 8.8 Telecommunications ......................................................................................................... 24 ARTICLE 9 OPERATION, CONTROL AND MAINTENANCE BY LANDLORD ............................... 26 9.1 Operation of the Building by Landlord ............................................................................. 26 9.2 Control of the Building by Landlord ................................................................................ 26 9.3 Name of Building .............................................................................................................. 27 9.4 Maintenance and Repairs by Landlord ............................................................................. 27 9.5 Access By Landlord .......................................................................................................... 27 9.6 Relocation ......................................................................................................................... 28 9.7 Demolition ........................................................................................................................ 28 9.8 Health Emergency ............................................................................................................. 28 ARTICLE 10 MAINTENANCE AND ALTERATIONS BY TENANT ................................................... 29 10.1 Maintenance and Repair by Tenant .................................................................................. 29 10.2 Alterations by Tenant ........................................................................................................ 29 10.3 Removal of Improvements and Fixtures ........................................................................... 31 10.4 Liens ................................................................................................................................. 32 10.5 Notice by Tenant ............................................................................................................... 32 10.6 Repair Where Tenant at Fault ........................................................................................... 32 ARTICLE 11 USE OF PREMISES ............................................................................................................ 33 11.1 Permitted Use .................................................................................................................... 33 11.2 Continuous Operation ....................................................................................................... 33 11.3 Compliance with Laws ..................................................................................................... 33 11.4 Nuisance, Interference, Waste, Overloading .................................................................... 33 11.5 Rules and Regulations ...................................................................................................... 34 11.6 Surrender of Premises ....................................................................................................... 34 ARTICLE 12 INSURANCE AND INDEMNITY ...................................................................................... 34 12.1 Tenant’s Insurance ............................................................................................................ 34 12.2 Form of Tenant Policies .................................................................................................... 35 12.3 Certified Copies and Notice to Landlord .......................................................................... 35 12.4 Landlord’s Insurance ........................................................................................................ 36 12.5 Insurance Risk ................................................................................................................... 36 12.6 Intentionally deleted ......................................................................................................... 36 12.7 Indemnity By Tenant ........................................................................................................ 36 12.8 Indemnity by Landlord ..................................................................................................... 36 ARTICLE 13 TRANSFERS ....................................................................................................................... 37 13.1 Transfers Requiring Consent ............................................................................................ 37 13.2 Tenant’s Notice, Landlord’s Rights .................................................................................. 38 13.3 Conditions of Transfer ...................................................................................................... 38 13.4 Corporate Records ............................................................................................................ 39 13.5 Permitted Transfers ........................................................................................................... 40 13.6 Permitted Subleasing ........................................................................................................ 40 13.7 Advertising........................................................................................................................ 40 13.8 Sales or Dispositions by Landlord .................................................................................... 40 DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 3 - ARTICLE 14 LANDLORD FINANCING AND STATUS CERTIFICATES .......................................... 40 14.1 Subordination and Postponement ..................................................................................... 40 14.2 Attornment ........................................................................................................................ 41 14.3 Status Certificates ............................................................................................................. 41 14.4 Reliance ............................................................................................................................ 42 ARTICLE 15 DAMAGE, DESTRUCTION AND EXPROPRIATION .................................................... 42 15.1 Damage to Premises .......................................................................................................... 42 15.2 Abatement ......................................................................................................................... 42 15.3 Termination Rights ........................................................................................................... 43 15.4 Landlord’s Rights on Rebuilding ...................................................................................... 43 15.5 Expropriation .................................................................................................................... 43 ARTICLE 16 DEFAULT AND LANDLORD’S REMEDIES .................................................................. 44 16.1 Default .............................................................................................................................. 44 16.2 Remedies ........................................................................................................................... 44 16.3 Distress.............................................................................................................................. 46 16.4 Interest and Costs .............................................................................................................. 46 16.5 Expenses ........................................................................................................................... 46 16.6 Removal of Chattels .......................................................................................................... 46 16.7 No Early Vacating ............................................................................................................ 46 16.8 Remedies Cumulative ....................................................................................................... 47 16.9 Payment Default ............................................................................................................... 47 ARTICLE 17 ENVIRONMENTAL OBLIGATIONS ............................................................................... 47 17.1 Environmental Compliance .............................................................................................. 47 17.2 Remediation ...................................................................................................................... 48 17.3 Environmental Indemnity ................................................................................................. 48 ARTICLE 18 MISCELLANEOUS ............................................................................................................ 48 18.1 Relationship of Parties ...................................................................................................... 48 18.2 Consent Not to be Unreasonably Withheld ...................................................................... 48 18.3 Overholding ...................................................................................................................... 49 18.4 Registration ....................................................................................................................... 49 18.5 Unavoidable Delay ........................................................................................................... 49 18.6 Decisions of Experts ......................................................................................................... 50 18.7 Notices .............................................................................................................................. 50 18.8 Confidentiality, Personal Information .............................................................................. 51 18.9 Power, Capacity and Authority ......................................................................................... 51 18.10 Liability of Landlord ......................................................................................................... 51 18.11 Planning Act ..................................................................................................................... 51 18.12 Indemnity .......................................................................................................................... 52 18.13 Counterpart Execution ...................................................................................................... 52 18.14 Schedules .......................................................................................................................... 52 SCHEDULE “A” LEGAL DESCRIPTION OF THE LANDS .................................................................... 1 SCHEDULE “B” SKETCH SHOWING LOCATION OF PREMISES ....................................................... 1 SCHEDULE “B-1” SKETCH SHOWING EXTERIOR SIGNAGE ............................................................ 1 DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

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SCHEDULE "C" RULES AND REGULATIONS 1

SCHEDULE "D" SPECIAL PROVISIONS 1

SCHEDULE "E" LANDLORD'S WORK 1

SCHEDULE "F" LANDLORD CONDITIONAL APPROVAL OF TENANT DRAWING SUBMISSION PACKAGE 1

SCHEDULE "G" PATIO LICENCE AGREEMENT 1

SCHEDULE "H" INDEMNITY AGREEMENT 1

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DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

NET LEASE

THIS LEASE, dated April 28, 2022 is made by the Landlord, the Tenant and the Indemnifier named in it who, in consideration of the rents, covenants and agreements contained in this Lease, covenant and agree as follows:

ARTICLE 1
BASIC TERMS

1.1 Basic Terms

The following are certain basic lease provisions which are part of, and are referred to in, subsequent provisions of this Lease.

(a) Landlord: Constantine Enterprises Inc.

(b) Tenant: Recursion Canada Inc.

(c) Building: 336 Queen Street West, Toronto, Ontario

(d) Premises: The 2nd, 3rd, and 4th floors of the Building

(e) Rentable Area of Premises: Approximately 26,320 square feet of rentable area subject to area measurement per section 5.3.

(f)

(i) Term: Ten (10) years

(ii) Commencement Date: December 1, 2022

(iii) Rent Commencement Date: December 1, 2022

(iv) Expiry Date: November 30, 2032

(g) Fixturing Period: May 1, 2022 – November 30, 2022

(subject to Section 3(c) of Schedule "D"

(h) Minimum Rent Free Period: None

(i) Minimum Rent

Period	**Per Square Foot of Rentable Area/Yr**	**Annual Amount**	**Monthly Amount**
Year 1 (December 1, 2022 – November 30, 2023)	$48.50	$1,276,520.00	$106,376.67
Year 2 (December 1, 2023 – November 30, 2024)	$49.50	$1,302,840.00	$108,570.00

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DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

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Year 3 (December 1, 2024 – November 30, 2025)	$50.50	$1,329,160.00	$110,763.33
Year 4 (December 1, 2025 – November 30, 2026)	$51.50	$1,355,480.00	$112,956.67
Year 5 (December 1, 2026 – November 30, 2027)	$52.50	$1,381,800.00	$115,150.00
Year 6 (December 1, 2027 – November 30, 2028)	$53.50	$1,408,120.00	$117,343.33
Year 7 (December 1, 2028 – November 30, 2029)	$54.50	$1,434,440.00	$119,536.67
Year 8 (December 1, 2029 – November 30, 2030)	$55.50	$1,460,760.00	$121,730.00
Year 9 (December 1, 2030 – November 30, 2031)	$56.50	$1,487,080.00	$123,923.33
Year 10 (December 1, 2031 – November 30, 2032)	$57.50	$1,513,400.00	$126,116.67

(j) Rent Deposit: $156,823.33 plus HST, subject to any adjustment pursuant to Section 5.3

(k) Security Deposit: $353,126.67 plus HST, subject to any adjustment pursuant to Section 5.3

(l) Indemnifier Recursion Pharmaceuticals Inc.

ARTICLE 2
SPECIAL PROVISIONS

2.1 See Schedule "D".

ARTICLE 3
DEFINITIONS AND INTERPRETATION

3.1 Definitions

(a) "**Additional Rent**" means all amounts in addition to Minimum Rent payable by the Tenant to the Landlord or any other Person pursuant to this Lease, other than Rental Taxes.

(b) "**Additional Services**" has the meaning set out in Section 8.6.

(c) "**Alterations**" has the meaning ascribed to it in Section 10.2.

(d) "**Applicable Laws**" means all statutes, laws, by-laws, regulations, ordinances, orders and requirements of governmental or other public authorities having jurisdiction in force from time to time and including but not limited to the Environmental Laws.

(e) "**Authority**" has the meaning set out in Section 3.1(u).

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LEGAL*55402532.8 - 3 - (f) “Building” means the Lands, the building identified in Section 1.1(c), and all other structures, improvements, facilities and appurtenances that have been or will be constructed on the Lands (above, at or below grade), including the Building Systems and the Common Areas and Facilities, all as may be altered, expanded, reduced or reconstructed from time to time. (g) “Building Access Hours” means the hours during which the Building is open to the public, as determined from time to time by the Landlord. (h) “Building Systems” means at any time: (i) all heating, ventilating and air-conditioning and other climate control systems and other systems, services, installations and facilities installed in or servicing the Building (or any portion thereof), including, without limitation, the following systems, services, installations and facilities: elevators and escalators, mechanical (including HVAC), plumbing, sprinkler, drainage and sewage, electrical and other utilities, lighting, life safety (including fire prevention, communications, security and surveillance), computer (including environmental, security and lighting control), ice and snow melting, refuse removal, window washing and music; (ii) all machinery, appliances, equipment, apparatus, components, computer software and appurtenances forming part of or used for or in connection with any of such systems, services, installations and facilities including, but not limited to, boilers, motors, generators, fans, pumps, pipes, conduits, ducts, valves, wiring, meters and controls, and the structures and shafts housing and enclosing any of them; and (iii) all Landlord owned or controlled telecommunications facilities, pathways, installations and equipment. (i) “Business Day” means any day which is not a Saturday, Sunday or a day observed as a holiday under the Applicable Laws in the province in which the Building is situated. (j) “Business Hours” means the normal business hours determined from time to time by the Landlord, for the Building, but not less than the current Business Hours hereinafter described. Current Business Hours are Monday - Friday 8:00 AM – 6:00 PM subject to the Landlord’s adjustment. (k) “Business Taxes” means all taxes, rates, duties, levies, assessments, licence fees and other charges in respect of the use or occupancy of, or any business carried on by, tenants or other occupants of the Building. (l) “Capital Tax” means the amount determined by multiplying each of the “Applicable Rates” by the “Capital” and totaling the products. “Capital” is the amount of capital which the Landlord determines, without duplication, is invested from time to time by the Landlord or any company related to the Landlord within the meaning of the Income Tax Act (Canada), or all of them, in doing all or any of: acquiring, developing, expanding, redeveloping and improving the Building. Capital will not be increased by any financing or re-financing except to the extent that the proceeds are invested in doing all or any of the foregoing. “Applicable Rate” is the capital tax rate, if any, specified from time to time under any law which imposes a tax in respect of the capital of corporations and for greater certainty includes Large Corporations Tax, if any, levied under the Income Tax Act (Canada) as amended from time to time. Each Applicable Rate will be considered to be the rate that would apply if each of the Landlord and the related companies referred to above were taxable corporations that employed no capital outside the province in which the Building is located. (m) “Carbon Offset Costs” means and refers to the cost of purchasing tradeable units, denominated in tonnes of carbon dioxide (“CO2”), or the CO2 equivalent using the global DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 4 - warming potential of other Greenhouse Gases, where the purchase of such tradeable units is necessary to ensure compliance of the Building with any required target Greenhouse Gases emission level or energy consumption level as prescribed by Applicable Laws. (n) “Carbon Tax” means and refers to the aggregate of all taxes, rates, duties, levies, fees, charges and assessments whatsoever, imposed, assessed, levied, confirmed, rated or charged against or in respect of the consumption by the Landlord in or at the Building of electricity, natural gas, propane or any other fossil fuel used to produce energy, such as heat, light or electricity, for the Building or any part of it or levied in lieu thereof, and levied against the Landlord or the Building by any local, provincial or federal government or any agency thereof having jurisdiction. (o) “Change of Control” means, in the case of any corporation or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise, of any shares, voting rights or interest which would result in any change in the effective control or beneficial ownership of such corporation or partnership, unless such change occurs as a result of trading in the shares of a public corporation listed on a recognized stock exchange in Canada or the United States, or, if so determined by the Landlord, on a recognized stock exchange in any other country. (p) “Commencement Date” means the date set out in or determined pursuant to Section 1.1(f)(ii). (q) “Common Areas and Facilities” means those areas, facilities, improvements, installations and equipment in or around the Building existing from time to time that: (i) are neither rented nor designated nor intended by the Landlord to be rented; and (ii) are provided or designated from time to time by the Landlord for use in common by the Landlord, the Tenant, other tenants of the Building or their sublessees, agents, employees, customers, invitees or licensees, whether or not those areas are open to the general public or to all tenants of the Building including, without limitation, the Building Systems, entrances, lobbies, access and service corridors, stairways, indoor and outdoor walkways (both open and enclosed), malls, courts and arcades (both open and enclosed), public seating areas and facilities, public washrooms, indoor and outdoor landscaping and landscaped areas, passageways, bridges or tunnels leading to any public walkway or other facilities or to other buildings or concourses, mailrooms, electrical, telecommunications, cable, meter, valve, mechanical, storage and janitor rooms, telecommunication and electrical risers, shipping and receiving areas and loading docks, package or passenger pick-up areas, waste disposal or recycling facilities, parking facilities, driveways, laneways and ramps and sidewalks, parks and other municipal facilities for which the Landlord, directly or indirectly is subject to obligations in its capacity as owner of the Building or an interest in it, all as may be altered, expanded, reduced, reconstructed or relocated from time to time. (r) “Damage” shall have the meaning as set out in Section 15.1. (s) “Default Rate” means the lesser of: (i) the Prime Rate plus three percent (3%) per annum, calculated and compounded monthly, not in advance. (t) “Early Termination” has the meaning set out in Section 13.3. (u) “Environmental Laws” shall mean all statutes, laws, by-laws, regulations, codes, orders, environmental penalties, tickets, notices, standards, guidelines, criteria, policies and directives, approvals, licences and permits now or at any time hereafter in effect, made or issued by any municipal, provincial or federal government, or by any department, agency, DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 5 - tribunal, board or office thereof, or any other agency or source whatsoever, (collectively, an “Authority”), regulating, relating to or imposing liability or standard of conduct concerning the natural or human environment (including air, land, surface water, groundwater, waste, real and personal property, moveable and immoveable property, sustainability, building operations, recycling or resource consumption), public or occupational health and safety and the manufacture, importation, handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise. (v) “Environmental Objectives” has the meaning set out in paragraph 2 of Schedule “D”. (w) “Event of Default” has the meaning set out in Section 16.1. (x) “Expert” means any architect, engineer, land surveyor, environmental consultant, energy auditor, accountant, insurance consultant or other professional consultant appointed by the Landlord who, is qualified to perform the function for which he or she is retained. (y) “Expiry Date” means the date set out in or determined pursuant to Section 1.1(f)(iv). (z) “Fiscal Year” means the fiscal period(s) as designated by the Landlord from time to time. The Landlord may have different Fiscal Years for any one or more of the components of Additional Rent. (aa) “Fixturing Period” means the period, if any, specified in Section 1.1(g) provided to the Tenant to perform its fixturing of the Premises. (bb) “Greenhouse Gases” has the meaning set out in paragraph 2(a) of Schedule “D”. (cc) “Hazardous Substance” means (a) any solid, liquid, gaseous or radioactive substance (including radiation) which, when it enters into the Building, exists in the Building or is present in the water supplied to the Building, or when it is released into the environment from the Building or any part thereof or is entrained from one building to another building, or into the water or the natural environment, is likely to cause, at any time, material harm or degradation to any other property or any part thereof, or to the natural environmental or material risk to human health, and includes, without limitation, any flammables, explosives, radioactive materials, asbestos, lead paint, polychlorinated biphenyls (“PCBs”), fungal contaminants (including, without limitation, and by way of example, stachybotrys chartarum and other moulds), mercury and its compounds, dioxans and furans, chlordane (“DDT”), polychlorinated biphenyls, chlorofluorocarbons (“CFCs”), hydro-chlorofluorocarbons (“HCFCs”), volatile organic compounds (“VOCs”), urea formaldehyde foam insulation, radon gas, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic or noxious substances or related materials, petroleum and petroleum products, or (b) any substance declared to be hazardous or toxic under any Environmental Laws or that does not meet any prescribed standard or criteria made under any Environmental Laws now or hereafter enacted or promulgated by any Authority, or (c) both (a) and (b). (dd) “Health Emergency” means a situation in which based on advice from a medical professional, or a directive, bulletin, notice or other form of communication from a public health authority, that occupants, tenants, invitees or contractors working in the Building are or may be exposed to imminent danger from a disease, virus or other biological or physical agents that may be detrimental to human health. (ee) “HVAC” shall mean heating, ventilation and air conditioning equipment. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 6 - (ff) "Indemnifier" means the party named in Section 1.1(l). (gg) “Landlord” means the party named in Section 1.1(a). (hh) “Lands” means the lands described in Schedule “A” (or such portion thereof as may be designated by the Landlord from time to time), as altered, expanded or reduced from time to time. (ii) “Lease” means this lease, including all Schedules, as it may be amended. (jj) “Lease Year” means: (i) in the case of the first Lease Year, the period beginning on the Rent Commencement Date and ending on the last day of the twelfth (12th) consecutive full month after the expiry of the calendar month in which the Rent Commencement Date occurs (except that if the Rent Commencement Date occurs on the first day of a calendar month, the first Lease Year shall end on the day prior to the first anniversary of the Rent Commencement Date) and; (ii) in the case of each subsequent Lease Year, consecutive twelve (12) month periods, provided that the final Lease Year shall end on the Expiry Date. (kk) “Leasehold Improvements” means all items generally considered to be leasehold improvements, including, without limitation, all fixtures, equipment, alterations, decoration and additions from time to time made, erected or installed in the Premises, for the purpose of preparing the Premises for the conduct of the Tenant’s business, except for furniture, , and readily removable trade fixtures and equipment which are not hard wired or plumbed; Leasehold Improvements may include (without limitation): (i) the walls constructed within the Premises; (ii) all electrical wiring, plumbing and ventilation distribution constructed within the Premises; (iii) finishes such as paint or wallpaper on demising walls and on walls constructed within the Premises; (iv) floor coverings including but not limited to carpet, tile, marble, granite, and terrazzo within the Premises; (v) ceilings including but not limited to suspended and drywall ceilings within the Premises; and (vi) all other improvements permanently attached to the Premises. (ll) “Measurement Standard” means the Office Buildings: Standard Methods of Measurement and Calculating Rentable Area (2010), Method B, published by the Building Owners and Managers Association (BOMA) International, provided that notwithstanding the foregoing or anything else contained in this Lease, the Landlord may, at its option from time to time, choose to measure the area of any space included in the Building (but not the Premises) in accordance with the BOMA standard method of measurement then in effect from time to time (mm) “Minimum Rent” means the rent payable pursuant to Section 6.1. (nn) “Mortgage” means any mortgage, charge or security instrument (including a deed of trust or mortgage securing bonds) and all extensions, renewals, modifications, consolidations and replacements of any such item which may now or hereafter affect the Building, or any part of it. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 7 - (oo) “Mortgagee” means the mortgagee, chargee or other secured party (including a trustee for bondholders), as the case may be, who from time to time holds a Mortgage. (pp) “Notice” has the meaning set out in Section 18.7. (qq) “Operating Costs” has the meaning set out in Section 7.5. (rr) “Patio Area” has the meaning set out in the Patio Licence Agreement. (ss) “Patio Licence Agreement” has the meaning set out in Section 7 of Schedule “G”. (tt) “Permitted Transfer” has the meaning set out in Section 13.4. (uu) “Permitted Transferee” has the meaning set out in Section 13.4. (vv) “Permitted Use” has the meaning set out in Section 11.1. (ww) “Person” means any individual, partnership, corporation, trust, trustee or other entity or any combination of them, and “Persons” means more than one Person. (xx) “Premises” means that part of the Building identified in Section 1.1(d) and approximately shown hatched on Schedule “B”. Any Building Systems located in the Premises do not form part of the Premises. (yy) “Prime Rate” means the annual rate of interest announced from time to time by the Canadian chartered bank chosen by the Landlord as the daily rate of interest used by such bank as a reference rate in setting rates of interest for Canadian dollar commercial loans and commonly referred to by such bank as its Canadian “prime rate”. (zz) “Proportionate Share” means a fraction which has: (i) as its numerator, the Rentable Area of the Premises, and (ii) as its denominator, the Rentable Area of the Building; this fraction may vary, in the event of an increase or a decrease in the Rentable Area of the Premises or the Rentable Area of the Building.. (aaa) “Realty Taxes” means the aggregate of all taxes, rates, duties, levies, fees, charges (including local improvement charges) and assessments whatsoever, imposed, assessed, levied, confirmed, rated or charged against or in respect of the Building or any part thereof or any fixtures, equipment or improvements thereto from time to time by any lawful taxing or assessing authority, whether school, municipal, regional, provincial, federal, parking, utilities or otherwise, including extraordinary and special assessments, and any taxes or other amounts which are imposed in lieu of, or in addition to, any of the foregoing whether or not in existence on the Commencement Date and whether of the foregoing character or not, or against the Landlord in respect of any of the same or in respect of any rental or other compensation receivable by the Landlord in respect of the same, and any Taxes on real property rents or receipts of such (as opposed to a tax on such rents as part of the income of the Landlord or the Buildings Owners), any Taxes based, in whole or in part, upon the value of the Building or any part or parts thereof, any commercial concentration or similar levy in respect of the Building excluding taxes on the income or profits of the Landlord except to the extent that they are levied in lieu of the foregoing. For clarification, Realty Taxes shall not include any taxes personal to the Landlord such as income tax, inheritance tax, gift tax or estate tax. (bbb) “Rent” means all Minimum Rent and Additional Rent. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 8 - (ccc) “Rent Commencement Date” means the date set out in, or determined pursuant to, Section 1.1(f)(iii). (ddd) “Rent Deposit” means the amount specified in Section 1.1(j). (eee) “Rentable Area” means: (i) in the case of the Premises and any other premises included in the Rentable Area of the Building, the area of all floors of such premises determined in accordance with the Measurement Standard; and (ii) in the case of the Building the aggregate of the area of all premises in the Building that are rented, or designated or intended by the Landlord to be rented (whether actually rented or not) but excluding storage and parking areas, determined in accordance with the Measurement Standard. The Rentable Area of the Building may be adjusted from time to time to reflect any alteration, expansion, reduction, recalculation or other change. (fff) “Rental Taxes” means all goods and services, business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any federal, provincial or municipal government upon the Landlord or the Tenant in respect of the Lease which is measured by or based in whole or in part directly upon the Rent payable under this Lease or in respect of the rental or rental value of premises under this Lease or the payments made by the Tenant hereunder or the goods and services provided by the Landlord hereunder including without limitation, the rental of the Premises and the provision of administrative services to Tenant hereunder, whether existing at the date of this Lease or hereafter imposed by any governmental authority including, without limitation, goods and services tax, harmonized sales tax, value added tax, business transfer tax, sales tax, federal sales tax, excise taxes or duties or any tax similar to the foregoing. (ggg) “Repair Standard” shall have the meaning as set out in Section 9.4. (hhh) “Rules and Regulations” means the Rules and Regulations annexed hereto as Schedule “C” together with any amendments, deletions and additions made by the Landlord from time to time pursuant to Section 11.4(b), all of which shall form part of this Lease. (iii) “Security Deposit” means the amount specified in Section 1.1(k). (jjj) “Tenant” means the party named in Section 1.1(b). (kkk) “Term” means the period of time specified in Section 1.1(f)(i) which commences on the Commencement Date and expires on the Expiry Date, including extensions or renewals thereof, if any, unless terminated earlier pursuant to the provisions of this Lease. (lll) “Transfer” means all or any of the following, whether by conveyance, written agreement or otherwise: (i) an assignment of this Lease in whole or in part; (ii) a sublease of all or any part of the Premises; (iii) the sharing or transfer of any right of use or occupancy of all or any part of the Premises; (iv) any mortgage, charge or encumbrance of this Lease or the Premises or any part of the Premises or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligation; and (v) a Change of Control, and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Person having use or occupancy of any part of the Premises. “Transferee” means the Person to whom a Transfer is or is to be made. (mmm) “TSP” has the meaning set out in Section 8.8(b). DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 9 - (nnn) “Unavoidable Delay” has the meaning set out in Section 18.5. 3.2 Entire Agreement and Waiver This Lease contains the entire agreement between the parties with respect to the subject matter of this Lease and there are no other agreements, promises or understandings, oral or written, between the parties in respect of this subject matter. This Lease may be amended only by written agreement between the Landlord and the Tenant. No electronic communications between the parties will have the effect of amending this Lease. No provisions of this Lease shall be deemed to have been waived by the Landlord or the Tenant unless such waiver is in writing and signed by such party. If either the Landlord or the Tenant excuses or condones any default by the other of any obligation under this Lease, no waiver of such obligation shall be implied in respect of any continuing or subsequent default. The Landlord’s receipt of Rent with knowledge of a breach shall not be deemed a waiver of any breach. 3.3 No Representation by the Landlord The Tenant expressly acknowledges and agrees that the Landlord has not made and is not making, and the Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement that may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. The Landlord makes no representation or warranty with respect to whether or not the Tenant’s use of the Premises is permitted by all Applicable Laws. 3.4 General Rules of Interpretation (a) Obligations as Covenants: Each obligation of the Landlord and the Tenant in this Lease shall be considered a covenant for all purposes. If the Tenant has failed to perform any of its obligations under this Lease, such obligations shall survive the expiration or other termination of this Lease. (b) Time: Time is of the essence of this Lease. (c) Number, Gender: The grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one Person and to individuals (male or female), partnerships, corporations, trusts or trustees will be assumed as though in each case fully expressed. (d) Liability of Tenant: If the Tenant consists of more than one Person, the covenants of the Tenant shall be joint and several covenants of each such Person. If the Tenant is a partnership and not a limited liability partnership, each Person who is presently a partner of the partnership and each Person who becomes a member of any successor partnership shall be and continue to be bound jointly and severally for the performance of and shall be and continue to be subject to all of the terms, obligations and conditions of this Lease, whether or not such Person ceases to be a member of such partnership or successor partnership and whether or not such partnership continues to exist. If the Tenant is a limited liability partnership, each Person who is presently a partner of the limited liability partnership and each Person who becomes a member of any successor limited liability partnership shall be and continue to be bound jointly and severally for the performance of and shall be and continue to be subject to all of the terms, obligations and conditions of this Lease, whether or not such Person ceases to be a member of such limited liability partnership or successor limited liability partnership and whether or not such limited liability partnership continues to exist, to the full extent permitted by Applicable Law. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 10 - (e) Governing Law: This Lease shall be governed by and construed under the Applicable Laws of the jurisdiction in which the Building is located and the parties attorn and submit to the jurisdiction of the courts of such jurisdiction. (f) Headings: The headings of the Articles and Sections are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease. (g) Landlord as Trustee: Any and all exculpatory provisions, releases and indemnities included in this Lease for the benefit of the Landlord are intended also to benefit the Mortgagees, any owner or lessor with an interest in the Building superior to the interest of the Landlord, any property managers of the Landlord and the officers, directors, shareholders, employees, agents of each one of them and, for the purposes of such provisions, the Landlord is acting as agent or trustee on behalf of and for the benefit of the Persons mentioned above. (h) Severability: Should any provision of this Lease be or become invalid, void, illegal or not enforceable, such provision shall be considered separate and severable from this Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included. (i) Acknowledgements: The Landlord and the Tenant agree that, notwithstanding any rule of law or equity, presumption, principle of construction, law or statutory enactment to the contrary: (i) in any controversy, dispute, contest, arbitration, mediation or legal proceeding of any kind including an action, lawsuit, motion, application, reference or appeal, regarding the interpretation, validity, or enforcement of this Lease or any of its provisions, there shall be no inference, presumption or conclusion drawn whatsoever against either the Landlord or the Tenant by virtue of that party having drafted this Lease or any portion thereof or by virtue of this Lease being drawn using the Landlord’s standard form; (ii) any deletion of language or wording from this Lease prior to execution by the Landlord and the Tenant shall not be construed to have any particular meaning or to raise any presumption, construction or implication including, without limitation, any implication that by the deletion of certain language or wording the Landlord and the Tenant intended to state the opposite of the deleted language or wording; and (iii) the selection or use of any bold, italicized, underlined or coloured print in this Lease shall not be construed to have any particular meaning or to raise any presumption, construction or implication; 3.5 Successors This Lease and everything herein contained shall extend to and bind the successors and assigns of the Landlord and the legal representatives, heirs, executors, administrators, successors and permitted assigns of the Tenant (as the case may be), except as may be specifically excepted herein. 3.6 Amendments This Lease shall not be modified or amended except by an instrument in writing of equal formality herewith and signed by the parties hereto or by their successors or permitted assigns. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 11 - ARTICLE 4 GRANT AND TERM 4.1 Term, Demise The Landlord hereby demises and leases the Premises to the Tenant for the Term (unless terminated earlier pursuant to this Lease), to have and to hold during the Term, subject to the terms and conditions of this Lease. The Landlord grants to the Tenant a non-exclusive and non-transferable licence throughout the Term to the benefit or use (as may be appropriate) of those Common Areas and Facilities which provide access to the Premises or which are generally made available to all tenants in the Building, in common with other tenants of the Building and with all others entitled thereto, subject to the terms and conditions of this Lease. The Building shall be open to the public during the Building Access Hours, except as otherwise provided in this Lease. However, except as otherwise provided in this Lease, the Tenant and its authorized employees shall be permitted to have access to the Premises, the Building, the stairwells and elevators within the Common Areas and Facilities and loading dock on a twenty-four (24) hours per day, seven (7) days per week, basis, subject to Applicable Laws and subject to compliance with the Landlord’s security requirements which may, without limitation, require the use of an electronic fob, access card or other similar device. For clarity, the Tenant is not to use any parts of the Common Areas and Facilities for the Tenant’s exclusive purpose including but not limited to food handling and storage. The Tenant to keep the Common Areas and Facilities as well as the hallway of the basement portion of the Tenant’s Premises free from debris, garbage and the Tenant’s belongings in compliance with the Fire & Safety Regulations. The Tenant to keep to the electrical panel(s) on the Tenant’s Premises easily accessible and unobstructed. 4.2 Acceptance The Tenant hereby leases and accepts the Premises from the Landlord and covenants to pay the Rent and to observe and perform all the covenants and obligations to be observed and performed by the Tenant pursuant to this Lease. The Tenant agrees that, except as may be specifically set out herein, the Premises are accepted on an “as is” basis, subject to the completion of the Landlord’s Work, and there is no promise, representation or undertaking binding upon the Landlord with respect to any alteration, remodeling or decoration of the Premises or with respect to the installation of equipment or fixtures in the Premises. 4.3 Quiet Enjoyment If the Tenant pays the Rent, fully performs all its obligations under this Lease and there is no existing Event of Default beyond any applicable notice and cure period, then the Tenant shall be entitled, subject to the provisions of this Lease (including, without limitation, the provisions of Section 18.5) and to Applicable Laws, to peaceful and quiet enjoyment of the Premises for the Term. ARTICLE 5 GENERAL RENTAL PROVISIONS 5.1 Net Lease The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord and that the Landlord shall not be responsible for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises or the Building during the Term, whether foreseen or unforeseen and whether or not within the contemplation of the parties at the commencement of the Term, except as shall be otherwise expressly provided in this Lease. 5.2 Covenant to Pay The Tenant shall pay Rent plus all applicable Rental Taxes thereon as herein provided which obligation shall survive the expiration or earlier termination of this Lease. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 12 - 5.3 Adjustment Due to Measurement The Landlord may, from time to time, at its option, cause the Rentable Area of the Premises or the Building to be measured by an Expert in accordance with the Measurement Standard and shall deliver a certificate of measurement to the Tenant, and, if necessary as a result of such measurement, the annual Minimum Rent and the calculation of Additional Rent shall be adjusted by the Landlord. The effective date of any such adjustment shall be: (a) in the case of any measurement made prior to or within six (6) months of the Commencement Date, the date the Tenant is allowed possession of the Premises under this Lease; and (b) in all other cases, the date of the determination of the measurement. Any such measurement by an Expert shall be final and binding on the Landlord and the Tenant, absent manifest error. Neither the Landlord nor the Tenant may claim any adjustment to the annual Minimum Rent or to the calculation of Additional Rent based on the Rentable Area of the Premises except in accordance with a measurement by an Expert made pursuant to this Section and, for greater certainty, neither the Landlord nor the Tenant may claim any adjustment to the annual Minimum Rent or to the calculation of Additional Rent based on such measurement for the period prior to the effective date of such adjustment as set out above. Notwithstanding the foregoing or anything to the contrary herein, (i) prior to the Commencement Date, the Landlord shall at its own expense, provide to the Tenant a certificate of measurement from an Expert verifying the Rentable Area of the Premises or from an area measurement company verifying the Rentable Area of the Premises, and (ii) the Rentable Area of the Premises shall not be re-measured during the Term. 5.4 Rent Payment (a) All Rent and other amounts required to be paid by the Tenant pursuant to this Lease shall be paid to the Landlord, or its payment recipient agent, when due, at the address provided for herein or otherwise directed by the Landlord without prior demand and without any deduction, abatement, set-off, compensation or claim whatsoever and the Tenant hereby waives the benefit of any statutory or other right in respect of abatement or set-off in its favour at the time hereof or at any future time. (b) Unless and until otherwise directed by the Landlord, the Tenant is hereby directed to make all Rent and other payments required under this Lease payable to the Landlord at the address provided herein. (c) All payments required to be made by the Tenant pursuant to this Lease, except for Rental Taxes, shall be deemed to be Rent and shall be payable and recoverable as Rent, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. (d) The Tenant shall pay to the Landlord all Rental Taxes applicable from time to time, calculated and payable in accordance with Applicable Laws and the Tenant shall pay such amount at the earlier of: (i) the time provided for by Applicable Laws; and (ii) the time such Rent is required to be paid under this Lease. The amount payable by the Tenant on account of Rental Taxes shall be deemed not to be Rent for the purpose of such calculation but in the event of a failure by the Tenant to pay any amount, the Landlord shall have the same rights and remedies as it has in the event of a failure by the Tenant to pay Rent. (e) If the Rent Commencement Date is other than the first day of a full period in respect of which any item of Rent is calculated, or the Expiry Date is other than the last day of a full DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 13 - period, then unless otherwise provided in this Lease, the amount of such item of Rent payable in respect of the broken period shall be prorated based on a three hundred and sixty-five (365) day year. 5.5 Rent Past Due If the Tenant fails to duly pay any Rent or any other amount payable by the Tenant under this Lease, such unpaid amounts shall bear interest at the Default Rate (payable as Additional Rent) from the due date thereof to the date of payment. 5.6 Method of Rent Payment (a) The Tenant undertakes to make its monthly payments of Rent as provided in the Lease, together with Rental Taxes and any other applicable taxes by way of electronic funds transfer (“EFT”) with all such payments due in the Landlord’s account on the due date thereof. Tenant shall execute all documents reasonably required in order to effect payment by way of EFT. (b) Intentionally Deleted . (c) Any invoice sent by the Landlord to the Tenant pursuant to the provisions of this Lease, other than monthly Rent payments, shall be paid for by way of EFT to the Landlord (and/or its banking institution). ARTICLE 6 MINIMUM RENT AND DEPOSITS 6.1 Minimum Rent Commencing on the Rent Commencement Date, the Tenant shall pay to the Landlord the Minimum Rent, subject to any adjustment pursuant to Section 5.3. The Minimum Rent shall be payable in equal, consecutive monthly instalments in advance on the first day of each calendar month during the Term. 6.2 Rent Deposit The Landlord acknowledges the receipt of a Rent Deposit in the amount of $156,823.33 plus Rental Taxes. The Rent Deposit amount shall be equal to the first monthly instalment of Minimum Rent and estimated Additional Rent and shall be adjusted accordingly (and the Tenant shall provide any additional funds required to increase the Rent Deposit forthwith) following any adjustment to Minimum Rent and Additional Rent amounts pursuant to Section 5.3. The Rent Deposit will be held by the Landlord without any interest accruing for the Tenant, which shall be applied to the Rent as it first becomes due. 6.3 Security Deposit The Landlord acknowledges the receipt of a Security Deposit in the amount of $353,126.67 plus Rental Taxes from the Tenant to be held by the Landlord without any interest accruing for the Tenant as security for the observance and performance of the Tenant’s obligations under this Lease, without prejudice to the Landlord’s other rights and remedies. The Security Deposit amount shall be equal to the last two monthly instalment of Minimum Rent and estimated Additional Rent during the Term and shall be adjusted accordingly (and the Tenant shall provide any additional funds required to increase the Security Deposit forthwith) following any adjustment to Minimum Rent and Additional Rent amounts pursuant to Section 5.3. If at any time any Rent or any Rental Taxes or other tax payable by the Tenant hereunder is overdue, the Landlord may, at its option, appropriate and apply all or any portion of the Security Deposit to the payment of such Rent, Rental Taxes or other tax. In addition, if the Tenant defaults in the observance or DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 14 - performance of any of the terms, covenants, conditions or provisions of this Lease, then the Landlord may, at its option, appropriate and apply all or any part of the Security Deposit on account of any losses or damages sustained by the Landlord as a result of such default. If all or any part of the Security Deposit is appropriated and applied by the Landlord, then the Tenant shall, within seven (7) Business Days after receipt of notice from the Landlord of any shortfall in the Security Deposit, remit to the Landlord a sufficient amount to restore the Security Deposit to the original sum deposited. If the Tenant complies with all the terms, covenants, conditions and provisions of this Lease and promptly pays all Rent and other amounts and remits all Rental Taxes and other tax as herein provided when due, and provided the Tenant is not then overholding, the Security Deposit shall be applied against the last monthly instalment of Rent payable by the Tenant under this Lease and the remaining portion shall be returned to the Tenant within 15 Business Days after the expiry of the Term, save and except any amounts owing under the Lease to the Landlord by the Tenant. The Landlord shall deliver a statement detailing any reconciliation of Rent together with the return of the Security Deposit. The Landlord may deliver the Security Deposit, or such portion thereof remaining on hand to the credit of the Tenant, to any purchaser, Mortgagee or assignee of the Landlord’s interest in the Premises or this Lease and thereupon the Landlord shall be and is hereby discharged from any further liability with respect to the Security Deposit. In the event of bankruptcy or similar proceedings involving the Tenant as debtor, the Security Deposit shall be applied first to the payment of Rent, Rental Taxes and other sums due to the Landlord under the terms of this Lease and will be deemed to have been applied no later than the day prior to the bankruptcy or the institution of similar proceedings. Nothing herein contained relieves the Tenant from making due payment to the Landlord of all Rent, Rental Taxes and other taxes payable under this Lease. 6.4 Minimum Rent Free Period Intentionally deleted. ARTICLE 7 REALTY TAXES AND OPERATING COSTS 7.1 Realty Taxes Payable by Landlord The Landlord shall pay all Realty Taxes, but it may defer such payments or compliance to the fullest extent permitted by law so long as it pursues in good faith any contest or appeal of any such Realty Taxes with reasonable diligence. 7.2 Realty Taxes Payable by Tenant (a) From and after the Rent Commencement Date, the Tenant shall pay as Additional Rent directly to the Landlord in each Fiscal Year the Tenant’s share of Realty Taxes as determined pursuant to this Section 7.2. (b) The Tenant’s share of Realty Taxes shall be the portion of the Realty Taxes that are attributable to the Premises, as determined by the Landlord, acting reasonably. Without limiting the foregoing: (i) the Landlord may, if it so elects, determine that the Tenant’s share of Realty Taxes attributable to the Premises shall be the Proportionate Share of the Realty Taxes; (ii) if there are separate assessments (or, in lieu of separate assessments, calculations made by authorities having jurisdiction from which separate assessments may, in the Landlord’s opinion, be readily determined) for the Premises for Realty Taxes, the Landlord may have regard thereto; DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 15 - (iii) nothing herein shall compel or require the Landlord to adjust, continue to adjust or to make the same determination or allocation of Realty Taxes from year to year or in any Fiscal Year; and (iv) for the purposes of determining the share of Realty Taxes payable by the Tenant pursuant to this Lease, Realty Taxes shall include such additional amounts as would have formed part of Realty Taxes had the Building been fully assessed during the whole of the relevant Fiscal Year as fully completed and fully occupied by tenants, with no special exemptions or reductions, and without taking into account any actual or potential reduction of Realty Taxes or change of assessment category or class for premises within the Building which are vacant or underutilized. (c) Intentionally deleted. (d) The Tenant shall promptly provide the Landlord with a copy of any separate tax bill or separate assessment notice that it receives for the Premises or any part thereof. If, as a result of changes in existing Applicable Laws, in any Fiscal Year the Tenant is prohibited by law from making payments of Realty Taxes directly to the Landlord, then it shall pay to the appropriate taxing authorities all Realty Taxes payable in respect of the Premises and promptly deliver to the Landlord receipts evidencing such payment. In such event, the Landlord and the Tenant will make an adjustment within thirty (30) days after the final tax bills are issued for such Fiscal Year and the Tenant will pay to the Landlord the amount by which the Tenant’s share of Realty Taxes for such Fiscal Year exceeds the amount of Realty Taxes actually paid by the Tenant or the Landlord will pay to the Tenant the amount by which the Realty Taxes actually paid exceed the Tenant’s share, as the case may be. 7.3 Business Taxes and Other Taxes of Tenant The Tenant shall promptly pay before delinquency to the taxing authorities or to the Landlord, if it so directs, as Additional Rent, any taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, federal or otherwise, separately levied, imposed or assessed against or in respect of the operations at, occupancy of, or conduct of business in or from the Premises by the Tenant or any other permitted occupant, including the Tenant’s Business Taxes. Whenever requested by the Landlord, the Tenant shall deliver to the Landlord copies of receipts for payment of all such taxes. 7.4 Assessment Appeals The Tenant shall be permitted, upon prior written notice to the Landlord, to appeal any governmental assessment or determination of the value of the Building, or any portion of the Building, if the assessment or determination affects the amount of Realty Taxes or other taxes, rates, duties, levies or assessments to be paid by the Tenant. 7.5 Operating Costs From and after the Rent Commencement Date, the Tenant shall pay its Proportionate Share of Operating Costs to the Landlord. Subject to the exclusions and deductions stipulated in Section 7.6, “Operating Costs” means the total, without duplication or profit, of the costs, expenses, fees, rentals, disbursements and outlays (in Sections 7.5, 7.6 and 7.7 referred to collectively as “costs”) of every kind, whether direct or indirect, paid, payable or incurred by or on behalf of the Landlord on an accrual basis (or on a cash basis to the extent that the Landlord determines is reasonable) in the ownership, maintenance, repair (including replacement of Building components), operation, administration, supervision and management of the Building, together with an administrative fee of fifteen percent (15%) (the “Administration Fee”) on all DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 16 - such costs except for the costs in Sections 7.5(i), 7.6 and 7.7, and without limiting the generality of the foregoing Operating Costs shall include: (a) costs of providing security, fire alarm and protection, supervision, traffic control, janitorial, landscaping, window cleaning, waste collection, disposal and recycling and snow removal and elevator services and the costs of machinery, supplies, tools, equipment and materials used in connection with the Building (including rental costs of such items); (b) reasonable costs of telecommunications and broadband services and facilities (including riser, rooftop, telephone room and wireless management), information technology, telecopier, stationery, office equipment, supplies, signs and directory boards and other services and materials required for management, maintenance and operation (whether on or off-site and whether incurred by the Landlord or a management company, provided such costs are specifically related to the Building only); (c) costs of providing electricity, fuel, heat, HVAC, water, telephone, gas, sewage disposal and other utilities and services (including all energy management and administration costs) and, if applicable, costs of replacing Building standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls (to the extent such item is charged separately to the Tenant pursuant to this Lease then the costs of any such item attributable to other leaseable premises shall be excluded); (d) costs of: (i) operating, maintaining, modifying and repairing the Building (including replacement of Building components), including without limitation such costs where incurred by the Landlord in order to comply with Applicable Laws or required by the Landlord's insurance carrier or resulting from normal wear and tear to the Building; (ii) providing, installing, modifying and upgrading energy and water conservation equipment and systems, life safety and emergency response systems, materials and procedures and telecommunication and broadband systems and equipment if any; (iii) making alterations, replacements or additions to the Building intended to reduce Operating Costs, utility consumption, and/or Greenhouse Gases emissions, improve the operation of the Building and the systems, facilities and equipment serving the Building, or maintain their operation; (iv) replacing machinery or equipment which by its nature requires periodic replacement; and (v) developing, and/or modifying and operating the Building to achieve the Environmental Objectives, including, without limitation, the costs of data collection, reporting, commissioning and re-commissioning the Building or any part of it; all to the extent that such costs are fully chargeable in the Fiscal Year in which they are incurred in accordance with sound accounting principles or practices as applied by the Landlord; (e) depreciation or amortization of the costs over the useful life of such repair, replacement, modification, upgrade alteration, addition, or installation referred to in Section 7.5(d) above as determined in accordance with accounting standards for private enterprises (ASPE) and DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 17 - interest on the undepreciated or unamortized balance of such costs, calculated monthly, at an annual rate equal to three percent (3%) above the Prime Rate in effect on the first day of each Fiscal Year; (f) amounts paid to, or reasonably attributable to the remuneration of, all personnel (whether on or off-site and whether employed by the Landlord or a management company) involved in the maintenance, repair, replacement, operation, administration, supervision and management of the Building, including, without limitation, fringe benefits, severance pay, termination payments and other employment costs; (g) reasonable auditing, accounting, legal and other professional and consulting fees and disbursements incurred in connection with the maintenance, repair, replacement, operation, administration, supervision and management of the Building, including those incurred in connection with the Environmental Objectives, those incurred with respect to the preparation of the statements required under the provisions of this Lease, and those incurred in administering, minimizing, contesting or appealing assessments of Realty Taxes (whether or not successful); (h) costs of all insurance which the Landlord is obligated or permitted to obtain under this Lease and the amounts of losses incurred or claims paid either below the insurance deductible amounts or as the co-insurance portion of an insured claim; (i) with respect to Realty Taxes: (i) that portion of Realty Taxes which is attributable to space in the Building which would otherwise be rentable if it were not utilized and reasonably needed by the Landlord in connection with the management, operation, maintenance, repair, insurance or supervision of the Building; (ii) that portion of Realty Taxes which is attributable to the Building, and/or the Common Areas and Facilities to the extent that such portion is separately assessed and not included as part of the assessed value of premises occupied or to be occupied by tenants (including the Tenant) of the Building (but only if and to the extent that such portion of Realty Taxes has not been taken into account by the Landlord in making any attribution or calculation for the purpose of determining the Tenant's share of Realty Taxes pursuant to Section 7.2); and (iii) any Realty Taxes not otherwise charged directly to the Tenant or to other tenants pursuant to clauses similar to Section 7.2; (j) Capital Tax, Carbon Tax and Carbon Offset Costs. The parties acknowledge and agree that Carbon Tax and Capital Taxes are not currently payable ; (k) the fair market rental value (having regard to rent being charged for similar space including additional rent for operating costs and realty taxes) of space used by the Landlord and/or its property manager, acting reasonably, in connection with the maintenance, repair, operation, administration and management of the Building and such fair market rental value of any building amenities (such as conference and daycare facilities provided primarily for tenants of the Building), together with the reasonable costs relating to such building amenities; (l) the costs of preparing a pandemic risk assessment and/or a Health Emergency plan, as well as actual costs in dealing with a Health Emergency; and DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 18 - (m) sales tax and excise or other taxes on goods and services provided by or on behalf of the Landlord in connection with the maintenance, repair, operation, administration or management of the Building less any input tax credits, refunds, rebates or other similar reduction of such taxes to the extent such input tax credits, refunds, rebates or other reductions may be claimed by the Landlord under the applicable federal, provincial or local legislation. 7.6 Limitations on Operating Costs In determining Operating Costs, the cost (if any) of the following shall be excluded or deducted, as the case may be, except to the extent specifically included pursuant to Section 7.5: (a) repairs and replacements to structural components that are required as a result of defective design or construction of such structural components; (b) interest on, and the capital retirement of debt, except as specifically provided in Section 7.5(e), and ground rent payable to the lessor under any ground or other lease pursuant to which the Landlord has an interest in the Building; (c) other than those expenses incurred in furtherance of the Environmental Objectives, expenses relating to decorating or redecorating or renovating rentable space for tenants or occupants of the Building and costs relating to tenant inducements, allowances or similar expenses; (d) all leasing expenses, real estate brokers’ fees, leasing commissions, advertising and space planners' fees; (e) repairs or maintenance done for the direct account of other tenants; (f) net recoveries by the Landlord in respect of warranties or guarantees and insurance claims to the extent (but only to the extent) that the repair costs in respect of the work covered by such warranties or guarantees or insurance claims have been charged as Operating Costs; (g) amounts recovered from TSPs and tenants as contributions to the cost of telecommunications and broadband related services (including riser, rooftop, telephone room and wireless management) to the extent (but only to the extent) that those costs have been included in Operating Costs; (h) the net recoveries from the operator, if any, of any underground parking garage forming part of the Building in respect of and to the extent (but only to the extent) of costs which have been charged as Operating Costs or, if there is no such operator, the net recoveries that the Landlord determines, acting reasonably, would normally be recovered from such an operator, such as the cost of sweeping and providing attendants and such operator's standard equipment; (i) net recoveries to the Landlord from the sale of Carbon Offset Credits to the extent (but only to the extent) that the costs attributable to the generation of such Carbon Offset Credits have been included in Operating Costs. (j) Additional Services costs incurred to benefit a specific tenant other than the Tenant; (k) Landlord’s charitable or political contributions; (l) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Building, but only to the extent that the costs of such services, exceed competitive DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 19 - costs for such services rendered by unaffiliated persons or entities with respect to comparable first class buildings in the immediate vicinity of the Building; (m) the costs of the purchase, ownership, leasing, repair and/or maintenance of any works of fine art (as distinguished from decorative items); (n) expenses resulting directly from the wilful misconduct of Landlord or its employees or costs incurred due to Landlord’s or any other tenant’s violation of a lease; (o) costs of improvements in connection with any major change in the Building not relating to its operation and management, such as, by way of example, adding or deleting floors; (p) interest, penalties or other costs arising out of the Landlord’s failure to make timely payment of its obligations under this Lease except where incurred by the Landlord in good faith and in accordance with sound industry practices; (q) any bad debt loss, rent loss, or reserves for bad debt or rent loss; (r) costs and expenses incurred to remediate, remove, and or abate any Hazardous Substances within the Rentable Areas of the Building that have not been caused by Tenant or those for whom Tenant is at law responsible; and (s) any management fee in addition to or in excess of the Administration Fee. 7.7 Payment of Realty Taxes and Operating Costs (a) Prior to the Rent Commencement Date and at or prior to the beginning of each Fiscal Year thereafter, the Landlord shall compute and deliver to the Tenant a bona fide estimate in respect of such Fiscal Year of the Tenant’s share of Realty Taxes, the Tenant’s Proportionate Share of Operating Costs and such other items of Additional Rent as the Landlord may estimate in advance and the Tenant shall pay to the Landlord in monthly installments one-twelfth of such estimate simultaneously with the Tenant’s payments of Minimum Rent. The Landlord may from time to time re-estimate any items of Additional Rent and may fix monthly instalments for the then remaining balance of the Fiscal Year so that such items will be entirely paid during such Fiscal Year. Notwithstanding the foregoing, as soon as bills for all or any portion of the Realty Taxes and Operating Costs are received, the Landlord may bill the Tenant for the Tenant’s share thereof and the Tenant shall pay the Landlord such amounts so billed (less all amounts previously paid by the Tenant on the basis of the Landlord’s estimate as aforesaid) as Additional Rent within thirty (30) days of receipt of an invoice. Provided that in the event that the Landlord does not provide a new estimate, notwithstanding that the Fiscal Year for which such previous estimate has been given to the Tenant has expired, the Tenant shall continue to pay its Proportionate Share, or other share thereof, based on the most recent estimate provided by the Landlord until such time as a new estimate is rendered by the Landlord therefor. The Additional Rent for 2021 is estimated at $23.00 per square foot. (b) Within one hundred and eighty (180) days after the end of each Fiscal Year, or any shorter as determined by the Landlord, acting reasonably, the Landlord shall deliver to the Tenant a written statement or statements (the “Statement”) setting out in reasonable detail the amount of Realty Taxes, Operating Costs and such other items of Additional Rent as the Landlord estimated in advance for such Fiscal Year. If the Tenant’s share of Realty Taxes, the Tenant’s Proportionate Share of Operating Costs and any other items of Additional Rent actually paid by the Tenant to the Landlord during such Fiscal Year differs from the DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 20 - amount of the Tenant’s share of Realty Taxes, the Tenant’s Proportionate Share of Operating Costs and other items of Additional Rent payable for such Fiscal Year, an adjustment shall be made between the parties in the following manner: (i) if the Tenant has paid in excess of the amounts due, the excess shall be credited against Rent then or in the future owing by the Tenant under this Lease; and (ii) if the amount the Tenant has paid is less than the amounts due, the Tenant shall pay such additional amounts due with the next monthly payment of Minimum Rent. Notwithstanding any questioning or review by the Tenant of amounts charged to the Tenant under this Lease, the Tenant shall promptly make all payments as charged, and the Tenant may not, in any circumstance and notwithstanding any provision of this Lease or at law to the contrary, withhold any payment, nor make any deduction or effect any compensation or set-off as pertains to Rent. Failure of the Landlord to render any Statement shall not prejudice the Landlord’s right to render such Statement thereafter or with respect to any other Fiscal Year, provided such Statement is not rendered more than two (2) years after the costs contained in such Statement occurred. The Landlord may render amended or corrected Statements. (c) The Tenant shall not retain any party (except an accountant or solicitor, both being duly licensed to practice by their respective professional or other governing bodies having jurisdiction in the province where the Building is located) to advise it in contesting any calculation of Additional Rent pursuant to such Statement and the Tenant (as well as its aforementioned accountant and solicitor) shall keep the Lease, the Additional Rent review documents and reports, and all related material and exchanges (whether written or verbal) strictly confidential with no disclosure to any other party.. Moreover, in no event shall the accountant or solicitor retained by the Tenant be compensated based on a percentage of recoveries or other contingency-based fee. (d) The Tenant shall not claim a re-adjustment in respect of Operating Costs or Realty Taxes or other items of Additional Rent estimated by the Landlord or the share payable by the Tenant on account thereof for any Fiscal Year except by Notice given to the Landlord within ninety (90) days after delivery of the relevant Statement, stating the particulars of the error in computation. (e) If the Tenant disputes the accuracy of any Statement within the period permitted under Section 7.7(d) above and the Landlord and the Tenant fail to settle the matter within a reasonable period, the matter shall be referred by the Landlord to an Expert for decision. The Tenant shall pay in accordance with the Statement until such decision is rendered. The Expert’s signed determination shall be final and binding on both the Landlord and the Tenant, absent manifest error. Any adjustment required to any previous payment made by the Tenant or the Landlord by reason of any such determination shall be made within fourteen (14) days thereof, and the party required to pay such adjustment shall bear all costs of the Expert, except that if the amount to be paid is five percent (5%) or less of the amount in dispute, the Tenant shall pay all such costs. 7.8 Adjustments of Operating Costs In computing Operating Costs: (a) if there is less than full occupancy of the Building during any period for which a computation is being made, the amount of those Operating Costs which vary as a consequence of the level of occupancy of the Building will be increased (as estimated by the Landlord) to reflect the additional costs that would have been incurred had full DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 21 - occupancy of the Building occurred during that period, provided that the foregoing shall not result in the amount the Tenant pays as its share of Operating Costs being greater than it would be if the Building was fully occupied. (b) where the Landlord determines, acting reasonably but in its sole discretion, that any item(s) of Operating Costs are provided only to or for the benefit of a portion of the Building, then the Landlord shall be entitled, but not obligated, to allocate the cost of those item(s) over such portion of the Building and adjust the Tenant’s Operating Costs payment based on such allocation; (c) if the Building is comprised of different categories of leaseable premises, the Landlord shall be entitled, but not obligated, to allocate Operating Costs among the various categories on the basis of such factors as the Landlord determines to be relevant and to adjust the Tenant’s Operating Costs payment based on such allocation; (d) if any facilities, services or utilities: (i) for the operation, administration, management, repair and maintenance of the Building are provided from another building or other buildings owned or operated by the Landlord or its manager; (ii) for the operation, administration, management, repair and maintenance of another building or other buildings owned or operated by the Landlord or its manager are provided from the Building; or (iii) are otherwise shared between the Building and another building or other buildings, the costs, charges and expenses of such items shall be allocated by the Landlord, between the Building and other building or buildings on a reasonable basis; and (e) if by reason of the conduct of business on the Premises outside of Business Hours or by reason of the particular use or occupancy of the Premises or any of the Common Areas and Facilities by the Tenant or its employees, agents or Persons having business with the Tenant, additional costs in the nature of Operating Costs are incurred by the Landlord, such excess costs may be charged to the Tenant as Additional Rent. 7.9 Reduction or Control of Operating Costs and Utility Consumption The Tenant shall comply with any reasonable practices or procedures that the Landlord, acting reasonably, may from time to time introduce to reduce or control Operating Costs and utility consumption, provided that such practices and procedures are in accordance with standards from time to time prevailing for similar buildings in the area in which the Building is located, and provided such procedures do not materially adversely affect Tenant’s operations. ARTICLE 8 HVAC, UTILITIES AND OTHER LANDLORD SERVICES 8.1 HVAC Supply (a) The Landlord shall provide HVAC in quantities and at temperatures required to maintain conditions within a reasonable temperature range for normal office use in the Premises during Business Hours. (b) Any rebalancing of the climate control system necessitated by the installation of partitions, equipment or fixtures by the Tenant or by any use of the Premises not in accordance with DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 22 - the design standards of such system shall be performed by the Landlord at the Tenant’s expense. The Landlord shall not be responsible for inadequate performance of the Building Systems if attributable to: (A) any arrangement of partitioning in the Premises or changes therein; (B) the failure to shade windows which are exposed to the sun; (C) the production by the Tenant of smoke, odours or contaminated air which the Building Systems are not designed to accommodate; (D) any use of electrical power by the Tenant which exceeds the standard of normal use as determined by the Landlord, acting reasonably; (E) any use of water by the Tenant which exceeds the normal use as determined by the Landlord, acting reasonably; (F) any material deterioration in air quality as a result of any furniture, equipment, materials or improvements located in the Premises or the management practices of the Tenant or any other occupant or Person on the Premises; or (G) the Tenant does not keep the HVAC vents or air returns free and clear of all obstructions. 8.2 Utilities (a) The Landlord will provide and permit the Tenant to use the electricity, domestic water, sewage disposal and other utility services serving the Building in such quantities as is reasonably required for the Tenant’s business operations. The Tenant shall not overload the capacity of any such service. The Tenant shall not bring onto the Premises any installations, appliances or business machines which are likely to consume significant amounts of electricity or other utilities or which require special venting without the prior written consent of the Landlord. The Tenant shall not engage any Person to provide any utility service to the Premises. (b) Separate and multiple water, electricity and natural gas (if applicable) meters or other measuring devices shall have been installed by the Landlord prior to the start of the Fixturing Period throughout the Premises or elsewhere to measure the Tenant’s consumption of each such utility and the Landlord may use an Expert to assist it in determining such consumption. All costs and charges for such utilities as so measured or determined shall be paid by the Tenant as part of Operating Costs to the Landlord in accordance with the terms of this Lease, except as provided in Section 8.2(c) below. (c) If electricity, propane, natural gas, water or any other utility is separately billed to the Premises or the Tenant, then the Tenant shall pay directly to the supplier all charges for such utilities and provide to the Landlord copies of all such electricity, propane, natural gas, water or other utility bills and evidence of payment thereof within ten (10) Business Days after request. 8.3 Special HVAC and Utilities and Excess Quantities (a) The Landlord shall have no obligation to provide the Tenant with HVAC or utility services of a type or in quantities that exceed normal use by tenants in the Building (as such normal use is determined by the Landlord), unless the Landlord determines, in its sole discretion, that the provision of such services: (a) is within the capacity of the Building Systems; (b) would not affect the operation, aesthetics or structure of the Building; (c) would not reduce the efficiency of the existing services supplied to other tenants or parts of the Building; and (d) is otherwise feasible. The Tenant will pay to the Landlord all costs, both non-recurring and recurring, of providing all such services. Such costs shall be determined by the Landlord in a reasonable manner, which may include installation, at the Tenant’s expense, of separate check meters or other measuring devices in the Premises or elsewhere to measure consumption of water, electricity, natural gas (if applicable) and any other utility and the Landlord may use an Expert to assist it in determining such consumption. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 23 - (b) Intentionally deleted. 8.4 Computer/Server Room Intentionally deleted. 8.5 Other Landlord Services (a) The Landlord shall provide janitorial services to the Premises in accordance with standards from time to time prevailing for similar office buildings in the area in which the Building is located, at the Tenant’s cost, such cost to be included within Operating Costs. The Tenant shall grant access necessary for the performance of the janitorial services and shall leave the Premises in a condition that facilitates the performance of such services. Other than as included in janitorial services, all curtains, carpets, rugs and drapes of any kind in the Premises shall be cleaned and maintained by the Tenant. The Tenant shall not engage any Person to provide cleaning or janitorial services to the Premises without the Landlord’s written consent, such consent not to be unreasonably withheld, conditioned or delayed. (b) If applicable, the Landlord shall provide elevator service during Business Hours and additional hours for use by the Tenant in common with others, except when prevented by maintenance or repairs. (c) If applicable, the Landlord shall provide necessary supplies in public washrooms sufficient for normal use by tenants in the Building. 8.6 Additional Services Provided by Landlord Wherever this Lease provides that the Tenant is to pay a cost or expense to the Landlord as an item of Additional Rent (except for Operating Costs or Realty Taxes), the Tenant shall pay, in addition to such cost or expense, the Landlord’s administration charge of fifteen percent (15%) of such cost or expense, which cost shall also be an item of Additional Rent. The Tenant shall pay to the Landlord the costs of all such services provided at the Tenant’s request or otherwise provided for herein and which are not included in Operating Costs (“Additional Services”) including, without limitation: [(a) the provision of HVAC and lighting, electricity, water, steam and/or chilled water and other utilities and services outside of Business Hours or of a special nature or in excess quantities]; (b) if applicable, replacement of non-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls; (c) operating freight elevators used or reserved for the sole benefit of the Tenant outside Business Hours and supervising the movement of furniture, equipment, freight and supplies for the Tenant; (d) construction of any Leasehold Improvements, and (e) repairs to the Premises or other work performed at the request of the Tenant. The costs of such Additional Services shall be paid by the Tenant within thirty (30) days of receipt of an invoice from the Landlord to that effect. Notwithstanding anything to the contrary in this Lease, the Landlord confirms that the existing HVAC, and all other Building Systems serving the Premises are, or will, be in good, clean working order and condition upon delivery of the Premises to the Tenant. 8.7 Signs and Premises Identification (a) Subject to Section 8.7(b) herein, the Tenant shall not install any signs, banners, lettering, identification or any promotional or other written materials (collectively, “signs”) in, on and/or about the Premises without the Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 24 - (b) Notwithstanding anything to the contrary herein, the Tenant shall have the right, at its expense, to affix one (1) exterior sign at the top of the Building and one (1) exterior sign at the street main entrance, both as shown in Schedule “B-1” (the “Permitted Exterior Signage”), containing the name or trade name of the Tenant. Subject to Landlord’s approval, acting reasonably, the Tenant shall have the right to move the Permitted Exterior Signage to locations other than those set out in the renderings contained in Schedule “B- 1” and subject to obtaining such approval by the Landlord, the Tenant shall not be limited to the Permitted Exterior Signage placement as shown in such renderings. If the Permitted Exterior Signage has already been installed at such time such signage is moved, the Tenant shall promptly repair any damages caused by the removal of the Permitted Exterior Signage and return the area on the Building where the Permitted Exterior Signage was located to its original condition, reasonable wear and tear excepted. Initial size, design and location of the Tenant’s signage and any changes thereof are subject to the Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed. (c) There shall be no rent payable by the Tenant for the Permitted Exterior Signage throughout the Term. (d) The Landlord shall, at its expense, supply and install: (a) on the entrance door of the Premises or on the wall adjacent to the entrance to the Premises, a sign bearing the name of the Tenant; and (b) identification in any directional signage in the Building (including the main lobby directory, and the floor directory (if any) on which the Premises are located) in accordance with the Landlord’s uniform scheme for such directory board, however, the cost for any changes made thereafter shall be at the Tenant’s expense. (e) The Landlord agrees that the Tenant shall have the exclusive right to exterior signage above the existing proposed signage band which sits between the 1st and 2nd floors of the Building, and the Landlord shall not place any other exterior signage of any other tenant in the Building on the exterior of the Building above the signage band on the Building. (f) All of the Tenant’s signs (including the Permitted Exterior Signage) shall be professionally prepared, comply with the Landlord’s sign criteria for the Building and Applicable Laws, and the issuance of permits requested by the Tenant, copies of which will be provided to the Landlord before the installation of any such signs. (g) The Tenant shall be responsible for all costs associated with its signs (including the Permitted Exterior Signage), including design, permitting, installation, maintenance, removal and restoration thereof. For clarity, notwithstanding any other provision of this Lease, upon the expiry or earlier termination of the Term, the Tenant shall be required to remove all its signs (including Permitted Exterior Signage) and repair any damage to the Building caused by the installation or removal thereof, reasonable wear and tear excepted. 8.8 Telecommunications (a) The Landlord shall incur no expense or liability whatsoever with respect to any aspect of the provision of telecommunication services, including, without limitation, the cost of installation, service, materials, repairs, maintenance, interruption or loss of telecommunication service. (b) The Landlord’s designated base building telecommunications service provider is Rogers. If the Tenant decides to utilize a telecommunication service provider (a “TSP”) other than Rogers, the Tenant shall obtain the Landlord's prior written consent, and the following shall apply: DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 25 - (i) if the TSP is required to provide or install facilities in the Building in order to enable it to provide service to the Tenant, the Landlord must first determine that there is sufficient space in, or on the Building for the installation of the TSP's facilities and that the TSP is acceptable to the Landlord; (ii) if the TSP intends to install, or has installed or purchased facilities situated in the Building for the purpose of providing telecommunication services to tenants in the Building, the Landlord may require the TSP to execute and deliver the Landlord's standard form of TSP licence agreement; (iii) the Tenant shall be responsible for all costs incurred by the Landlord in enabling usage by the Tenant of its choice of TSP not otherwise paid by such TSP; and (iv) the Tenant shall be responsible for the removal of all cabling and wiring serving the Premises by such TSP (other than Rogers) at the expiry of the Term, if required by the Landlord. (c) The Landlord may deem it desirable to provide a central telecommunications cable distribution system (“CDS”) in the Building for use by TSPs and tenants. If the Landlord provides a CDS, the Tenant's TSP or the Tenant, as the case may be, may be required by the Landlord to use the CDS for its telecommunication cabling needs on terms and conditions to be set by the Landlord. These terms and conditions will include obligations for the TSP, or the Tenant, as the case may be, to pay costs and to contribute to Operating Costs associated with the CDS and a complete release of the Landlord and indemnity from the TSP or the Tenant, as the case may be, in respect of the use of the CDS. The Landlord acknowledges that a CDS does not currently exist in the Building as of the date of this Lease. (d) If the Tenant's approved TSP does not have a point of connection in the Premises, the Tenant may be required to install its own cable and facilities or to purchase cable and facilities from the Landlord for installation in the communication pathways and risers of the Building for connection to the Tenant's TSP's facilities in the main terminal room, at the main distribution frame or at other points of connection designated by the Landlord. In such case: (i) the Tenant may be required to pay all costs incurred by the Landlord; (ii) the Tenant may be required to remove such cable and facilities and restore any damage caused by the removal at the Landlord's option, or to pay the cost of removal and restoration at the end of the service term of that TSP; (iii) the Tenant may be required to contribute to the costs of riser management incurred by the Landlord; and (iv) the Tenant may be required to abide by any policies, directions or requirements of any riser manager retained by the Landlord and to pay, in addition, any direct costs invoiced to the Tenant by such riser manager in respect of plan review charges, inspection charges and other services provided by such riser manager to the Tenant. (e) If required by the Landlord, the Tenant shall change its TSP if the licence agreement referred to above in Section 8.8(b) is terminated or expires and is not renewed. The Tenant acknowledges that the Landlord has no obligation to ensure continuation of services by the Tenant's TSP or any other TSP in the Building. (f) The Landlord may require, upon thirty (30) days prior written Notice, that the Tenant relocate all or any portion of the cables or facilities installed by it or its TSP. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 26 - ARTICLE 9 OPERATION, CONTROL AND MAINTENANCE BY LANDLORD 9.1 Operation of the Building by Landlord The Landlord shall operate the Building in accordance with all Applicable Laws and with standards from time to time prevailing for similar office buildings in the area in which the Building is located, subject, however, to the limitations occasioned by the design and age of the Building and the capacity of the Building Systems, and the provisions of this Lease. The Landlord’s costs of compliance with this Section 9.1 shall be included in Operating Costs, to the extent provided therein. 9.2 Control of the Building by Landlord The Landlord has at all times exclusive control of the Building and its management and operation, but not so as to deny the Tenant access to the Premises except in an emergency. Without limiting the generality of the foregoing, at any time and from time to time, the Landlord may: (a) make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Building (including the Premises) where necessary to serve the Premises or other parts of the Building; (b) make changes or additions to any part of the Building not in or forming part of the Premises including, without limitation, dedicating or conveying portions of the Lands, granting easements, rights-of-way, restrictive covenants or other interests in the Lands and constructing additional improvements in or adjoining the Lands; (c) amend the Tenant’s right of use of any of the Common Areas and Facilities, change the location and size of any of the Common Areas and Facilities or use parts of the Common Areas and Facilities for promotional or other activities, provided the Tenant maintains reasonable access to the Premises subject to and in accordance with the terms of this Lease; (d) retain contractors and employ all personnel, including supervisory personnel and managers, that the Landlord considers necessary for the effective maintenance, repair, operation, management and control of the Building; and (e) do and perform such other acts in and to the Building or any of its component parts as the Landlord considers reasonable for the proper and efficient maintenance, repair, operation, management and control of the Building, provided that in the course of the Landlord’s exercise of its rights hereunder, the Landlord shall be deemed not to have re-entered the Premises nor to have breached any obligation of this Lease. If, as a result of the exercise by the Landlord of such rights, the Common Areas and Facilities are diminished or altered in any manner whatsoever, the Landlord is not subject to any liability, nor is the Tenant entitled to any compensation or diminution or abatement of Rent, nor is any alteration or diminution of the Common Areas and Facilities deemed constructive or actual eviction or a breach of any covenant for quiet enjoyment contained in this Lease. In undertaking all such work, the Landlord shall use reasonable commercial efforts to minimize the disruption to the Tenant and shall attempt to schedule such work during non-Business Hours. If any such proposed work will materially and adversely affect the Tenant’s business conducted from the Premises, the Landlord shall first provide reasonable details of the proposed work to the Tenant except in an emergency. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 27 - 9.3 Name of Building The Landlord may from time to time designate a name or other identification for the Building. The Neither party shall be responsible for any costs incurred by the other party as a result of any changes in the name or identification (such as changes to its stationery and other material). The Tenant shall have no rights in any such names or identification. 9.4 Maintenance and Repairs by Landlord The Landlord shall keep or cause to be kept the following in good repair to the standards from time to time prevailing for similar office buildings in the area in which the Building is located subject, however, to the limitations occasioned by the design and age of the Building and the capacity of the Building Systems and to reasonable wear and tear not inconsistent with such standard (the “Repair Standard”): (a) the footings, foundations, structural columns and beams, structural subfloors, bearing walls, exterior walls, windows and roofs of the Building; (b) the Building Systems; and (c) the Common Areas and Facilities, provided that: (d) if all or part of the Building Systems require repair, replacement, maintenance or inspections in order to comply with the Repair Standard, the Landlord shall have a reasonable time in which to complete such work, and during such time shall only be required to maintain such services as are reasonably possible in the circumstances; (e) no reduction or discontinuance of such services or loss of use of the Premises shall be construed as an eviction of the Tenant or (except as specifically provided in this Lease) release the Tenant from any obligation under this Lease; and (f) the Repair Standard may be suspended from time to time due to a Health Emergency or Unavoidable Delay. 9.5 Access By Landlord (a) The Landlord and its agents have the right to enter the Premises on two (2) Business Days prior Notice (except in the case of emergencies where no such notice or required time shall be applicable) to examine the same and to make such repairs, alterations, changes, adjustments, improvements or additions to the Premises or the Building or any part thereof or any adjacent property as the Landlord considers necessary or desirable, or for any other purpose necessary to enable the Landlord to perform its obligations or exercise its rights under this Lease, without this constituting a re-entry or breach of any covenant for quiet enjoyment contained in this Lease or implied by law. The Rent shall not abate or be reduced while any such repairs, alterations, changes, adjustments, improvements or additions are being made due to loss or interruption of business of the Tenant, inconvenience or otherwise, and the Landlord shall not be liable to the Tenant for any injury or death caused to any Person or for any loss or damage to the property of the Tenant or of others located on the Premises as a result of such entry. (b) The Landlord and its agents have the right to enter the Premises on two (2) Business Days prior Notice, to show the Premises to prospective purchasers, insurers, prospective insurers, Mortgagees or prospective Mortgagees. During the twelve (12) months prior to the DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 28 - expiration of the Term the Landlord may show the Premises to prospective tenants and may place upon the Premises the usual “For Rent” notices. The Tenant shall permit all such notices to remain thereon without molestation or complaint. (c) If the Tenant is not personally present to open and permit an entry into the Premises by the Landlord in accordance with the provisions hereof, the Landlord or its agents may enter the same using reasonable force in the circumstances without rendering the Landlord or such agents liable therefor and without in any manner affecting the obligations and covenants of this Lease. The Tenant agrees that no entry into the Premises or anything done in, to or for the Premises by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment or (except where expressed by the Landlord in writing) shall constitute a re-entry or forfeiture or an actual or constructive eviction, and the Landlord shall not be liable to the Tenant for any injury or death to any Person or for any loss or damage to any property of the Tenant or of others as a result of any such entry or thing done. 9.6 Relocation Intentionally deleted. 9.7 Demolition Intentionally deleted. 9.8 Health Emergency If a Health Emergency exists, the Landlord may amend, supplement or otherwise enforce any existing Health Emergency rules or regulations in existence, may impose additional rules and regulations, and may impose restrictions to mitigate or minimize the effects of the Health Emergency. Without limiting the generality of the foregoing: (a) during a Health Emergency, the Landlord shall be entitled to restrict or limit access to the Building to employees of the Tenant only, and/or to prohibit entry by visitors or invitees for a reasonable period of time during such event; (b) the Landlord shall have the right during a Health Emergency to require the Tenant to decontaminate all or any part of the Premises, failing which the Landlord shall be entitled to enter the Premises and do so at the Tenant’s expense. Any steps that the Landlord may choose to take are in its sole and unfettered discretion and nothing herein shall obligate the Landlord to effect any such decontamination; and (c) the Landlord shall be entitled during a Health Emergency to close all or any part of the Building if it determines that it is not safe to continue to operate the Building or certain parts of the Building. Notwithstanding the aforesaid or anything to the contrary herein, if any governmental authority offers economic relief to tenants and businesses during, or as a result of, a Health Emergency (“Relief Programs”), and the Relief Programs require Landlord participation in any application that may be required in order for Tenant to obtain benefits of the Relief Programs, then the Landlord shall participate by any means as may be required by the Tenant and/or the applicable governmental authority for the Tenant to access economic relief from the Relief Programs. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 29 - ARTICLE 10 MAINTENANCE AND ALTERATIONS BY TENANT 10.1 Maintenance and Repair by Tenant (a) The Tenant shall at its sole cost, and with due diligence and dispatch, manage, maintain, operate and repair the Premises and all Leasehold Improvements, and all facilities and equipment exclusively serving the Premises (no matter where such facilities and equipment may be located), in good order and condition to the standards from time to time prevailing for similar office buildings in the area in which the Building is located subject to reasonable wear and tear not inconsistent with such standard and with the exception only of those repairs which are the obligation of the Landlord under this Lease, and subject to Section 10.2 and Article 15. Supplementary HVAC units installed by or on behalf of the Tenant to exclusively service the Premises shall be the sole cost and responsibility of the Tenant to maintain, operate, repair and replace. The Landlord shall have the right to request and the Tenant shall deliver within ten (10) Business Days upon receipt of such request evidence of maintenance of any such supplementary HVAC units installed on or behalf of the Tenant. (b) The Tenant shall not allow any undue accumulation of any debris, garbage, trash or refuse in the Premises and shall remove same from the Building on a timely basis at its expense. The Tenant acknowledges that there may be no onsite garbage storage or collection facilities for the Building. (c) The Tenant shall engage at its expense a pest extermination contractor for the Premises to maintain satisfactory pest control. 10.2 Alterations by Tenant The Tenant may from time to time at its own expense install Leasehold Improvements, and repair, alter and replace existing Leasehold Improvements (such installation, repairs, replacements and alterations and any repairs by the Tenant of the Premises being referred to herein as “Alterations”) provided that: (a) all Alterations shall require the prior review and written approval of the Landlord, such approval not to be unreasonably withheld, conditioned or delayed; (b) the Tenant shall furnish the Landlord with two complete sets of professionally prepared working drawings (which shall include any architectural, structural, electrical, mechanical, computer system wiring and telecommunication plans) of the proposed Alterations. The Landlord’s approval of any such proposed Alterations will not be unreasonably withheld and the Landlord agrees to provide its response to any such request for approval within five (5) Business Days of receipt of said plans and specifications. If the Tenant uses other consultants other than the Landlord’s consultants for the preparation of the Tenant’s working drawings, then the Landlord may elect to retain architects, environmental consultants and engineers to review such working drawings for the purpose of approving the proposed Alterations (it being understood that notwithstanding such approval, the Landlord shall have no responsibility with respect to the adequacy of such working drawings). The Tenant shall pay to the Landlord, on demand, the reasonable costs of the examination of such drawings by either the Landlord or an outside consultant, plus an administration fee equal to (i) one and one-half percent (1.5%) of such costs in respect of any Alterations made prior to the Commencement Date; and (ii) fifteen percent (15%) of such costs in respect of any Alterations made on or after the Commencement Date. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 30 - (c) the Alterations shall be subject to the reasonable regulations, supervision, control and inspection by the Landlord and, in addition to any other payment contained in this Article 9, the Tenant shall pay to the Landlord, on demand, the reasonable costs and expenses of the Landlord in connection with the foregoing, to the extent not otherwise included in Operating Costs, which costs and expenses shall not exceed: (i) one and one-half percent (1.5%) of the total construction cost of the Alterations in respect of any Alterations made prior to the Commencement Date; and (ii) fifteen percent (15%) of the total construction cost of the Alterations in respect of any Alterations made on or after the Commencement Date; (d) the Tenant shall provide, prior to the commencement of Alterations, evidence of required workers’ compensation coverage and proof of owner and contractors protective liability insurance coverage, with the Landlord, any property manager and any Mortgagee as required by the Landlord, named as additional insureds, in amounts, with insurers, and in a form reasonably satisfactory to the Landlord, which shall remain in effect during the entire period in which the Alterations will be carried out. (e) upon Landlord’s request, the Tenant will deliver a list identifying every contractor and subcontractor, accompanied by an up-to-date valid clearance certificate for each of them issued by the appropriate workers’ compensation, safety and insurance authority and the Landlord shall have approved, prior to commencement of the Alterations, such contractors and subcontractors and their respective labour affiliations. The Tenant will not use any contractor or permit the use of any sub-contractor that is not identified on the list. Prior to the commencement of any Alterations, the Tenant will provide an undertaking to the Landlord to deliver the documentation described in Section 10.2(m) below from the applicable contractor(s) and subcontractor(s). (f) if any proposed Alterations could affect the structure or the exterior walls or the Building Systems, the Landlord may require that any such Alterations be performed by either the Landlord or its contractors in which case the Tenant shall pay the Landlord’s cost plus an administration fee of fifteen percent (15%); (g) the Tenant shall have provided to the Landlord a copy of the contract for the Alterations and evidence satisfactory to the Landlord as to the existence of all necessary permits; (h) the Tenant shall perform the Alterations or cause the Alterations to be performed: (i) in accordance with any construction methods and procedures manual for the Building; (ii) in accordance with the plans and specifications submitted to and approved by the Landlord; (iii) in accordance with any conditions, regulations, procedures or rules imposed by the Landlord; (iv) in compliance with all Applicable Laws; and (v) in a good and workmanlike and expeditious manner; (i) the Tenant specifically undertakes not to paint, coat, cover or deface in any way the exposed brick or wood surfaces in the Premises, including the hardwood floors located therein. If the Tenant elects to apply carpet to the floors in the Premises it shall obtain the written consent of the Landlord, not to be unreasonably withheld or delayed and shall specify the application process to be employed. The Tenant shall be responsible for removing the carpet and fully restoring the hardwood floor at the end of the Term or earlier termination thereof, at its sole cost and expense; (j) the Tenant shall ensure that all cabling installed in the Building in connection with Tenant’s business in or use of the Premises is appropriately labelled. For greater certainty, installation of flammable cabling shall be strictly prohibited; DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 31 - (k) the Landlord may inspect construction as it proceeds; (l) upon substantial completion of the Alterations, the Tenant shall provide the Landlord with a complete set of “as built” CAD drawings for the Alterations, and a satisfactory air balancing report; (m) within five (5) Business Days following the date on which the contract under which the Alterations have been performed (the “Alterations Contract”) is (or is deemed to be) completed, abandoned or terminated within the meaning given to those terms under the Construction Act (Ontario) (the “Construction Act”), the Tenant shall deliver to the Landlord: (i) a statutory declaration of an officer of the contractor that has performed the Alterations that the Alterations Contract has been so completed, abandoned or terminated, and (ii) one of: (A) if applicable, a certificate of substantial performance of the Alterations Contract in the form prescribed in the Construction Act, together with evidence of the date of publication of such certificate as provided by the Construction Act; (B) declarations of last supply in the form described in the Construction Act, if applicable, given by officers of all the subcontractors employed by the contractor in the performance of the Alterations; or (C) if applicable, a certificate of completion in the form prescribed in the Construction Act in respect of the subcontract of each subcontractor employed by the contractor that has performed the Alterations, together with evidence of delivery of a copy of such certificates of completion to each respective subcontractor. (n) if the Tenant fails to observe any of the requirements of this Section 10.2, the Landlord may require that construction stop until such time as the failure is remedied by the Tenant, and Tenant shall thereafter cease all construction activities and use its commercially reasonable efforts to remedy such failure within an appropriate period of time from receipt of notice of its failure; and (o) The Tenant shall comply with Schedule “F” in respect of all proposed Tenant Alterations. The Tenant acknowledges, agrees and accepts that any review or approval by the Landlord of the Tenant’s repairs or of any plans and/or specifications with respect thereto in the Premises or any review or approval of any work performed in connection therewith is solely for the Landlord’s benefit, and without any representation or warranty whatsoever to the Tenant with respect to the adequacy, compliance, correctness or efficiency thereof or otherwise all of which are the Tenant’s sole responsibility. Notwithstanding anything to the contrary herein, the Tenant shall be permitted to carry out cosmetic non- structural alterations to the Premises without the Landlord's consent, provide such alterations do not exceed $50,000.00 per occurrence, and do not affect the Building Systems or require a building permit. At the expiration or earlier termination of the Term (as may be extended) all of the Tenant's trade fixtures and equipment, furniture and chattels may be removed by the Tenant (but the Tenant shall remove its trade fixtures and equipment, furniture and chattels if the Landlord requests the Tenant to remove same) from the Premises, and the Tenant shall repair any damage caused as a result thereof, reasonable wear and tear excepted. 10.3 Removal of Improvements and Fixtures All Leasehold Improvements shall immediately upon their placement become the Landlord’s property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements or trade fixtures shall be removed from the Premises by the Tenant either during or at the expiry or earlier termination of the Term except that the Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 32 - Notwithstanding anything to the contrary in this Lease, the Tenant shall not be responsible for the removal of any Leasehold Improvements, including without limitation any cabling and wiring, provided such Leasehold Improvements were approved by the Landlord prior to installation, and the Tenant shall not have any obligation to the restore the Premises and shall vacate the Premises in clean and broom swept condition. Notwithstanding the aforesaid, the Landlord may, acting reasonably, require the restoration of any Non- Standard Leasehold Improvements existing within the Premises at the expiry or earlier termination of the Term. For the purposes of this paragraph, “Non-Standard Leasehold Improvements” shall include but shall not be limited to the following; non-standard ceiling treatments, non-standard flooring treatments including raised flooring, and additional HVAC services. The Tenant shall at its own expense repair any damage caused to the Building by the Leasehold Improvements, or trade fixtures and/or such installation, removal and restoration. If the Tenant does not remove its trade fixtures (including, without limitation, all telecommunication wiring, cables and related devices) prior to the expiry or earlier termination of the Term, such trade fixtures shall, at the option of the Landlord, be deemed abandoned and become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable, and the Tenant shall pay to the Landlord on demand all costs incurred by the Landlord in connection therewith, plus an administration fee of fifteen percent (15%) of the costs 10.4 Liens The Tenant shall pay before delinquency for all materials supplied and work done in respect of the Premises so as to ensure that no lien or claim of lien is registered against any portion of the Lands in respect of materials supplied to or work done for the Tenant in respect of the Premises or against the Landlord’s or Tenant’s interest in the Lands. If a lien or claim of lien is registered or filed, the Tenant shall discharge or vacate it at its expense within five (5) Business Days after Notice from the Landlord (or sooner if such lien or claim is delaying a financing or sale of all or any part of the Lands), failing which the Landlord may at its option, as Additional Services, discharge the lien or claim of lien by paying the amount claimed to be due into court and the amount so paid and all expenses of the Landlord including reasonable legal fees (on a substantial indemnity basis, solicitor and its own client costs or other terminology as may be determined by the courts from time to time) shall be paid by the Tenant to the Landlord. The Tenant shall not mortgage, charge, grant a security interest in or otherwise encumber any Leasehold Improvements. 10.5 Notice by Tenant The Tenant shall promptly notify the Landlord of any accident, defect, damage or deficiency which occurs or exists in any part of the Premises, the Building Systems within the Premises or the Common Areas and Facilities and which comes to the attention of the Tenant. 10.6 Repair Where Tenant at Fault Notwithstanding any other provisions of this Lease, if any part of the Building or Building Systems is damaged or destroyed or requires repair, replacement or alteration as a result of the act or omission of the Tenant, its employees, agents, contractors, invitees, licensees or other Person for whom it is in law responsible, the resulting repairs or alterations shall constitute Additional Services and the cost thereof, together with an administration charge of fifteen percent (15%) of such cost, shall be paid by the Tenant to the Landlord, as Additional Rent. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 33 - ARTICLE 11 USE OF PREMISES 11.1 Permitted Use The Tenant shall use the whole of the Premises only for the purpose of carrying on the Tenant’s business including for the purpose of general offices and uses which are ancillary to the Tenant’s business, provided same are permitted by law (the “Permitted Use”), which the Tenant shall operate in a reputable manner befitting the reputation and image of the Building, and for no other purpose. The Tenant shall not use the Premises, or any part thereof, in a manner which does or could result in excessive demands being placed on the Building Systems or other Common Areas and Facilities. 11.2 Continuous Operation Intentionally deleted. 11.3 Compliance with Laws The Tenant shall use and occupy and shall cause the Premises to be used and occupied in compliance with all Applicable Laws and in a safe, careful and proper manner. It is the Tenant’s responsibility to ensure that its use from time to time is permitted by all Applicable Laws, and the Landlord makes no representation or warranty to the Tenant in this regard, the Tenant hereby acknowledging that it has satisfied itself that such use is permitted. At the Landlord’s request the Tenant shall comply with any directive, policy or request of any governmental or quasi-governmental authority or any other reasonable request of the Landlord, in respect of any energy conservation, water conservation, waste management, health, safety, security or other matter relating to the operation of the Building (provided that in the case of any such other request of the Landlord which is not pursuant to a directive, policy or request of a governmental or quasi-governmental authority shall be in accordance with reasonable standards from time to time prevailing for similar buildings in the area in which the Building is located). If due to the Tenant’s use or occupancy of the Premises, improvements or changes are necessary to comply with any Applicable Laws or with any such directive, policy or request or with the requirements of insurance carriers, the Landlord may at its option either do the necessary work, at the expense of the Tenant as Additional Services, or forthwith give Notice to the Tenant to do such work within the requisite period of time and the Tenant shall then do such work within the requisite period of time. The Tenant shall pay to the Landlord the costs of any such work done by the Landlord, together with an administrative charge of fifteen percent (15%). 11.4 Nuisance, Interference, Waste, Overloading (a) The Tenant shall not bring into the Premises any Hazardous Substance or other contaminant without the written consent of the Landlord, which may be arbitrarily withheld. Notwithstanding the foregoing to the contrary, the Tenant shall be entitled to use Hazardous Substances in quantities, and for purposes, that are typical in a general office, provided that same are used, handled, stored, transported and disposed of in strict compliance with all Environmental Laws. (b) The Tenant shall not cause or allow any act or thing which constitutes waste, damage or any nuisance or other act or thing which, in the Landlord’s reasonable opinion, is dangerous or offensive to, or which constitutes a health hazard to, or which disturbs the quiet enjoyment of the Landlord or other tenants or occupants of the Building, or which interferes with the operation of any Building Systems or with the computer equipment, telecommunication equipment or other technological equipment of the Landlord, any service providers or other occupants of the Building. The Tenant shall keep the Premises free of debris and other items that might attract rodents or vermin and free of anything of DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 34 - a dangerous, noxious or offensive nature or which could create a fire, environmental, health or other hazard (including any electromagnetic fields or other forms of radiation) or undue vibration, heat or noise. The Tenant shall not cause or allow any overloading of the floors of the Building or the bringing into any part of the Building, including the Premises, of any articles or fixtures that by reason of their weight, use, energy consumption, water consumption or size might damage or endanger the structure or any of the Building Systems. The Tenant shall use and maintain all equipment and services reasonably necessary to ensure: (a) that other tenants or occupants of the Building do not suffer any pests, noise, smoke, and/or odour from the Premises; and (b) minimal transmission of electromagnetic radiation from the Premises in respect of any particular equipment located within the Premises or elsewhere within, upon or beside the Building but used solely by the Tenant including, without limitation, any rooftop antenna(e). 11.5 Rules and Regulations The Tenant shall comply and use reasonable commercial efforts to cause every Person over whom it has control to comply with the Rules and Regulations. The Landlord shall have the right from time to time to make reasonable amendments, deletions and additions to such Rules and Regulations, provided it delivers Notice of such amendments, deletions and additions to the Tenant. If the Rules and Regulations conflict with any other provisions of this Lease, the other provisions of this Lease shall govern. The Landlord shall not be obligated to enforce the Rules and Regulations and shall not be responsible to the Tenant for failure of any Person to comply with the Rules and Regulations. The Rules and Regulations may differentiate between different types of tenants, different parts of the Building or otherwise. The Landlord agrees that it will not enforce the Rules and Regulations in a manner that is discriminatory to the Tenant. 11.6 Surrender of Premises At the expiration or earlier termination of this Lease the Tenant shall, at its expense: (a) peaceably surrender and yield up vacant possession of the Premises to the Landlord in a clean, broom-swept and tidy state, and (except where this Lease is terminated as a consequence of Damage to the Premises in accordance with Article 15) in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term; (b) surrender all keys for the Premises; (c) comply with the provisions of Section 10.3 hereof, and (d) in the event that the Tenant has filed or registered against title of the Building lands or any part thereof a caveat, notice, caution or other document or instrument giving notice of this Lease, promptly cause the same to be discharged. ARTICLE 12 INSURANCE AND INDEMNITY 12.1 Tenant’s Insurance The Tenant shall effect and maintain during the Term at its sole cost and expense: (a) “all risks” insurance, (including flood, earthquake and sewer back-up) upon all property owned by the Tenant or by others and for which property the Tenant is responsible located in the Building including equipment, furniture, fixtures and Leasehold Improvements in amounts sufficient to fully cover, on a replacement cost basis without deduction for depreciation; (b) comprehensive form boiler and machinery insurance or equipment breakdown insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements and all property in the Premises not owned by the Landlord; DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 35 - (c) “all risks” insurance and commercial general liability insurance on an occurrence basis against claims for bodily injury, personal injury, economic loss, property damage and environmental damage including soil and groundwater contamination arising from occurrences in or about the Building or arising from or in any way relating to the Tenant’s use or occupancy of the Premises or the Building, contractual liability (including coverage of the indemnities provided for in this Lease), non-owned automobile liability and owner and contractors’ protective liability, in amounts which are from time to time acceptable to a prudent tenant in the community in which the Building is located (as determined by the Landlord), but not less than Ten Million Dollars ($10,000,000.00) in respect of each occurrence; (d) Tenant’s legal liability insurance for the full replacement cost of the Premises including loss of the use of the Premises; and (e) business interruption insurance for a minimum period of twenty-four (24) months in an amount that will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Sections 12.1(a) and (b) or attributable to prevention of access to the Premises or the Building as a result of any such perils, including extra expense insurance if applicable; and (f) any other form of insurance that the Landlord or any Mortgagee may reasonably require from time to time in form, amounts and for insurance risks acceptable to the Landlord and any Mortgagee, acting reasonably, provided such other form of insurance would be reasonably required by landlords or mortgagees of similar buildings in the vicinity of the Building at that point in time, as demonstrated by evidence provided by the Landlord’s Expert. Should the Tenant fail to maintain any of the insurance required pursuant to this Section 12.1 and should such default continue for two (2) Business Days after Notice to the Tenant, then in addition to any other rights and remedies, the Landlord may, but shall have no obligation to, elect to obtain the required insurance and the Tenant shall upon demand pay to the Landlord, as Additional Rent, the Landlord’s cost of obtaining such insurance. 12.2 Form of Tenant Policies Each policy required pursuant to Section 12.1 shall be in a form and with insurers acceptable to the Landlord, acting reasonably, having reasonable deductibles, and: (a) shall include, as Loss Payee (as their respective interests may appear) and as additional insureds, the Landlord and any property manager or facilities manager retained by the Landlord in respect of the Building, any Mortgagee and other Persons with an interest in the Building from time to time designated in writing by the Landlord (collectively, the “Released Persons”) provided in each such case there is an insurable interest, (b) all liability insurance shall contain provisions for cross-liability and severability of interests among the Released Persons and the other insureds and the Tenant; and (c) shall contain a provision that the Tenant’s insurance shall be primary and shall not call into contribution any other insurance available to the Landlord. 12.3 Certified Copies and Notice to Landlord The Tenant shall provide to the Landlord, prior to the Commencement Date, certificates of insurance in a form satisfactory to the Landlord acting reasonably, evidencing that the Tenant has obtained all insurance policies required by this Lease and shall provide written evidence of the continuation of such policies not less than ten (10) days prior to their respective expiry dates. Each policy required pursuant to Section 12.1 shall provide that: (a) the insurer must notify the Landlord and any Mortgagee in writing at least thirty (30) days prior to any cancellation of any such policy; (b) the policy shall not be invalidated in respect of the DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 36 - interests of the Released Persons by reason of any breach or violation of any warranties, representations, declarations or conditions contained in such policy; and (c) the policy shall be non-contributing with, and shall apply only as primary and not excess to any other insurance available to all and any of the Released Persons. 12.4 Landlord’s Insurance The Landlord will maintain such policies of insurance in such amount and on such terms as would a reasonable prudent landlord of a similar building as the Building. The Tenant agrees that notwithstanding the Tenant contributes to the cost of the Landlord’s insurance with respect to the Building, the Tenant shall not have any insurable interest in, or any right to recover any proceeds under any of the Landlord’s insurance policies. 12.5 Insurance Risk The Tenant shall not do, omit to do, or permit to be done or omitted to be done upon the Premises or any other portion of the Building (including without limitation the Patio Area) anything that may contravene or be prohibited by any of the Landlord’s insurance policies in force from time to time covering or relevant to any part of the Building or which would prevent the Landlord from procuring such policies with companies acceptable to them. If the occupancy of the Premises, the conduct of business in the Premises or any acts or omissions of the Tenant in the Premises or any other portion of the Building (including without limitation the Patio Area) causes or results in any increase in premiums for any of the Landlord’s insurance policies, then, without limiting any other rights or remedies of the Landlord, the Tenant shall pay any such increase as Additional Rent forthwith upon receipt of the invoices of the Landlord for such additional premiums. A written report by an Expert concerning the cause of any increase in premiums will be accepted as conclusive evidence, absent manifest error, of the cause for the purposes of determining the Tenant’s liability to pay for increases as Additional Rent. 12.6 Intentionally deleted 12.7 Indemnity By Tenant The Tenant shall defend, indemnify and save harmless the Released Persons from and against any and all claims, actions, causes of action, damages, demands for damages, losses and other liabilities and expenses (including, without limitation, those in connection with bodily injury (including death), personal injury, illness or discomfort or damage to property including environmental injury, harm and contamination and legal fees on a substantial indemnity basis, solicitor and its own client costs or other terminology as may be determined by the courts from time to time) by or on behalf of any Person or governmental authority due to or arising from or out of any occurrence in, on or at the Premises or the occupancy or use by the Tenant of the Premises or any other part of the Building or occasioned wholly or in part by any act or omission of the Tenant, its officers, employees, agents, contractors, invitees, licensees or by any Person (excluding the Released Persons and those for whom the Released Persons are at law responsible) permitted by the Tenant to be on the Premises or the Building or due to or arising out of any breach by the Tenant of this Lease. This indemnity shall survive the expiry or termination of this Lease. 12.8 Indemnity by Landlord The Landlord shall defend, indemnify and save harmless the Tenant from and against any and all claims, actions, causes of action, damages, demands for damages, losses and other liabilities and expenses (including, without limitation, those in connection with bodily injury (including death), personal injury, illness or discomfort or damage to property including environmental injury, harm and contamination and legal fees on a substantial indemnity basis, solicitor and its own client costs or other terminology as may be determined by the courts from time to time) by or on behalf of any Person or governmental authority DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 37 - due to or arising from or out of any occurrence in, on or at the Premises or the Building or occasioned wholly or in part by any act or omission of the Landlord, its officers, employees, agents, contractors, invitees, licensees or by any Person and those for whom the Landlord is at law responsible, permitted by the Landlord to be on the Premises or the Building or due to or arising out of any breach by the Landlord of this Lease. This indemnity shall survive the expiry or termination of this Lease. ARTICLE 13 TRANSFERS 13.1 Transfers Requiring Consent The Tenant shall not enter into, effect, consent to, or permit any Transfer without the prior written consent of the Landlord, which consent shall not be unreasonably withheld but shall be subject to the Landlord’s rights under Section 13.2 and the Landlord agrees to provide its response to any request for consent hereunder within ten (10) Business Days after receipt of the Tenant’s request for consent together with all documentation reasonably required by the Landlord to consider such a request. The Tenant shall pay to the Landlord its then current reasonable charge and all costs incurred (including legal fees and disbursements) in respect of the proposed Transfer. Notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to withhold its consent if, without limiting any other factors or circumstances which the Landlord may reasonably take into account: (a) an Event of Default on the part of the Tenant hereunder has occurred and is continuing beyond applicable notice and cure periods; (b) the proposed Transfer would be or could result in violation or breach of any covenants or restrictions made or granted to other tenants or occupants, or prospective tenants or occupants, of the Building or other Persons, regardless of when made or granted; (c) in the Landlord’s reasonable opinion: (i) either the financial background or the business history and capability of the proposed Transferee is not satisfactory; (ii) the nature or character of the proposed business of the proposed Transferee is such that it might harm the Landlord’s business or reputation or reflect unfavourably on the Building, the Landlord, or other tenants of the Building, or the image of any of them, or is unethical, immoral or illegal; (iii) the use of the Premises by the proposed Transferee could be incompatible with the other businesses or activities being carried on in the Building or could result in excessive demands being placed on the Building Systems or the Common Areas and Facilities; or (iv) if the proposed Transfer affects less than all of the Premises, the portion affected and/or the portion remaining does not have adequate size, access or configuration, provided that this paragraph (iv) shall not apply in the case of a proposed sublease of one or two whole floors of the Premises or further demise of each of the two (2) whole floors, provided that each floor shall not be demised into more than two (2) units per floor, in accordance with Section 13.6. (d) the proposed Transferee or any principal of the proposed Transferee or any principal shareholder of the proposed Transferee has a history of defaults under other commercial leases or does not have a satisfactory history of compliance with laws; DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 38 - (e) the Landlord at the time has, or will have in the next ensuing three (3) month period, other premises in the Building suitable for leasing to the proposed Transferee; (f) the proposed Transfer is to: (i) a consulate, embassy, trade commission or other representative of a foreign government; or (ii) a government, quasi-government or public agency, service or office; or (g) the Landlord does not receive sufficient financial, business or other information from the Tenant or the Transferee to enable the Landlord to make a determination as to whether or not it should give its consent. Any consent by the Landlord to a Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. 13.2 Tenant’s Notice, Landlord’s Rights If the Tenant intends to effect a Transfer, the Tenant shall give prior Notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the part of the Premises affected and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee reasonably requires, together with copies of all reasonable documents which record the particulars of the proposed Transfer. The Landlord shall, within ten (10) days after having received such Notice and all requested information, notify the Tenant either that: (a) it consents or does not consent to the Transfer in accordance with the provisions of this Lease; or (b) it elects to take a Transfer from the Tenant upon the terms and conditions of the proposed Transfer for which the Tenant requests the Landlord’s consent, it being understood that the Landlord shall at all times under such Transfer have the rights and option to make a further Transfer of the interest so acquired by the Landlord or any part thereof without obtaining the Tenant’s consent and without sharing any of the economic consideration received by the Landlord thereunder. 13.3 Conditions of Transfer The following terms and conditions apply in respect of a Transfer (but this shall not imply consent by the Landlord to any Transfer): (a) the Tenant and the Transferee shall execute, prior to the Transfer being made, an agreement with the Landlord on a form reasonably acceptable to the Landlord, the Tenant and the Transferee, which shall include the Transferee’s covenant to be bound by all of the terms of this Lease as if the Transferee had originally executed this Lease as the Tenant, and amending this Lease to incorporate any conditions imposed by the Landlord in its consent; (b) notwithstanding any Transfer, the Tenant shall remain secondarily liable under this Lease and shall not be released from performing the monetary the terms of this Lease, and the liability of the Tenant and the Transferee with respect to monetary obligations shall be joint and several. The Tenant’s liability shall continue notwithstanding any amendment of this Lease throughout the Term, regardless of whether or when an amendment, extension or renewal of this Lease is made (however the original Tenant’s liability will not be increased by any amendment that it is not a party to) and notwithstanding that the Landlord may collect Rent from the Transferee; DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 39 - (c) if the Minimum Rent and Additional Rent (net of reasonable out of pocket costs for commissions, for cash allowances and for Alterations required by and made for the Transferee by the Tenant, amortized on a straight line basis over the term of the Transfer) to be paid by the Transferee under such Transfer exceeds the Minimum Rent and Additional Rent payable by the Tenant hereunder, 50% of the amount of such excess shall be paid by the Tenant to the Landlord. If the Tenant receives from any Transferee, either directly or indirectly, any consideration other than goodwill, than Minimum Rent or Additional Rent for such Transfer, either in the form of cash, goods or services, the Tenant shall immediately pay to the Landlord an amount equivalent to 50% of such consideration; (d) if the Transfer is a sublease, the Transferee will agree to waive any statutory or other right to apply to a court or to otherwise elect to: (i) retain the unexpired term of the Lease or the unexpired term of the sublease; (ii) obtain any right to enter into any lease or other agreement directly with the Landlord; or (iii) otherwise remain in possession of any portion of the Premises, in any case where the Lease is terminated, surrendered or otherwise cancelled, including, without limitation, any disclaimer, repudiation, surrender or other termination (each of these transactions being referred to as an “Early Termination”) by any trustee in bankruptcy of the Tenant or a Transferee, by any court appointed officer, or by the Tenant or a Transferee in connection with any insolvency proceedings; (e) if there is an Early Termination, the Tenant and any Transferee (except the bankrupt or insolvent Tenant or Transferee) to whom the Landlord gives Notice within sixty (60) days after the Early Termination, shall be considered to have entered into a lease with the Landlord on the same terms and conditions as are contained in this Lease except that the term of the lease shall commence on the date of the Early Termination and shall expire on the date this Lease would have expired but for the Early Termination; (f) notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent for such month from either the Tenant or the Transferee; (g) unless the Transferee is a sub-tenant of the Tenant, the Transferor shall retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Premises after the Transfer; and (h) any documents relating to a Transfer or relating to the Landlord’s consent will, at the Landlord’s option, be prepared by the Landlord or its solicitors and all of the reasonable legal costs of the Landlord with respect thereto shall be paid by the Tenant to the Landlord on demand as Additional Rent. 13.4 Corporate Records Upon the Landlord’s reasonable request, the Tenant shall provide or make available to the Landlord or its representatives such of its corporate or partnership records, as the case may be, for inspection at all reasonable times, as are reasonably required by the Landlord in order to ascertain whether any Change of Control has occurred. Notwithstanding the foregoing, so long as the Tenant is a public corporation listed on a recognized stock exchange in North America (or the wholly owned subsidiary of a public corporation listed on a recognized stock exchange in North America), the Tenant shall only be required to provide publicly available records for such purpose. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 40 - 13.5 Permitted Transfers Notwithstanding Section 13.1 and provided that there is not then an Event of Default existing beyond any applicable notice and cure period, the Tenant shall have the right on prior Notice to the Landlord, but without being required to obtain the Landlord’s consent, to effect a Transfer in compliance with Section 13.3 to: (a) any corporation into which or with which the Tenant has amalgamated, merged or consolidated; (b) any person or entity that acquires directly or indirectly all or substantially all of the operations and/or assets of the Tenant in Canada or a majority of the Tenant’s shares; and (c) any direct or indirect change in the voting control of the Tenant which occurs as a result of a going-public or private transaction, or the trading in the shares of a public corporation listed on a recognized stock exchange in Canada, the United States of America or Europe. (each Transfer a “Permitted Transfer” and each Transferee a “Permitted Transferee”) 13.6 Permitted Subleasing Notwithstanding anything to the contrary in this Lease, the Landlord acknowledges and agrees that the Tenant shall be permitted to sublease two (2) whole floors of the Premises, together and/or separately, and shall be permitted to further demise each of the two (2) whole floors, provided that each floor shall not be demised into more than two (2) units per floor. Any subleasing pursuant to this Section 13.6, shall be subject to the Landlord’s consent in accordance with Section 13.1 above. As of the date of this Lease, the Tenant shall be permitted to market and advertise the Premises for subleasing, in accordance with Section 13.7 below. 13.7 Advertising The Tenant shall be permitted to advertise for assignment and sublet (including for the subletting of one or more floors of the Premises as term space, subject to Section 13.6) on the condition that the format of such advertisement is approved in writing by the Landlord. No such advertisement shall contain any reference to the rental rate of the Premises. 13.8 Sales or Dispositions by Landlord The Landlord shall have the unrestricted right to sell, transfer, lease, license, charge or otherwise dispose of all or any part of its interest in the Building, or any interest of the Landlord in this Lease. In the event of any sale, transfer, lease or other disposition the Landlord shall thereupon, and without further agreement, be released of all liability under this Lease arising from and after such disposition. If required by the Landlord in connection with any sale, transfer, charge or other disposition the Tenant shall, within five (5) Business Days of request, provide to the Landlord, prospective purchasers and Mortgagees and their respective agents and consultants, access to the current financial statements of the Tenant. If the Tenant is listed on a recognized stock exchange in Canada or the United States, the Tenant agrees to provide instead copies of the Tenant’s annual reports, quarterly reports and all other publicly distributed reporting materials. ARTICLE 14 LANDLORD FINANCING AND STATUS CERTIFICATES 14.1 Subordination and Postponement (a) Provided the Tenant obtains an agreement described in Section 14.1(b) below, his Lease and the rights of the Tenant in this Lease are, and shall at all times be, subject and DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 41 - subordinate to any and all Mortgages and to all advances made at any time upon the security thereof, and the Tenant, on request by and without cost to the Landlord, shall, within five (5) Business Days after such request, execute and deliver any and all instruments required by the Landlord to evidence such subordination. (b) The Landlord shall use its commercially reasonable efforts to obtain and deliver to the Tenant, upon the Tenant’s request, an agreement from each Mortgagee which provides that so long as the Tenant is not in default under this Lease, the Tenant’s rights under this Lease will be undisturbed. (c) Provided the Tenant obtains an agreement described in Section 14.1(b) above, the Landlord, as to any Mortgage, and a Mortgagee, as to any Mortgage held by it, may, by Notice to the Tenant, elect that this Lease and the rights of the Tenant hereunder shall be prior to such Mortgage(s) and the Tenant, on request by and without cost to the Landlord, shall, within five (5) Business Days after such request, execute and deliver any and all instruments required by the Landlord or the Mortgagee, as the case may be, to confirm priority to this Lease over the Mortgage(s). 14.2 Attornment At any time after any of the following has occurred: (a) if a Mortgagee delivers a Notice of attornment; (b) if a Mortgagee shall take possession of the Building or the Premises; or (c) if the interest of the Landlord is transferred to any Person (in this Article 13 referred to as a “Purchaser”) by reason of foreclosure or other proceedings for enforcement of any Mortgage, or by delivery of a conveyance, the Tenant shall, at the option of the Mortgagee or the Purchaser, as the case may be, exercisable by Notice in writing to the Tenant, be deemed to have attorned to the Mortgagee or the Purchaser, as the case may be, upon receipt of such Notice. The Landlord, the Mortgagee or the Purchaser, as the case may be, may require the Tenant to enter into all instruments required by the Landlord, the Mortgagee or the Purchaser, as the case may be, to confirm such attornment. Upon such attornment the obligations of the Tenant under this Lease shall continue in full force and effect upon all the same terms, conditions and covenants in this Lease. 14.3 Status Certificates The Tenant shall at any time and from time to time execute and deliver to the Landlord, or as the Landlord, a Mortgagee or a Purchaser may direct, within ten (10) Business Days after it is requested, a certificate of the Tenant, in the form supplied, addressed to the Landlord, the Mortgagee or the Purchaser, as the case may be, and/or any prospective purchaser, lessor or Mortgagee, certifying such particulars, information and other matters in respect of the Tenant, the Premises and this Lease that the Landlord, the Mortgagee or the Purchaser, as the case may be, may request, including without limitation: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements), or if this Lease is not in full force and effect, the certificate shall so state; (b) the Commencement Date; (c) the date to which Rent has been paid under this Lease; DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 42 - (d) whether or not there is any existing default by the Tenant in the payment of any Rent or other sum of money under this Lease, and whether or not there is any other existing or alleged default by either party under this Lease and, if there is any such default, specifying the nature and extent thereof; (e) whether there are any set-offs, defences or counter claims against enforcement of the obligations to be performed by the Tenant under this Lease; (f) with reasonable particularity, details respecting the Tenant’s financial standing and corporate organization; and (g) such other information as the Landlord reasonably requires. 14.4 Reliance Notwithstanding that a Mortgagee or a Purchaser is not a party to this Lease, it shall be entitled to rely upon and enforce the provisions of this Lease which are stated to be for its benefit and, without limitation, the Mortgagee shall be entitled to act as agent for the Landlord to the extent necessary to enforce any such provisions. ARTICLE 15 DAMAGE, DESTRUCTION AND EXPROPRIATION 15.1 Damage to Premises If there is damage, destruction or contamination by the presence of a Hazardous Substance or otherwise (collectively “Damage”) to all or any material part of the Premises such that the Premises are rendered untenantable or inaccessible, then: (a) if in the reasonable opinion of an Expert, the Damage can be substantially repaired under Applicable Laws within one hundred and eighty (180) days from the date of such Damage (employing normal construction methods without overtime or other premium), the Landlord shall forthwith repair such Damage other than Damage to Leasehold Improvements and any other property that is not the responsibility of or is not owned by the Landlord; and (b) if in the reasonable opinion of an Expert, the Damage cannot be substantially repaired under Applicable Laws within two hundred and seventy (270) days from the date of such Damage (employing normal construction methods without overtime or other premium), then the Landlord or the Tenant may elect to terminate this Lease as of the date of such casualty by Notice delivered to the other not more than sixty (60) days after receipt of the Expert’s opinion failing which the Landlord shall forthwith repair such Damage other than Damage to Leasehold Improvements or property that is not the responsibility of or is not owned by the Landlord. 15.2 Abatement If the Landlord is required to repair Damage to the Premises under Section 15.1 the Minimum Rent payable by the Tenant shall be proportionately reduced to the extent that the Premises are rendered untenantable or inaccessible, from the date of the Damage until thirty (30) days after substantial completion by the Landlord of the repairs to the Premises or until the Tenant again uses the Premises (or the part thereof rendered untenantable), whichever first occurs. The Tenant shall effect its own repairs and replacements and fully restore the Premises (including without limitation all Leasehold Improvements) for business fully stocked, fixtured and staffed as soon as possible after completion of the Landlord’s repairs in accordance with its DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 43 - obligations under this Lease and, in the event that the Premises have been closed for business, shall reopen for business within thirty (30) days after substantial completion by the Landlord of its repairs to the Premises. Notwithstanding the foregoing, there shall be no abatement or reduction of Minimum Rent where the Landlord’s repairs to the Premises take less than ten (10) days to complete after the Damage occurs. 15.3 Termination Rights Notwithstanding anything else contained in this Lease, if: (a) there is Damage within or to the Building so as to affect twenty-five percent (25%) or more of the Rentable Area of the office portion of the Building, or to any part or parts of the Building Systems or the Common Areas and Facilities required for the proper operation of the office portion of the Building, whether or not the Premises are affected by such Damage; or (b) in the reasonable opinion of an Expert the Building is unsafe or access or services are affected and, in either case, cannot be substantially repaired under Applicable Laws within two hundred and ten (210) days from the date of such Damage (employing normal construction methods without overtime or other premium); or (c) the proceeds of insurance are substantially insufficient to pay for the costs of repair or rebuilding or are not payable to or received by the Landlord (so long as the Landlord has complied with its obligations under this Lease with respect to the Landlord’s require to maintain insurance); or (d) Damage is caused by an occurrence against which the Landlord is beyond the extent to which the Landlord is required to insure under this Lease; or (e) any Mortgagee(s) or other Person entitled to the insurance proceeds shall not consent to the repair and rebuilding, then the Landlord may terminate this Lease by giving to the Tenant Notice of such termination within sixty (60) days of the Damage, in which event the Term shall cease and be at an end as of the date of such Damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of termination (subject to any abatement under Section 15.2). In the case of election to terminate this Lease being made by the Landlord pursuant to either of Section 15.1(b) or this Section 15.3, the Term and the tenancy hereby created shall expire on the thirtieth (30th) day after such Notice of termination is given, without indemnity or penalty payable or any other recourse by one party to or against the other. Within such thirty (30) day period, the Tenant shall vacate the Premises and surrender them to the Landlord with the Landlord having the right to re-enter and repossess the Premises discharged of this Lease and to expel all persons and remove all property therefrom. 15.4 Landlord’s Rights on Rebuilding In the event of Damage to the Building and if this Lease is not terminated in accordance with Sections 15.1 or 15.3, the Landlord shall forthwith repair such Damage, but only to the extent of the Landlord’s obligations under the terms of the various leases for premises in the Building (including this Lease) and exclusive of any tenant’s responsibilities with respect to such repair. In repairing or rebuilding the Building or the Premises the Landlord may use drawings, designs, plans and specifications other than those used in the original construction and may alter or relocate the Building on the Lands, the Common Areas and Facilities, or any part thereof, and may alter the Premises, provided that the Building as repaired or rebuilt is in compliance with all Applicable Laws and is of at least a similar standard, and the Premises as altered shall be of approximately the same size as the original Premises. 15.5 Expropriation Both the Landlord and the Tenant agree to cooperate with each other in respect of any expropriation of all or any part of the Premises or any other part of the Building so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled at law. If and to the extent that any portion of the Building other than the Premises is expropriated, then the full proceeds accruing therefrom or awarded as a result thereof shall belong solely to the Landlord and the Tenant shall abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to such proceeds or DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 44 - award and promptly execute such documents as in the opinion of the Landlord are or may be necessary to give effect to this intention. ARTICLE 16 DEFAULT AND LANDLORD’S REMEDIES 16.1 Default Any of the following constitutes an Event of Default under this Lease: (a) any Rent or Rental Taxes is in arrears and is not paid when due; (b) the Tenant has breached any of its obligations in this Lease and, if such breach is capable of being remedied and is not otherwise listed in this Section 16.1, after Notice from the Landlord: (i) the Tenant fails to remedy such breach within fifteen (15) days (or such shorter period as may be provided in this Lease); or (ii) if such breach cannot reasonably be remedied within fifteen (15) days or such shorter period, the Tenant fails to commence to remedy such breach within such fifteen (15) days or shorter period or thereafter fails to proceed diligently and continuously to remedy such breach; (c) the Lease or any goods, chattels or equipment of the Tenant is seized, taken or eligible in execution or in attachment or under any chattel mortgage, charge, debenture or other security instrument, or if a writ of execution or enforcement is issued against the Tenant and such writ is not stayed or vacated within ten (10) days after the date of such issue; (d) the Tenant, the Indemnifier, or any Person occupying the Premises or any part thereof becomes insolvent or commits an act of bankruptcy or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment, compromise or arrangement with its creditors, or if a trustee, receiver, receiver/manager, agent for a secured creditor, or a Person acting in a similar capacity is appointed for all or part of the business, property, affairs or revenues of the Tenant or any such Person; (e) any steps are taken or any action or proceedings are instituted by the Tenant or by any other party, including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding-up or liquidation of either of the Tenant or the Indemnifier or its assets, other than pursuant to a corporate reorganization; (f) the Tenant makes a bulk sale of any of its assets, wherever situated (other than in conjunction with a Transfer approved by the Landlord) or moves or commences, attempts or threatens to move any of its goods, chattels and equipment out of the Premises (other than in the normal course of its business); (g) the Tenant abandons the Premises; or (h) the Tenant effects or purports to effect a Transfer other than in compliance with the provisions of this Lease. 16.2 Remedies If and whenever an Event of Default occurs, the Landlord shall have the following rights and remedies, exercisable immediately and without further Notice and at any time: DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 45 - (a) to terminate this Lease and re-enter the Premises. The Landlord may remove all Persons and property from the Premises and store such property at the expense and risk of the Tenant or sell or dispose of such property in such manner as the Landlord sees fit without notice to the Tenant. Notwithstanding any termination of this Lease, the Landlord shall be entitled to receive Rent and all Rental Taxes up to the time of termination as provided in this Lease and damages including, without limitation: (i) damages for the loss of Rent suffered by reason of this Lease having been prematurely terminated; (ii) costs of reclaiming, repairing and re-leasing the Premises; and (iii) legal fees and disbursements on a substantial indemnity basis, solicitor and its own client costs or other terminology as may be determined by the courts from time to time; (b) to enter the Premises without terminating this Lease and as agent of the Tenant and to relet the Premises for whatever length of time and on such terms as the Landlord in its discretion may determine including, without limitation the right to: (i) take possession of any property of the Tenant on the Premises; (ii) store such property at the expense and risk of the Tenant; (iii) sell or otherwise dispose of such property in such manner as the Landlord sees fit; and (iv) make alterations to the Premises to facilitate the reletting. The Landlord shall receive the rent and proceeds of sale as agent of the Tenant and shall apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale, second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent and third, to the payment of Rent and Rental Taxes in arrears, with the residue to be held by the Landlord and applied to payment of future Rent and Rental Taxes as it becomes due and payable. The Tenant shall remain liable for any deficiency to the Landlord. Notwithstanding any such reletting without termination the Landlord may at any time thereafter elect to terminate this Lease for such previous breach; (c) to remedy or attempt to remedy the Event of Default for the account of the Tenant and to enter upon the Premises for such purposes. The Landlord shall not be liable to the Tenant for any loss, injury or damages caused by acts of the Landlord in remedying or attempting to remedy the Event of Default. The Tenant shall pay to the Landlord, on demand, all expenses incurred by the Landlord in remedying the Event of Default, together with an administration fee of fifteen percent (15%) and interest at the Default Rate from the date such expense was incurred by the Landlord; (d) to recover from the Tenant all damages, costs and expenses incurred by the Landlord as a result of the Event of Default including any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises; (e) to recover from the Tenant the full amount of the current month’s Rent together with, in the case of the events described in Section 16.1(d) or (e) only, the next three (3) months’ instalments of Rent, which shall immediately become due and payable as accelerated rent, together with Rental Taxes on such Rent; and (f) suspend or cease to supply any utilities, services, heating, ventilation, air conditioning and humidity control to the Premises, all without liability of Landlord for any damages, including indirect or consequential damages, caused thereby. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 46 - 16.3 Distress The Tenant hereby waives and renounces the benefit of any present or future laws purporting to limit or qualify the Landlord’s right to distrain. Notwithstanding any provision of this Lease or any provision of any present or future Applicable Laws, none of the goods, chattels or trade fixtures on the Premises at any time during the Term shall be exempt from levy by distress for arrears of Rent or other sums provided in this Lease to be paid by the Tenant, and the Tenant waives any such exemption. If the Landlord makes any claim against the goods and chattels of the Tenant by way of distress this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress. Notwithstanding the foregoing, the Landlord shall not be entitled to effect a distress against computer software, computer discs, computer programs and tapes, client and customer property (including, without limitation, computer hardware and software), personnel or employee information, and any data in the hard drives of any computers on the Premises, nor against the books, records, accounts, files, correspondences and documents found upon the Premises or any part thereof including, without limitation, all proprietary and confidential information and the Landlord hereby waives any right, statutory or otherwise, to levy a distress in that regard. 16.4 Interest and Costs (a) The Tenant shall pay to the Landlord upon demand: (a) interest at the Default Rate on all Rent and all other amounts required to be paid by the Tenant hereunder from the due date for payment until fully paid and satisfied. (b) The Tenant shall pay and indemnify the Landlord against damages, costs and expenses (including, without limitation, all legal fees on a substantial indemnity basis, solicitor and its own client costs or other terminology as may be determined by the courts from time to time) incurred in enforcing the terms of this Lease, or with respect to any matter or thing which is the obligation of the Tenant under this Lease, or in respect of which the Tenant has agreed to insure or to indemnify the Landlord. 16.5 Expenses In the event that legal action is brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under this Lease, or because of the breach of any other terms, covenants or conditions herein contained on the part of the Tenant to be kept or performed, and a breach is established, the Tenant shall pay to the Landlord as Additional Rent upon demand all costs and expenses incurred therefor, including, without limitation, any professional, consultant and legal fees (on a substantial indemnity basis, solicitor and its own client costs or other terminology as may be determined by the courts from time to time), unless a court shall otherwise award. 16.6 Removal of Chattels In case of removal by the Tenant of the goods and chattels of the Tenant from the Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act (Ontario) or any like legislation in any other province in Canada. 16.7 No Early Vacating Intentionally deleted. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 47 - 16.8 Remedies Cumulative No reference to or exercise of any specific right or remedy by the Landlord or the Tenant shall prejudice or preclude the Landlord or the Tenant from exercising or invoking any other remedy, whether allowed under this Lease or generally at law or in equity, and the express provisions of this Lease as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to them generally at law or in equity. 16.9 Payment Default Upon the occurrence of any Event of Default described in Section 16.1(a), the Landlord shall not exercise any remedy under this Article 16 unless the Tenant shall have failed to make the payment of Rent or Realty Taxes within the period of five (5) Business Days following the date on which Notice is given to the Tenant of its failure to make such payment. ARTICLE 17 ENVIRONMENTAL OBLIGATIONS 17.1 Environmental Compliance (a) The Tenant shall conduct all of its operations on the Premises in strict compliance with all Environmental Laws and shall not cause or permit to be caused by any act, practice or omission or by negligence or otherwise any adverse effect, as such terms may be defined or applied under Environmental Laws from time to time. Without limiting the generality of the foregoing, the Tenant shall obtain all licences, permits, registrations, certificates of approvals and approvals required under all Environmental Laws for its operations on the Premises. (b) The Tenant shall not cause or allow any Hazardous Substances to be present, used, generated, stored or disposed of, in, on, under or about or transported from the Premises, except in strict compliance with all Environmental Laws, and only in such amounts as are reasonably necessary in connection with the Permitted Use and using all necessary and appropriate precautions with respect to such Hazardous Substances. The Tenant shall obtain all licences, permits, certificates of approval, approvals and generator registrations required under Environmental Laws with respect to all such Hazardous Substances. (c) The Tenant shall provide copies to the Landlord of all licences, permits, certificates of approval, approvals and generator registrations required hereunder within ten (10) days of demand therefor by the Landlord, provided that receipt or review of same by the Landlord shall not obligate the Landlord to take any action hereunder with respect to any conditions on the Premises. (d) The Tenant shall notify the Landlord promptly of any event or occurrence that has given, or is likely to give, rise to a report, order, inquiry investigation under Environmental Laws or a violation of Environmental Laws, including any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into, on, under, from or about the Premises or the Building. (e) The Tenant shall not permit any waste to accumulate at the Premises and shall ensure all such waste is removed by a licenced hauler in compliance with all Environmental Laws. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 48 - 17.2 Remediation The Tenant shall, on thirty (30) days’ notice but only during the last year of the Term, if required by the Landlord, at the Tenant’s expense, cause an environmental, industrial hygiene or human health site assessment (the “ESA”) of the Premises to be conducted by an environmental or human health consultant, as the case may be (the “Consultant”) selected by the Landlord which may include, as required by the Landlord, acting reasonably, inspection of the Premises and the operations of the Tenant, drilling bore holes, and testing samples therefrom, reviewing records maintained by the Ministry of the Environment, the Technical Standards and Safety Authority or Ministry of Labour, reviewing records maintained by the Tenant and interviewing the Tenant’s employees. If contamination is found in the Premises beyond allowable limits pursuant to Environmental Laws, the Tenant shall forthwith perform all remediation and decommissioning recommended by the ESA to restore the Premises to the condition that existed on the first day of the Fixturing Period. The decision of the Consultant as to whether any environmental damage or condition arose on the site during the Term whether it was caused by the operations of the Tenant shall be conclusive, absent manifest error. The ESA shall be addressed to both the Landlord and the Tenant. 17.3 Environmental Indemnity The Tenant shall indemnify and save harmless the Landlord from and against any and all losses, claims, actions, damages, liabilities, penalties and expenses (including consultants’ fees and legal fees on a substantial indemnity basis, solicitor and its own client costs or other terminology as may be determined by the courts from time to time) in connection with loss of life, personal injury, damage to property, remediation required, compliance with government orders or Environmental Laws, or any other loss or injury arising from a breach of the Tenant of its obligations under this Article 17 or upon the presence, release or discharge of Hazardous Substances into, under, upon, from or about the Premises caused by the Tenant or those for whom it is in law responsible. This indemnity shall survive the expiry or termination of this Lease. The Landlord shall indemnify and save harmless the Tenant from and against any and all losses, claims, actions, damages, liabilities, penalties and expenses (including consultants’ fees and legal fees on a substantial indemnity basis, solicitor and its own client costs or other terminology as may be determined by the courts from time to time) in connection with loss of life, personal injury, damage to property, remediation required, compliance with government orders or Environmental Laws, or any other loss or injury arising from a breach of the Landlord of its obligations under this Article 17 or upon the presence, release or discharge of Hazardous Substances into, under, upon, from or about the Premises or the Building caused by the Landlord or those for whom it is in law responsible. This indemnity shall survive the expiry or termination of this Lease. ARTICLE 18 MISCELLANEOUS 18.1 Relationship of Parties Nothing contained in this Lease shall create any relationship between the parties other than that of landlord and tenant, and, without limitation, nothing in this Lease shall be construed to constitute the Landlord and the Tenant as partners, joint venturers or members of a joint or common enterprise. 18.2 Consent Not to be Unreasonably Withheld Except as otherwise specifically provided in this Lease, the Landlord and the Tenant, and each Person acting for them, in granting a consent or approval or making a determination, designation, calculation, estimate, conversion or allocation under this Lease, will act reasonably and in good faith and each Expert or other professional Person employed or retained by the Landlord will act in accordance with the applicable DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 49 - principles and standards of such Person’s profession. The Tenant’s sole remedy against the Landlord in respect of any breach or alleged breach of this Section 18.2 shall be an action for specific performance and, without limitation, the Landlord shall not be liable for damages and the Tenant shall not be entitled to any other rights or remedies. If either party withholds any consent or approval where it is required to act reasonably, such party shall, on written request, deliver to the other party a written statement giving the reasons for withholding the consent or approval. 18.3 Overholding The Tenant has no right to remain in possession of the Premises after the end of the Term. If the Tenant remains in possession of the Premises after the end of the Term with or without the consent of the Landlord but has not executed and delivered a new lease, there shall be no tacit renewal of this Lease or the Term, notwithstanding any statutory provisions or legal presumption to the contrary. If the Tenant remains in possession of the Premises after the end of the Term without the written consent of the Landlord, the Tenant’s continued occupancy will be deemed a monthly tenancy which the Landlord may terminate at any time on thirty (30) days’ written notice. If the Tenant remains in possession of the Premises after the end of the Term with the Landlord’s written consent but without entering into a new lease or other agreement, the Tenant shall be deemed to be occupying the Premises as a tenant from month to month. In either event, the Tenant shall pay to the Landlord, in advance on the first day of each month, a monthly Minimum Rent equal to one hundred and fifty percent (150%) of the monthly amount of Minimum Rent payable during the last month of the Term and shall otherwise occupy the Premises upon the same terms, covenants and conditions as are set forth in this Lease, mutatis mutandis, including, for greater certainty, liability for all Additional Rent. 18.4 Registration Neither the Tenant nor anyone on the Tenant’s behalf or claiming under the Tenant (including any Transferee) shall register this Lease or any Transfer against the Lands. The Tenant may register a caveat, notice in short form of this Lease which does not include any reference to this Lease, or such other form of documentation as may be required or permitted under the applicable legislation for the purposes of evidencing the Tenant’s interest in this Lease for the Premises (the “Notice of Lease”) provided that: (a) a copy of this Lease is not attached; (b) no financial terms are disclosed; (c) the Landlord gives its prior written approval to the Notice of Lease; and (d) the Tenant pays the Landlord’s reasonable costs on account of the matter. The Landlord may limit such registration to one or more parts of the Lands. Upon the expiration or other termination of the Term the Tenant shall immediately discharge or otherwise vacate any such Notice of Lease and, if it fails to do so, the Landlord may on behalf of the Tenant and at the Tenant’s expense as its attorney, proceed to remove, discharge or otherwise vacate all such registrations, and the Tenant hereby expressly appoints the Landlord its lawful attorney in this regard. If any part of the Lands which in the opinion of the Landlord are surplus to the Building is transferred, the Tenant shall forthwith at the request of the Landlord discharge or otherwise vacate any such Notice of Lease as it relates to such part. If any part of the Lands are made subject to any easement, right-of-way or similar right, the Tenant shall immediately at the request of the Landlord postpone its registered interest to such easement, right-of- way or similar right. 18.5 Unavoidable Delay If any party is bona fide delayed, or hindered in or prevented from the performance of any term, covenant or act required by this Lease by reason of any cause beyond the control of the party affected including, without limitation, strikes, lockouts or other labour disputes, the enactment, amendment or repeal of any Applicable Laws, the failure of any existing tenant or occupant to vacate the Premises, shortages or unavailability of labour or materials, riots, insurrection, sabotage, rebellion, war, acts of terrorism, act of God, Health Emergency or any other similar reason (“Unavoidable Delay”), then performance of such DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 50 - term, covenant or act is excused for the period of the delay and the party so delayed, hindered or prevented shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section 18.5 do not operate to excuse the Tenant from the prompt payment of Rent and any other payments required by this Lease and Unavoidable Delay shall not include any delay caused by the parties’ default or act or omission, any delay avoidable by the exercise of reasonable care by such party or any delay caused by lack of funds of such party. The Landlord shall also be excused from the performance of any term, covenant or act required hereunder if the performance of such item would be in conflict with any directive or policy of any governmental or quasi- governmental authority having jurisdiction over the Building in respect of any energy, conservation, health, safety or security matter. 18.6 Decisions of Experts The decision of any Expert whenever provided for under this Lease and any certificate of an Expert in each case addressed to both parties shall be final and binding on the parties and there shall be no further right of dispute or appeal, absent manifest error. 18.7 Notices Any notice, demand, statement or request (“Notice”) required or permitted to be given under this Lease shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by courier, mailed by registered prepaid post or electronic mail and shall be addressed: (a) if to the Landlord: 1235 Bay Street, 7th Floor, Toronto, Ontario, M5R 3K4, Attention: Sr. Manager, Property & Lease Administration e-mail: tetyana.popova@constantineinc.com with a copy to such other Person or at such other address as the Landlord designates by written notice; and (b) if to the Tenant: 336 Queen Street West, Toronto, ON M5V 2A2 email: legal@recursionpharma.com with a copy to: 41 S. Rio Grande Street Salt Lake City, UT, U.S.A. 84101 email: legal@recursionpharma.com (c) if to the Indemnifier: 41 S. Rio Grande Street Salt Lake City, UT, U.S.A. 84101 email: legal@recursionpharma.com DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 51 - with a copy to: 336 Queen Street West, Toronto, ON M5V 2A2 email: legal@recursionpharma.com Any such notice, demand, request or other instrument will be conclusively deemed to have been given or made on the day upon which it is delivered or, if mailed, then seventy-two (72) hours following the date of mailing, as the case may be, and the time period referred to in the notice commences to run from the time of delivery or seventy-two (72) hours following the date of mailing, or, if given electronically, on the same day if it is sent by 5:00 PM or the following day otherwise. Any party may at any time give notice in writing to the others of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. If the postal service is interrupted or is substantially delayed, any notice, demand, request or other instrument shall only be delivered in person or by courier or by electronic mail. 18.8 Confidentiality, Personal Information Each of the Tenant and the Indemnifier shall keep confidential all financial information in respect of this Lease, provided that it may disclose such information to its solicitors, accountants, auditors, consultants and other professional advisors so long as they have first agreed to respect such confidentiality. Any Tenant that is an individual person consents to the collection and use of their personal information, as provided directly or collected from third parties, for the purposes of the Landlord considering the Tenant’s offer to lease (preceding this Lease), any right under this Lease, any renewal, extension or early surrender of this Lease, and determining the suitability of the Tenant (both initially and on an on-going basis), including the disclosure of such information to existing and potential lenders, investors and purchasers. 18.9 Power, Capacity and Authority The Landlord and the Tenant covenant, represent and warrant to each other that they have the power, capacity and authority to enter into this Lease and to perform its obligations hereunder and that there are no covenants, restrictions or commitments given by it which would prevent or inhibit it from entering into this Lease. 18.10 Liability of Landlord Any liability of the Landlord under this Lease shall be limited to its interest in the Building from time to time. If the Landlord consists of more than one Person, the liability of each such Person shall be several and be limited to its percentage interest in the Building. If the Landlord is a partnership, joint venture or co- tenancy, the Tenant shall look solely to the assets of such partnership or joint venture or the co-tenants’ interest in the Building, whichever shall be the case, for the collection or satisfaction of any money or judgment which the Tenant may recover against the Landlord, and the Tenant shall not look for the collection or satisfaction of any such money or judgment to the personal assets or any Person who shall at any time be a partner joint venturer or co-tenant in or under such partnership, joint venture or co-tenancy. 18.11 Planning Act This Lease is expressly conditional upon compliance with the Planning Act (Ontario) and any amendments thereto. If any consent is required under such legislation, then until the necessary consent to the Lease is obtained by the Tenant, at its sole cost and expense, the Term (including an option terms) and the Tenant’s rights and entitlement granted by this Lease are deemed to extend for a period not exceeding the period referenced in such legislation (i.e., when consent is required), less one (1) day. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 52 - 18.12 Indemnity In consideration of the Landlord’s execution of this Lease, the Indemnifier hereby agrees to indemnify the Landlord with respect to the Tenant’s observance and performance of all of the monetary terms, covenants and conditions contained in this Lease and the Patio Licence Agreement. The Indemnifier further agrees to sign, concurrently with this Lease, the indemnity agreement in the form attached hereto as Schedule “H”. 18.13 Counterpart Execution This Lease may be executed in several counterparts, each of which, once executed, shall be deemed to be an original and such counterpart together with the other counterparts shall constitute one and the same instrument. The parties hereto consent to the use of electronic signatures and agree that this Lease and all agreements and documents required or desirable to give effect to this Lease may be executed either in original or by electronic means, and may be transmitted by PDF and the parties adopt any such electronic execution or signatures received by PDF as original signatures of the parties. 18.14 Schedules The following Schedules form a part of this Lease: Schedule “A” - Legal Description of the Lands Schedule “B” - Sketch Showing Location of Premises Schedule “B-1” - Sketch Showing Exterior Signage Schedule “C” - Rules and Regulations Schedule “D” - Special Provisions Schedule “E” - Landlord’s Work Schedule “F” - Landlord’s Conditional Approval of Tenant Drawing Submission Package Schedule “G” - Patio Licence Agreement Schedule “H” - Indemnity Agreement [SIGNATURE PAGE FOLLOWS] DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 53 - IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof. CONSTANTINE ENTERPRISES INC. By: Name: Title: I have authority to bind the Corporation RECURSION CANADA INC. By: Name: Title: I have authority to bind the Corporation RECURSION PHARMACEUTICALS INC. By: Name: Title: I have authority to bind the Corporation DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF Tina M. Larson President and COO Tina M. Larson President and COO Robert Hiscox CEO

LEGAL*55402532.8 SCHEDULE “A” LEGAL DESCRIPTION OF THE LANDS ADDRESS: 336 Queen Street West, Toronto DESCRIPTION: Lot 7, North Side of Queen Street (formerly Peterfield Row), Plan D-10, City of Toronto DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 SCHEDULE “B” SKETCH SHOWING LOCATION OF PREMISES Note: The purpose of this plan is solely to indicate the approximate location and configuration of the Premises. The actual location and configuration of the Premises and the Common Areas and Facilities may differ from that shown on such plan. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 2 - DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 3 - DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 SCHEDULE “B-1” SKETCH SHOWING EXTERIOR SIGNAGE DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 SCHEDULE “C” RULES AND REGULATIONS 1. Security and Safety (a) The Landlord may from time to time adopt appropriate systems and procedures for the security and safety of the Building and the tenants and occupants and contents thereof, and the Tenant shall comply with the Landlord’s reasonable requirements in respect of such systems and procedures. (b) The Tenant shall participate in fire drills and evacuations of the Building as directed by the Landlord. In the event of an emergency, the Tenant shall vacate the Building if the Landlord or any public authority so directs in the manner prescribed by the Landlord or such public authority. (c) The Tenant shall not keep any inflammable oils or other inflammable, dangerous, corrosive or explosive materials in the Premises or the Building, save and except for incidental amounts used in the Tenant’s business operations and kept and used in accordance with all Applicable Laws. (d) The Tenant shall not bring any weapons, including firearms, knives (except normal kitchen utensils and office equipment such as scissors), fireworks or other similar implements, into the Premises or the Building at any time. (e) The Tenant shall use and encourage the use of alcohol based waterless hand sanitizers in all washroom and food preparation facilities within the Premises. (f) For safety and security purposes, the number of occupants of the Premises shall, at all times, not exceed the population density permitted by the National Building Code of Canada, as determined by the Tenant’s architect. 2. Use of Premises (a) The Tenant shall not use or permit the Premises to be used for residential, lodging or sleeping purposes, or for the storage of personal effects or articles not required for business purposes. (b) The Tenant shall not cook or heat any foods or liquids (other than the heating of food in microwave ovens or the heating of water or coffee in coffee makers or kettles) in the Premises without the written consent of the Landlord and shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages. (c) Only Persons approved from time to time by the Landlord may solicit orders for, sell, serve or distribute foods or beverages in the Building or use the entrances, elevators or corridors for any such purpose. 3. Operation of Premises (a) The Tenant shall place all refuse and recyclables in the receptacles provided by the Tenant in the Premises or in the receptacles (if any) provided by the Landlord for the Building, and shall otherwise keep the Lands and the Building and the sidewalks and driveways outside the Building free of all refuse. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 2 - (b) The Tenant shall participate in all Building recycling, energy reduction and water conservation programs as may be determined by the Landlord from time to time, in accordance with the terms of the Lease. (c) The Tenant shall neither obstruct nor use the entrances, passages, escalators, elevators and staircases of the Building or the sidewalks and driveways outside the Building for any purpose other than ingress to and egress from the Premises and the Building. (d) The Landlord shall be entitled to refuse to collect refuse and recyclables if not properly sorted into the appropriate recyclable container, and the Landlord shall be entitled to charge the Tenant for any costs it incurs as a result of the Tenant’s failure to comply with the Building recycling program. 4. Repair, Maintenance, Alterations and Improvements The Tenant shall carry out the Tenant’s repairs, maintenance, Alterations and improvements in the Premises consistent with the Lease only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building. 5. Deliveries The Tenant shall not make or receive any deliveries from or to the Premises except through the entrances, elevators and corridors and at the times designated by the Landlord. 6. Articles (a) Any furniture or equipment being moved in or out of the Premises by the Tenant shall be moved through the entrances, elevators and corridors after Business Hours and at the times designated by the Landlord. All appliances used to move articles in or out of the Premises shall be equipped with rubber tires, slide guards and any other safeguards required by the Landlord. (b) The Tenant shall not place in or move about the Premises any heavy machinery or equipment or anything liable to injure or destroy any part of the Premises or the Building without the prior written consent of the Landlord. (c) The Tenant may be required to report to the Building manager as to whether items of equipment purchased by the Tenant for use within the Premises are Energy Star, EcoLogoM, Green SealTM or otherwise approved by a credible authority (as determined by the Landlord acting reasonably) as environmentally friendly. (d) The Tenant shall not permit the use of, within its Premises, any stand alone energy intensive equipment designed to modify indoor air temperature or humidity, such as portable air conditioners, space heaters, humidifiers or dehumidifiers. 7. Windows The Tenant shall not install curtains, blinds or other window coverings without the prior written consent of the Landlord. Window coverings that are installed by the Tenant shall comply with any uniform scheme of the Building. If the Building has operable windows, the Tenant will keep such windows closed during any smog alert days. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 3 - 8. Washrooms and Water Fixtures The Tenant shall be permitted to use those washrooms on the floor of the Building on which the Premises are situated or, in lieu thereof, those washrooms designated by the Landlord from time to time. The Tenant shall not use the washrooms or other water fixtures for any purposes other than those for which they were intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown into them. 9. Locks and Security Systems The Landlord may from time to time install and change locks and/or security systems on entrances to the Premises and the Building. The Tenant shall be supplied with a reasonable number of keys or other entry devices for each installation. Any additional keys or entry devices required by the Tenant must be obtained from the Landlord at the Tenant’s expense. The Tenant shall not place or cause to be placed any additional locks or security systems on entrances to the Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed. At the end of the Term, the Tenant shall return to the Landlord all keys and other entry devices for the Premises and the Building which are in the possession of the Tenant. If without Landlord’s consent, Tenant installs lock(s) incompatible with the Building master locking system: (a) Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto; (b) Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency; and (c) Landlord may at any time remove such lock(s) at Tenant’s expense. 10. Bicycles and Vehicles The Tenant shall not bring any bicycles or other vehicles within any part of the Lands or Building except in such area or areas designated by the Landlord from time to time. 11. Living Creatures The Tenant shall not bring any living creatures, including animals (except dogs assisting the disabled), reptiles, insects, birds or fish within any part of the Lands or Building without the consent of the Landlord. 12. Indoor Plants and Vegetation, and Pest Control The Tenant shall ensure that no pesticides or herbicides are used within the Premises. The Tenant shall maintain any indoor plants and vegetation within the Premises in a healthy state, provided that any fertilizers used shall meet EcoLogoM, Green SealTM or equivalent standards. 13. Antennae, Satellite Dish The Tenant shall not install any radio or television antenna or satellite dish on any part of the Lands or Building without the prior written consent of the Landlord. 14. Smoking The Tenant shall not permit smoking in any part of the Building, including the Premises. 15. Canvassing, Soliciting and Peddling Canvassing, soliciting and peddling in or about the Lands and Building are prohibited. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 4 - 16. Employees, Agents and Invitees In these Rules and Regulations, “Tenant” includes the employees, agents, invitees and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises. 17. Health Screening The Landlord shall be entitled, during such time as there is a Health Emergency or a Health Emergency Plan is in effect, to require all occupants to comply with reasonable measures imposed in respect thereof by the Landlord, including health screening, the use of hand washing and other sanitation products directly related to the management of the health threat, attendance at mandatory training sessions, and the use of additional protective clothing by all occupants, invitees and tenants such as protective barriers, gloves and masks. 18. Access During Health Emergency During a Health Emergency, the Landlord shall also be entitled to specify specific modes of ingress and egress from and to the Building for tenants generally, or for specific tenants, occupants or invitees who may have a heightened risk of either exposure to a health threat or a heightened risk of transfer of unhealthy condition to other tenants, invitees or visitors in the Building. 19. Disclosure by Tenant The Tenant shall, immediately upon becoming aware of same, inform the Landlord of any outbreak of an infectious disease amongst its employees where such outbreak may impact the health and/or safety of other tenants in the Building or lead to a Health Emergency. 20. Health Emergency Drills The Tenant shall participate in any Health Emergency drill that the Landlord shall choose to implement acting reasonably, in preparation for a Health Emergency. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 SCHEDULE “D” SPECIAL PROVISIONS 1. General to all Clauses Where any provision of any paragraph contained in this Schedule “D” is inconsistent with any provision or provisions of this Lease, the provision of the paragraph in this Schedule “D” shall govern and the inconsistent provision or provisions of this Lease shall be of no effect. 2. Environmental Objectives (a) “Greenhouse Gases” shall mean any or all of CO2, methane (CH4), nitrous oxide (N2O), Sulphur Hexafluoride (SF6), Perfluoromethane (CF4), Perfluoroethane (C2F6), Hydrofluorocarbons (HFC’s), any substance designated as a greenhouse gas by Applicable Laws or any other substance that is the subject of reporting obligations under the Government of Canada’s notice with respect to reporting of greenhouse gases released under the Canadian Environmental Protection Act, 1999 on February 16, 2008 in the Canada Gazette, vol. 142, no. 7, as updated from time to time, or a successor obligation or any equivalent notice published by any provincial government, and “Greenhouse Gas” means any one of them. (b) The Tenant acknowledges the Landlord’s intention to operate the Building so as to provide for: (i) a comfortable, productive and healthy indoor environment; (ii) reduced energy use and reduced production, both direct and indirect, of Greenhouse Gases; (iii) reduced use of potable water and the use of recycled water where appropriate; (iv) the effective diversion of construction, demolition, and land-clearing waste from landfill and incineration disposal, and the recycling of tenant waste streams; (v) the use of cleaning products certified in accordance with EcoLogoM (Canada), Green SealTM (United States) or equivalent standards; (vi) the facilitation of alternate transportation options for individuals attending at the Building; (vii) and the avoidance of high-VOC emitting materials, furniture and improvements within the Building and individual tenant premises; (collectively, the “Environmental Objectives”). 3. Completion of the Premises (a) The Tenant acknowledges that it shall accept the Premises in “as is, where is” condition, subject only to the completion of the Landlord’s Work. (b) The Landlord agrees that it shall complete the following work (the “Landlord’s Work”) at the Premises on or before the Commencement Date, at its sole expense, in accordance with Applicable Laws and in a good workmanlike manner, as follows: DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 2 - (i) The work shown to be the Landlord’s responsibility in Schedule “E” annexed hereto which work shall be completed in a good and workmanlike manner using first-class materials and in accordance with all Applicable Laws; and (ii) The Landlord will build washrooms on each floor to a base building standard with the Tenant’s input, acting reasonably. Upon completion of the Landlord’s Work, Tenant shall have fourteen (14) days to inspect and review Landlord’s Work for any deficiencies and shall report any deficiencies to the Landlord within the aforementioned fourteen (14) days. If any deficiencies are reported, the Landlord covenants and agrees to promptly rectify the deficiencies following the receipt of such report. (c) If the Landlord is unable to complete the Landlord’s Work by July 1, 2022, for any reason, then this Lease shall not be void or voidable, the Landlord shall not be responsible for any liabilities whatsoever to the Tenant and all dates referenced in this Lease shall be delayed one (1) day for each day of delay, including but not limited to, the Commencement Date and the Fixturing Period, and the Term shall be postponed by the number of days past July 1, 2022, that it takes the Landlord to complete the Landlord’s Work. Notwithstanding the foregoing, the Commencement Date and the Tenant’s obligation to pay Rent shall not be delayed for any reason caused by the Tenant, such as, by way of example, failure by the Tenant to provide or approve plans, specifications or materials for the Landlord to perform the Landlord’s Work, or the Tenant’s failure to promptly respond to enquiries or requests made by the Landlord in connection with the performance of the Landlord’s Work. (d) The Tenant agrees that it shall, at its own expense, make all necessary Alterations and Leasehold Improvements to the Premises necessary for the conduct of its business (the “Tenant’s Work”) during the Fixturing Period, and the Tenant shall provide to the Landlord all detailed working drawings, plans and specifications for the Tenant’s Work prior to commencing any such Tenant’s Work. All plans, drawings and specifications for the Tenant's Work, and the Tenant's choice of contractors shall be subject to the prior approval of the Landlord, such approval not be unreasonably withheld or delayed and the Landlord will provide its response within ten (10) Business Days of any such request. The Tenant shall pay to the Landlord upon demand, any reasonable out-of-pocket costs incurred by the Landlord in connection with its review of Tenant’s Work including any request for approval of drawings, plans and specifications provided by the Tenant, provided that such costs do not exceed $2,500.00 per occurrence. The Tenant agrees that the Tenant’s Work shall be completed in accordance with the terms and conditions of this Lease and the approved plans and specifications and shall conform with all Applicable Laws, including without limitation, the City of Toronto by-laws and regulations, the Ontario Building Code and any and all building permits. The Tenant agrees to indemnify and save the Landlord harmless from any and all claims, damages, actions or liens arising from its Alterations, Leasehold Improvements and Tenant’s Work. 4. Fixturing Period Provided the Tenant given the Landlord proof of the Tenant’s insurance in accordance to the terms of the Lease, paid the Deposit and is not then in the default of the Lease beyond any applicable notice and cure period, the Tenant shall have non-exclusive access to and occupancy of the Premises during the Fixturing Period for the purpose of constructing the Tenant’s Leasehold Improvements and installing furniture and other business fixtures. During the Fixturing Period, all of the terms and conditions of the Lease, except for payment of Minimum Rent, Operating Costs and Realty Taxes, shall be in full force. For clarity, all DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 3 - Premises Utilities are to be a responsibility of the Tenant during the Fixturing Period, and paid by the Tenant directly to the utility provider directly in accordance with Section 8.2(c) of this Lease, or if the Tenant is not billed by the utility provider, such costs shall be paid by the Tenant to the Landlord in accordance with Section 8.2(b) of this Lease. The Tenant acknowledges that during the first two months of the Fixturing Period (from May 1, 2022 to June 30, 2022) the Landlord and the Tenant shall each have access to the Premises for the purposes of carrying out Landlord’s Work and Tenant’s Work, respectively. In the event the Tenant’s Work in the Premises is completed by the Tenant prior to the expiry of the Fixturing Period, the Tenant may commence carrying out its business from the Premises free from Minimum Rent up to the end of the Fixturing Period. For clarity, any Additional Rent will be payable by the Tenant from the day the Tenant commences its business. 5. Option to Extend Provided that the Tenant is not in default of the Lease beyond any applicable notice and cure period, the Tenant shall have the option to extend the Term for one (1) additional period of five (5) years (the “Extension Period”) on the same terms and conditions except for Minimum Rent rate, any free rent periods, fixturing periods, rent rebates and tenant allowances. The Minimum Rent rate for the Extension Period shall be determined by the then current Fair Market Rent rate, for comparable space in the same geographical area for a building of similar size and condition. The Tenant will provide the Landlord with a written notice exercising the option no later than six (6) months and no earlier than twelve (12) months prior to the expiry of the then current Term. If the Minimum Rent is not determined within ninety (90) days of Landlord’s receipt of the Tenant’s written notice, then the Minimum Rent shall be determined by a single arbitrator, appointed and proceeding under the Arbitration Act, 1991 (Ontario) or any replacement or successor legislation. If the parties cannot agree on the arbitrator within fifteen (15) days after the matter is to be submitted to arbitration, then the parties shall submit the matter to the Arbitration and Mediation Institute of Ontario Inc., which shall choose the arbitrator. The decision of the arbitrator shall be final and binding without appeal on questions of law or fact for any reason whatsoever. Costs of the arbitration shall be shared equally. For the purposes of this Section 5 of Schedule “D”, “Fair Market Rent” shall mean the annual net rental rate for comparable space in the Building or comparable buildings in the area of the Building as of the date upon which the Tenant provides the foregoing notice to the Landlord, having regard to rents then, or as near as possible thereto, being contracted to be paid, under leases of similar premises to the Premises in the area, by tenants with a covenant similar to that of the Tenant for terms similar to the Extension Period. 6. Leasehold Improvement Allowance The Landlord shall provide the Tenant with an allowance in the amount of up to a maximum of Seventy Five Dollars ($75.00) per square foot of Rentable Area of the Premises (the “Allowance”) for the purpose of constructing the Leasehold Improvements, which shall be payable by the Landlord upon the Commencement Date, provided the following conditions (the “Allowance Conditions”) have been satisfied: (a) The Tenant has provided to the Landlord: (i) receipted invoices, totaling not less than the Allowance, verifying the actual cost of installing the Leasehold Improvements in the Premises; (ii) a statutory declaration of an officer of the contractor that has performed the installation of the Leasehold Improvements or alteration of existing Leasehold Improvements that the contract under which the Alterations was performed (the “Tenant Work Contract”) has been “completed” or “abandoned”, as those terms are defined under the Construction Act (Ontario) (the “Act”); and (iii) one of: (A) if applicable, a certificate DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 4 - of substantial performance of the Tenant Work Contract in the form prescribed in the Act, together with evidence of the date of publication of such certificate as provided by the Act; (B) declarations of last supply in the form described in the Act, if applicable, given by officers of all the subcontractors employed by the contractor in the performance of the Alterations; or (C) if applicable, a certificate of completion in the form prescribed in the Act, in respect of the subcontract of each subcontractor employed by the contractor that has performed the Alterations, together with evidence of delivery of a copy of such certificates of completion to each respective subcontractor; (b) the expiry of the periods pursuant to the Act within which a person who supplied services or materials in connection with the performance of the Alterations may file a claim for lien for work or service performed or material supplied, provided no claim for lien for work or service performed or material supplied has been filed, or if such liens have been filed, then only upon such liens being discharged or vacated. In connection therewith, Landlord may require the Tenant to provide evidence by way of a solicitor's report that no liens in connection with the Alterations are registered against the freehold or leasehold interest in the Land or Building, such report to be dated the date the Leasehold Improvement Allowance is paid to the Tenant; and (c) the Tenant has delivered to the Landlord proof of payment of worker's compensation assessments for all the Tenant's contractors and subcontractors. The Landlord shall have five (5) Business Days from the date it receives the Tenant’s request for payment of the Allowance (the “Allowance Request Review Period”) to review Tenant’s request and notify the Tenant if the Landlord believes that such request does not satisfy the applicable requirements set forth above. If the Landlord does not notify Tenant of the specific requirements that have not been met during the Allowance Request Review Period, the Landlord shall make payment of the Allowance to the Tenant within two (2) Business Days after the expiration of the Allowance Request Review Period (the “Allowance Payment Date”). In the event that the Landlord timely raises an issue regarding the completeness of the Allowance Request that cannot be resolved by the Allowance Payment Date, the Landlord shall make payment of an installment of the Allowance on the Allowance Payment Date for the portions of the Allowance that are complete pursuant to the Tenant’s request, and the Tenant shall satisfy and submit to the Landlord the missing conditions (the “Supplemental Submission”), and within five (5) Business Days after the Landlord’s receipt of the Supplemental Submission (the “Supplemental Review Period”), the Landlord shall either disburse the remaining portion of the Allowance or notify the Tenant of the remaining unsatisfied conditions. In the event the Landlord fails to notify the Tenant prior to the expiration of the Allowance Request Review Period or the Supplemental Review Period, as applicable, the Tenant shall be deemed to have satisfied such conditions and the full Allowance will be paid immediately to the Tenant. If this Lease is terminated pursuant to an Event of Default which occurs after payment of the Allowance, then at the Landlord’s sole option, and in addition to any other remedies of the Landlord, the unamortized amount of the Allowance, based on a ten (10) year amortization period commencing on the Commencement Date, shall become immediately due and payable as a debt due to Landlord on the day immediately preceding the occurrence of the Event of Default and such amount shall be collectible in the same manner as Rent due under this Lease. 7. Patio Licence Agreement Concurrent with the execution and delivery of this Lease, the Landlord and the Tenant shall execute and deliver the Patio Licence Agreement in form and substance as in Schedule “G” attached hereto (the “Patio Licence Agreement”) with respect to the use by the Tenant of the patio area adjacent to the Premises, as described therein. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 SCHEDULE “E” LANDLORD’S WORK Office Space Finishes: Floor: Unfinished concrete ready to receive tenant finish. Walls: Exterior windows at perimeter walls are clear insulated vision glass/ low-E glazing with clear anodized aluminum frames. Tempered glass is used at doors and sidelights. Interior side at perimeter walls are GWB primed for tenant finish. Interior Walls: GWB primed for Tenant Finish Ceilings: Exposed concrete structure, HVAC, Plumbing & Services with ceiling mounted linear luminaire. Columns: Furred out, primed GWB Office Ceiling Height: Basement - 14' - 6” to u/s slab +/- Ground Floor - 14' - 6” to u/s slab +/- 2nd Floor - 10' - 9” to u/s slab +/- and 8' - 0” +/- at raised section at rear. 3rd Floor - 10' - 9” to u/s slab +/- 4th Floor — 10' — 6 1/4” to u/s OWSJ +/- Building Cladding: North Elevation: Aluminum composite panels facade in dark grey colour and warm grey concrete block base. Exterior windows are clear insulated vision glass/ low-E glazing with clear anodized aluminum frames. Tempered glass is used at doors and sidelights. Walls have 2 hr fire-rating. South Elevation: Brick facade in red smooth colour with warm grey concrete block base. Aluminum composite panels in dark grey colour at facia strips and soffits. Exterior windows are clear insulated vision glass/ low-E glazing with clear anodized aluminum frames. Tempered glass is used at doors and sidelights. Window Shading: Interior manually operated roller blinds Elevators: 2 passenger elevators Elevator #1: 1787mm x 1532mm platform Load plate: 2000 lb Weight 907 kg 12 persons Call buttons at each floor: standard flush, amber illumination. Control buttons: door open button, door close button, alarm button, stop switch button. Elevator #2: 2091mm x 1532mm platform Load plate: 2500 lb DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 2 - Weight 1134 kg 15 persons Call buttons at each floor: standard flush, amber illumination. Control buttons: door open button, door close button, alarm button, stop switch button. 1 Freight elevator — 1883mm x 2008 platform. Load plate: 3000 lb Weight 1361 kg 18 persons Call buttons at each floor: standard flush, amber illumination. Control buttons: door open button, door close button, rear door open button, rear door close button. Ground Floor: Finished entrance with common lobby Lobby Finishes: Floor Finish: 12”x24” porcelain tile in medium grey (matte) finish (Hamilton-medium grey) and grey grout (North Sea Grey) Wall Finish; primed and painted with beige colour (Ice Mist 2123-70) Ceiling Finished: GWB ceiling with cove light and ceiling mounted luminaire Floor Finish: tiles Wall Finish: Paint Ceiling Finished: GWB ceiling with lighting Washrooms: Basement - 4 showers + 2 change rooms Ground Floor - One barrier free on ground floor and One Unisex Washroom 2nd Floor - Designated Space allocated for 2 future washrooms + 1 future universal washroom 3rd Floor - Designated Space allocated for 2 future washrooms + 1 future universal washroom 4th Floor - Designated Space allocated for 2 future washrooms + 1 future universal washroom All existing washrooms are finished with floor tiles, wall tiles + GWB paint finish with toilet and vanity. Column Spacing: Generally, the interior columns in the office areas are 10” x 10 at 30' - 0” spacing Total Live Load and Dead Floor Loading: BELOW LOADING IS FOR INTERIOR SPACES, EXCLUDING STAIR WELLS, UNLESS NOTED OTHERWISE. REFER TO STRUCTURAL DRAWINGS FOR FULL LOADING BREAKDOWN. 1. GROUND FLOOR: S.I. DL = 2.96 kPa, LL = 4.8 kPa 2. SECOND FLOOR: (S.I. DL = 2.96 kPa, LL = 2.4 kPa FOR OFFICE SPACE), (S.I.DL = 2.76 kPa, LL = 4.8 kPa FOR STORAGE AREA) 3. THIRD FLOOR: S.I.DL = 2.96 kPa, LL = 2.4 kPa 4. FOURTH FLOOR: (S.I. DL = 2.96 kPa, LL = 4.8 kPa FOR INTERIOR), (S.I.DL = 3.64 kPa, LL =4.8 kPa FOR EXTERIOR TERRACE) HVAC Cooling: The HVAC system is a Variable Refrigerant Flow (VRF) system with chilled water. Each level has a dedicated loop with a distribution manifold. Each fan coil unit is 371 cfm. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 3 - Ventilation based on ASHRAE 62.1 provided by make-up air unit to each level. HVAC Additional Cooling: Chilled water system for additional cooling. HVAC Heating: Heating provided through the VRF system. HVAC Ventilation: Capped fresh air connections provided each floor at 2500 cfm. HVAC Exhaust: Exhaust connection shown at each floor at 1500 cfm. Capped connection for washroom exhaust. Kitchen exhaust ecology unit installed at ground floor. Additional Plumbing: Capped 1-1''/:” domestic cold water lines provided for each space. Sanitary capped connections provide two locations for each level. Electrical Power: Electrical Panels at each floor for tenant use with a capacity of 4.5W SF for general power and lighting combined Emergency Power: 150 kW Natural Gas Generator on the rooftop for life safety equipment such as fire alarm, emergency lighting and elevators. Lighting / Lighting Control: Base Building Light fixtures consist of 4' and 8' LED strip lights. LED pot lights are utilized in common areas such as corridors and exterior canopies. Lighting controls are provided by individual light switches, low voltage switches and occupancy sensors Fire Alarm: Fire alarm system includes horns and horn strobes for notification and pull stations and smoke & heat detectors for detection. Fire Protection: Spaces will be sprinklered and zoned based on NFPA-13. Fire hose cabinets provide fire hose coverage for floor areas. Telecommunications: Empty conduits are provided from the main telecom room in the basement level to each floor for service providers. Security: Card readers are provided at access points to each floor and at building entrances. CCTV cameras are provided at access points to each floor including stairs, elevator lobbies and building entrances. Access: The building incorporate barrier free design except at service and Mechanical rooms. Loading Dock: Class B Shipping and Receiving dock at rear of building. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 SCHEDULE “F” LANDLORD CONDITIONAL APPROVAL OF TENANT DRAWING SUBMISSION PACKAGE 1.0 PRE-CONSTRUCTION The Tenant will obtain all required permits, approvals or inspections from all governing bodies having jurisdiction. Tenant construction must in always be in full compliance with any and all existing and subsequent government regulations, codes and bylaws. Prior to the commencement of Tenant construction, the Tenant General Contractor shall submit the following: • Evidence of a minimum (5) five million dollars of General Liability Insurance, which names Constantine Enterprises Inc. as an additional named insured. • Current WSIB Certificate • Copy of the City Building Permit and applicable plumbing and mechanical permits • Copy of the Issued for Permit drawings • Ministry of Labour Notice of Project as applicable for projects over $50,000 • List of subcontractors for review and approval, if applicable. • Project directory indicating key project personnel, all subcontractors and site foremen complete with emergency contact information • Detailed Tenant Construction Schedule • Copy of Tenant Contractor safety policy • Signed 'Contractor Safety Requirements Acknowledgment' form • Signed 'Contractor Asbestos Awareness' form • $5,000 refundable deposit, to be returned upon submission of complete close out documentation. 2.0 CONSTRUCTION • Co-ordinate a kick off meeting prior to the commencement of the tenant scope of work. • Provide all documentation to the Landlord pertaining to all changes to the scope of work. • Schedule site meetings as agreed per all parties. • Perform all work per the Tenant manual, if applicable and all tenant specifications and requirements. • Schedule all building shut downs with Landlord with sufficient notice to properly advise other parties and schedule work. Refer to the tenant manual, if applicable for forms and costs associated with drain downs etc. • All tenant coring must be scheduled with the Landlord's general contractor and all locations must be approved by the Landlord's base building structural consultant prior to any work starting. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 2 - • Schedule all noisy and odorous work to be performed after standard building hours of operation. Noise complaints from adjacent neighbours pertaining to tenant work will require all work to be rescheduled for afterhours execution at the sole cost of the Tenant. • A security escort is required for all work within other tenants' premises. Work must be coordinated with Property Management with sufficient notice to advise other parties and schedule work. Costs associated with this work are the sole cost of the Tenant, plus a 15% administration fee. • The Landlord is committed to diverting at least 75% of all construction, demolition waste from landfill and incineration disposal. Copies of all waste weigh bills and information on the waste receiving facilities are to be provided to the Landlord to confirm diversion rates. Weigh bills and a waste summary are required as part of the Tenant close-out package. • All Tenant construction must be performed using precautionary measures outlined per the Ministry of Labour and the Occupational Health and Safety Act. If applicable, review Landlord AMP, sign asbestos awareness form and advise subcontractors pertaining to construction protocol. Landlord recommends obtaining a Designated Substance Report prior to Tenant construction at tenant's sole cost, if applicable. • Return all redundant base building light fixtures and troffers to the Landlord, if applicable • If a finishes plan is not included in the tenant drawing submittal package refer to the lease document for the removal of any non-standard finishes at the end of the lease term. • All ceiling tiles must conform to base building dimensions. • Existing perimeter heating covers cannot be electrostatically painted on site. All painting of the units must be completed with the covers open, if applicable. 3.0 FINAL FIELD REVIEW All Tenant consultants will provide a letter confirming the completed work conforms to current regulations and is in general conformance to the submitted plans and specifications. A final walk through with the Landlord is required at the completion of Tenant construction. 4.0 FINAL DOCUMENTS The Tenant general contractor will complete and execute an approved form of Statutory Declaration protecting the Landlord against any and all liens, charges or claims on the account of any work performed or material furnished in addition to the following documentation: • Provide as-built plans (reviewed by Tenant consultant) in both pdf and dwg format as required. • Provide letters of warranty and maintenance manuals. • Provide certificate of hydro authority's inspection and approval. • Ensure that the municipal permit inspections are completed and closed. Provide a copy of the Building Permit Status letter verifying all permits are closed. • All Fire Alarm and Life Safety verification certificates must be submitted as applicable. • Air Balancing Report from approved balancer. Provide written confirmation that all identified deficiencies have been rectified. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 3 - • Publication of the Certificate of Substantial Completion (Form 6). • Statutory Declaration as submitted for release of hold back. • Two complete sets of close out documents per the enclosed close out document check list The Landlord assumes no responsibility for any work carried out by the Tenant's Contractor under agreement with the Tenant. Tenant shall hold the Landlord harmless against any damage, or injury suffered by any employee, invitee, or licensee, howsoever caused. 5.0 LANDLORD COMMENTS ON SUBMITTED DRAWINGS: 5.1 Tenant Design Drawings Co-ordinate with the Landlord base building consultants for all scope of tenant design to conform with base building systems, components and assemblies as well as all Authorities having jurisdiction. Where scope of Tenant work is not compatible or interferes with the base building or is not in compliance with local codes and Authorities having jurisdiction, the Tenant is solely responsible for all cost for compliance. The Landlord has requested the base building architect to review and provide their comments on impact to base building design and any impact to Tenant design is at the sole cost of the tenant for compliance. This information will be sent by separate email notice by the Landlord base building architect to the Tenant design consultant as part of the co-ordination process. 5.2 Tenant Mechanical Drawings The Landlord has requested the base building electrical consultant to review and provide their comments on impact to base building design and any impact to Tenant design is at the sole cost of the tenant for compliance. 5.3 Tenant Electrical Drawings The Landlord has requested the base building mechanical consultant to review and provide their comments on impact to base building design and any impact to Tenant design is at the sole cost of the tenant for compliance. 5.4 Tenant Structural Drawings The Landlord will request the base building structural consultant to review and provide their comments on impact to base building design and any impact to Tenant design is at the sole cost of the tenant for compliance. 5.5 Tenant Signage The Landlord will request the appropriate base building consultant to review and provide their comments on impact to base building design and any impact to Tenant design is at the sole cost of the tenant for compliance. The Tenant must comply with the Base Building Signage requirements for both interior and exterior signage applications and parameters within the overall signage programme or standard set for the base building. The Tenant is responsible for compliance to all By Laws and Authorities Having Jurisdiction over signage and is solely responsible for all costs associated with their signage permits and fees. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 4 - 6.0 GENERAL NOTES ON DRAWINGS AND SPECIFICATIONS The submitted drawings have been reviewed solely for compliance with the Landlord's base building and general design standards. The review does not relieve the Tenant, its Architect, Engineers, Contractors or other representatives from ensuring that the proposed design and construction complies with all applicable laws, regulations, directives, latest Building Codes, or the specific requirements of the lease and any rules, regulations, and construction and/or manuals for the Base Building. Any tenant scope of work of the permit or issued for construction set that is not part of the Landlord Schedules for scope of work is the sole responsibility and the sole cost of the Tenant. As this is a base building still under construction by Landlord forces, unknown site conditions may be encountered with impact to Tenant scope of work. It is the sole responsibility and the sole cost of the Tenant to adjust the scope of Tenant fit up work to mitigate these impacts within the tenant premises. The cost of the Landlord's base building consultant's review will be charged back to the Tenant and all subsequent reviews by the Landlord’s consultants for compliance. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 SCHEDULE “G” PATIO LICENCE AGREEMENT This Agreement made as of April 28, 2022. B E T W E N: CONSTANTINE ENTERPRISES INC. (hereinafter called the “Licensor”) -and- RECURSION CANADA INC. (hereinafter called the “Licensee”) R E C I T A L S This Licence is entered into with reference to the following facts and circumstances: 1. The Licensor and Licensee entered into a lease dated as of the date herof (the “Lease”) wherein the Licensee, as tenant, leased from the Licensor, as landlord certain premises as more particularly described in the Lease (the “Leased Premises”), located in the building municipally known as 336 Queen Street West, Toronto, Ontario (the “Building”). 2. In connection with the use and occupation by the Licensee of the Leased Premises, the Licensee has requested a licence to utilize the Patio Area (as that term is defined in Section 3 of this Licence) and, for this purpose, the parties have agreed to enter into this Licence. NOW THEREFORE, in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows: 1. Recitals The parties hereby confirm and agree that the recitals contained herein are true and accurate in every respect and may be relied upon by the parties as statements of fact and form an integral part of this Licence. The parties shall not assert facts contrary to those set out above in the recitals. 2. Term Subject to the provisions of the Lease, the term of this Patio Licence shall be coterminous with the Term of the Lease (the “Patio Area Term”). 3. Right to Use of Patio Area The Licensee, throughout the Patio Area Term, unless sooner terminated pursuant to the terms hereof, or unless otherwise prohibited by any governmental authority having jurisdiction thereover, shall have the right (subject to the rights of the Landlord) to use the area in the approximate location outlined in red and shown as “Patio” on the plan attached as Schedule “A” hereto, for an external patio area (the “Patio Area”) to be used only in conjunction with the uses permitted and carried on by the Licensee in the Leased Premises and uses ancillary to the permitted use in the lease, including without limitation, as an outdoor venue for (i) beverages, meals and rest area for the employees of the Tenant working at the Leased Premises, and (ii) parties, events or other similar gatherings related to the Tenant’s business, subject however, to the Licensee complying with the terms and conditions of this Licence. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 2 - 4. Terms of Licence/Licensee’s Covenants (a) The Licensee's right to the use of the Patio Area is subject to the condition that the Licensee, at its expense, maintains in full force and effect and in good standing all approvals, permits and authorizations (including all conditions thereto) granted by all governmental authorities having jurisdiction thereover, including, without limitation, the City of Toronto. The Licensee shall be permitted to serve (but not sell) alcoholic beverages in the Patio Area, provided that the Licensee obtains and complies with all required permits and governmental approvals in connection therewith and the terms and conditions of this Licence. The Patio Area shall not be used for the sale of alcoholic beverages. (b) The Licensee will use the Patio Area in a dignified and reputable manner and in accordance with the Lease and the Rules and Regulations. In no event shall the Licensee cause, suffer or permit the smoking of any tobacco or cannabis or other products lit with open flame or any vapour or e-cigarettes or any similar type of smoking product in the Patio Area. The Patio Area shall not be used for the sale of any tobacco, cannabis, vapour or e-cigarettes or any similar product. (c) Subject to applying for and receiving the approval of the Landlord pursuant to Section 4(j) below, the Licensee will own, install and keep in good order and condition, free from liens or rights of third parties, furniture. The Licensee shall not make any additions, Alterations, modifications or improvements of any kind whatsoever to the Patio Area, except with the written consent of the Landlord, and subject to Section 10.2 the Lease. Notwithstanding anything to the contrary herein, Licensor shall approve the installation of a structure to shade the sun, provided it has reviewed the Licensee’s plans prior to installation. (d) The Licensee will keep the Patio Area at all times in a safe, sanitary, neat, clean, attractive and inviting condition, to the reasonable satisfaction of the Licensor, including, without limitation, sweeping and washing of the Patio Area as necessary. If the Licensee does not maintain a standard of cleanliness and repair within the Patio Area satisfactory to the Licensor, acting reasonably, the Licensor shall have the right, three (3) business days prior written notice to the Licensee, to clean or repair or cause to be cleaned or repaired the Patio Area and the cost of such work of cleaning or repairing the Patio Area shall be paid by the Licensee to the Licensor, together with an administrative fee equal to fifteen percent (15%) of the costs incurred by the Licensor, within thirty (30) days of demand as Additional Rent. (e) If the Licensor, acting reasonably, determines that the security by the Licensee within the Leased Premises or the Patio Area as a result of the operation within the Patio Area of the Licensee's business is insufficient to exercise proper control and jurisdiction over the Patio Area, and the condition giving rise to such determination has not been remedied by the Licensee after five (5) days prior written notice from the Licensor, then the Licensor shall have the right, acting reasonably, after twenty-four (24) hours prior written notice, to employ, at the Licensee’s expense, its own security personnel to exercise proper control and jurisdiction, and such expense shall be paid by the Licensee to the Licensor forthwith upon demand as Additional Rent. (f) Except for mobile electronic devices, the Licensee will not install or allow on the Patio Area, without the prior written consent of the Licensor (such consent not to be unreasonably withheld, conditioned or delayed), any fixtures or improvements, whether permanent or moveable, any transmitting or receiving device, antenna, music or sound equipment. Any installation, without the Licensor's consent, shall be subject to removal, by the Licensor, without notice at any time and such removal shall be done, and all damage DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 3 - as a result thereof shall be made good, in each case, at the cost of the Licensee, payable as Additional Rent forthwith on demand. The Licensee will not place or install or use or suffer or cause or permit the use thereof in any portion of the Patio Area any barbeque or other cooking device, whether or not with an open flame, without the consent of the Licensor, such consent not to be unreasonably withheld, conditioned or delayed. The Licensee will not use the Patio Area for any storage purposes including without limitation the storage of any furniture, files or other materials. (g) The Licensee will not install, place or use in the Patio Area any travelling or flashing lights or signs or any loudspeakers, television, phonographs, radio or other audio visual or mechanical devices in a manner so that they can be heard or seen outside of the Patio Area. (h) The Licensee will not offer or permit live entertainment in the Patio Area, unless consented to by the Licensor, acting reasonably. (i) The Licensee will not permit, within the Patio Area, the use, display or sale of (A) any illegal substances, (B) any paraphernalia commonly used in the use or ingestion of illicit drugs, or (C) any item, thing or conduct which, in the Licensor's reasonable opinion, is pornographic, offensive, lewd, vulgar, obscene or immoral, criminal or quasi-criminal. (j) The Licensee shall provide and install, at its expense, in the Patio Area, tables, seating facilities and other moveable fixtures (the “Facilities”), so long as such Facilities have been approved in advance by the Licensor, such approval not to be unreasonably withheld, and upon such terms and conditions as may be reasonably determined by the Licensor. The Licensee acknowledges and agrees that any destruction, damage, theft or vandalism of or to the Facilities shall be the sole responsibility of the Licensee, unless caused by Licensor or those for whom the Licensor is at law responsible. The Licensee shall keep the Patio Area and the Facilities clean and in good repair at all times throughout its possession thereof. Ingress and egress to the Patio Area shall be through the Leased Premises only. The Licensee shall, at its expense, immediately repair or replace, as the case may be, all or any Facilities that have been damaged, destroyed, stolen, vandalized or detrimentally affected by the weather. The Licensee shall keep the Patio Area, the Facilities and the roof area on which the Patio Area is situate neat, clean, tidy and in good repair at all times throughout its possession thereof. In addition thereto, should any roof deterioration or damage to the Building, or common use areas, HVAC equipment and other systems and facilities servicing the Building or obstruction of roof drains occur as a direct result of the Licensee’s use or occupancy of the Patio Area, save and except for reasonable wear and tear (for which Licensee shall not bear any additional costs), the Licensee shall reimburse the Licensor for the cost of any repairs effected thereto by the Licensor which shall be paid to the Licensor by the Licensee, together with an administration fee equal to 15% of such costs, on demand as Additional Rent, together with all applicable Sales Taxes. If the Licensee does not maintain a standard of neatness, cleanliness, tidiness within the Patio Area satisfactory to the Licensor, acting reasonably, the Licensor shall have the right, after five (5) days prior written notice to the Licensee, to clean, tidy or repair or cause to be cleaned, tidied or repaired the Patio Area and the cost of such work of cleaning, tidying or repairing the Patio Area shall be paid by the Licensee to the Licensor, together with an administration fee equal to 15% of such costs, within thirty (30) days of demand as Additional Rent. The Licensee, at the Licensee’s expense, shall neatly store the Facilities used in the Patio Area during any period when the Patio Area is not being used by the Licensee. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 4 - (k) The Licensee acknowledges and agrees that the insurance requirements of the Licensee as set out in the Lease shall also include the use of the Licensee of the Patio Area. (l) The Patio Area does not form part of the Leased Premises, but the Patio Area and the Licensee’s use of the Patio Area during the Patio Area Term are subject to all of the terms, covenants and conditions which are to be performed, observed or complied with as the use may be, on the part of the Licensee set out in this Licence and in the Lease, insofar as they are applicable to the Patio Area. The Licensee shall be obliged to pay to the Licensor, at the office of the Licensor, or such other place designated by the Licensor, in lawful money of Canada, without prior demand therefor and without any deduction, set-off, abatement or compensation whatsoever: (i) Intentionally deleted; (ii) Intentionally deleted; and (iii) Any increase of Operating Costs or other expenses, costs or outlays which the Licensor may be subject to as a result of or in any related to the use of the Patio Area by the Licensee or its invitees such as, but not limited to, cleaning, refuse removal, installation of security and safety devices or barriers, repairs, maintenance and replacement shall be borne and payable by the Licensee as Tenant under the Lease and all of which shall constitute Additional Rent payable forthwith upon receipt of an invoice from the Licensor together with and subject to all applicable Sales Taxes which shall be payable by the Licensee concurrent with the payment of such Additional Rent. (m) Intentionally deleted. (n) In no event or case will the Licensee cause, suffer or permit the serving of alcoholic beverages in or about the Patio Area unless and except if the Licensee has received both of 1) all required permits, licenses and authorizations required pursuant to Applicable Laws and has provided such evidence thereof to the Licensor, as it may request; and 2) the prior written consent of the Licensor, not to be unreasonably withheld or delayed, in which case such consent may be subject to conditions as to security, health and safety matters and other conditions as the Licensor, acting reasonably, may determine necessary or desirable for, amongst other purposes the health, safety and security of the tenants, licensees and occupants of the Building. (o) The Licensee’s use of the Patio Area may be terminated by the Licensor upon fifteen (15) days prior written notice to the Licensee in the event that the Licensee is in breach or default under the provisions of the Lease beyond any applicable cure period, or in breach or default under any of the terms of this Licence and the Licensee has not cured such default within the aforementioned fifteen (15) day cure period following written notice provided to it by the Licensor. Any direct costs incurred as a result of any termination shall be determined by the Licensor, acting reasonably, and paid by the Licensee within thirty (30) days of demand as Additional Rent together with and at the same time with all applicable Sales Taxes. (p) The Licensee agrees that it shall not install, within, fronting or facing onto or projecting out from the Patio Area any signs, posters, boards, insignia, banners, or any other form of written or printed material or any drawings, logos, illustrations or other form of artwork whatsoever, other than the signage contemplated in the Lease. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 5 - (q) Upon receipt by the Licensor of any reasonable verbal or written complaint by other tenants or neighbours of the Building (i) that the music, sound or noise level in or from the Patio Area is too loud or objectionable, the Licensee shall immediately reduce and thereafter keep continuously modulated the music, sound or noise level, or all of them, as the case may be, so as not to exceed a level satisfactory to the Licensor, acting reasonably, and the Licensee’s failure to immediately do so or the Licensee’s failure to comply with the Licensor’s directives to keep continuously modulated music, sound or noise levels at a level not exceeding the level acceptable to the Licensor shall constitute a default under this Licence, following which the Licensor shall be entitled to give notice to the Licensee in accordance with Section 7(c) hereof; or (ii) that all or any part of the Patio Area is obstructed in any manner whatsoever by persons attempting to gain access to the Patio Area, then the Licensee shall immediately arrange for the removal of such obstructions, and the Licensee's failure to do so shall constitute a default under this Licence, following which the Licensor shall be entitled to give notice to the Licensee in accordance with Section 7(c) hereof. The Licensee expressly acknowledges and agrees that there are tenants, occupants and licensees in the Building below the Patio Area, and if, in the opinion of the Licensor, acting reasonably, the music, sound or noise level in or from the Patio Area is too loud or objectionable to any of the tenants, occupants or licensees of the Building, the Licensee shall, upon request, immediately reduce the music, sound or noise level, or all of them, as the case may be, to a level satisfactory to the Licensor, acting reasonably, and the Licensee's failure to immediately remedy the music, sound or noise level shall constitute a default under this Licence, following which the Licensor shall be entitled to give notice to the Licensee in accordance with Section 7(c) hereof. (r) In the use of the Patio Area, the Licensee shall: (i) at its sole expense and responsibility, keep, repair, and maintain and keep in good condition the Patio Area all appurtenances to the satisfaction of the Licensor, acting reasonably, and upon request of the Licensor to provide evidence of the payment of all costs, expenses and outlays incurred or which in the opinion of the Licensor, acting reasonably, ought to be incurred with respect to the repair, and maintenance of the Patio Area and all appurtenances thereto; (ii) keep the Patio Area, at all times, in a safe, sanitary, neat, clean, attractive, and inviting condition to the satisfaction of the Licensor, acting reasonably; (iii) at all times use or permit the use of the Patio Area in compliance with this License and Article 11 of the Lease; (iv) not commit or suffer or permit to be committed any waste upon, or damage to, the Patio Area or any nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant, occupant or licensee in the Building or which unreasonably disturbs or interferes with any person in the Building; (v) not perform any acts or carry on any practise which may in any way damage the Building or damage its reputation and/or public image; and (vi) not use the Patio Area or any portion thereof to solicit or advertise or promote, nor display any sign or other things outside the Leased Premises or on, or adjacent to the Patio Area at any time, except as otherwise provided for in the Lease. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 6 - (s) The Licensee expressly acknowledges and agrees that: (i) the Patio Area may contain heating, ventilation and cooling (“HVAC”) equipment and other systems and equipment servicing other parts of the Building and, accordingly, the Licensee covenants that it will not cause, suffer or permit any interference, obstruction or blockage to unreasonably interfere with the normal operating function of such equipment and that, upon notice by the Licensor, the Licensee will, at the Licensee’s expense, immediately remove any such interference, obstruction or blockage, as the case may be, so that such equipment can function properly; (ii) the Licensee will allow the Licensor, its employees, agents and contractors clear and unimpeded access to the Patio Area upon not less than twenty-four (24) hours’ prior notice (and with no notice if the Landlord, in its reasonable bona fide opinion believes there is an emergency) to the Licensee for the purposes of inspecting, maintaining and repairing the Building and/or the Patio Area or any part thereof including all HVAC equipment and other systems and facilities servicing the Building and/or the Patio Area; and (iii) no signage whatsoever shall be placed or installed in or about the Patio Area, except as otherwise provided for in the Lease. (t) The Licensee shall not make any installation, alteration, addition, or place any object or thing on, about, under or above the Patio Area which may or which does cause damage or may, in the reasonable opinion of the Licensor, or may result in any condition which could lead to damage, or cause any damage to any of the following: (i) the Building; or (ii) the HVAC or other systems serving the Building or the roof, brick or stucco exterior (such as, but not limited to, spalling of the brick or deterioration of any stucco or other finish on the exterior of the Building) and, in such event, the Licensee shall, upon written notice of the Licensor, immediately rectify, repair and cure, in a good and workmanship manner, any such damage or condition and shall, upon the demand of the Licensor, reimburse the Licensor for any cost of repairs or other actions undertaken by the Licensor plus a fifteen percent (15%) administration fee, all of which will be paid to the Licensor by the Licensee within thirty (30) days of demand as Additional Rent. (u) The use of the Patio Area by the Licensee shall in no event impede the visibility of and the exterior view through the windows of the tenants, occupants and licensees of the Building. (v) The Patio Area shall not be enclosed, covered, or fenced in in any manner whatsoever, unless agreed to by the Licensor, acting reasonably, or is otherwise required by Applicable Laws. (w) Subject to compliance with the provisions of Section 4(u) above, patio tables and umbrellas in a quantity and size first approved of in writing by the Licensor, such approval not to be unreasonably withheld, condition or delayed, may be allowed in conjunction with the use of the Patio Area provided that the Licensee agrees to promptly and completely retract the umbrellas to a closed position when patio tables are not in use by anyone permitted on the Patio Area by the Licensee. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 7 - (x) The Licensee convents and agrees that it shall not and cannot assign or transfer its right and interest in and to this Licence Agreement or sublet or sublicence the Patio Area or any portion of the Patio Area to any third party, except in connection with an assignment, transfer or sublease that is permitted under the Lease and in any such case, only to the assignee, transferee or sublessee thereunder. 5. Insurance The Licensee shall also cause its insurance policy for the Leased Premises (which shall also be indicated on such insurance certificate) to: (a) contain provisions whereby the Licensee’s insurance on the Leased Premises will extend to and cover the use of the Patio Area by the Licensee, its agents, employees, invitees, those persons doing business with the Licensee, and those for whom the Licensee is responsible at law, including without limitation the use of the Patio Area for the serving of alcoholic beverages in accordance with Section 4(a)); and (b) not be cancelled except on thirty (30) days’ prior written notice to the Licensor. Such insurance shall be continuously maintained by the Licensee during the Patio Area Term and, upon request of the Licensor, the Licensee shall immediately provide evidence thereof to the Licensor. 6. Interruption of Use by Licensee The Licensor shall have the right, at its option, to suspend the Licensee’s use of the Patio Area in cases where the Licensor reasonably requires to undertake repairs, maintenance, alterations, additions or renovations to the Building and/or the Patio Area, as landlord, and where in the reasonable opinion of the Licensor, the Licensor requires access and/or use of the Patio Area for such purpose. 7. Default Upon the occurrence of an Event of Default under this Licence by the Licensee, the Licensor may terminate this Licence by giving the Licensee fifteen (15) days written notice of termination, which shall be deemed to have been received when delivered to the Licensee at the Leased Premises without prejudice to and without waiving any other remedy or claim of the Licensor. For the purposes of the foregoing, the term of an “Event of Default” shall mean the following: (a) any breach or default by the Licensee of any of the terms of this Licence, and the Licensee in any such case shall have failed to remedy such breach or default within fifteen (15) days following notice by the by the Licensor to the Licensee of such default, or if such default is not (with the application of all due diligence and speed) capable of being remedied within fifteen (15) days, such longer period as is reasonable in the circumstances provided that the Licensee shall have commenced remedying such default within such fifteen (15) day period and is diligently proceeding with such remedial actions, but in any event such breach or default shall be remedied within forty-five (45) days from the date of notice from the Licensor of such default; or (b) any breach or default by the Licensee under the Lease, which has not been remedied within the applicable cure period set out therein. 8. No Right or Interest in Licensee The Licensee agrees that in any part of the Patio Area, (i) no tenancy, easement or other rights accrue to the Licensee under this Licence, and (ii) it has no right whatsoever to and shall not assign or transfer this DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 8 - Licence or create any licence, sub-licence or other form of right or interest based hereon, without the consent of the Licensor, which shall not be unreasonably withheld or delayed. 9. Indemnity The Licensee hereby covenants and agrees to promptly indemnify and hold harmless the Licensor from and against any and all claims, losses, action, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), judgments, executions, liabilities, responsibilities, fines, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees (on a solicitor and his own client basis) in connection with loss of life, personal injury, damage to property or any other expense, damage, loss or injury whatsoever arising directly or indirectly from or out of the use of the Patio Area by the Licensee including, without limitation, any occurrence or claim relating to the use of Patio Area by the Licensee, its agents, employees or those for whom the Licensee is in law responsible or by any patron, customer or invitee of the Licensee, or by reason of any act, omission, neglect, default or wilful act or omission by the Licensee, its agents, employees or those for whom the Licensee is in law responsible or otherwise, arising directly or indirectly out of this Licence. The Licensor hereby covenants and agrees to promptly indemnify and hold harmless the Licensee from and against any and all claims, losses, action, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), judgments, executions, liabilities, responsibilities, fines, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees (on a solicitor and his own client basis) in connection with loss of life, personal injury, damage to property or any other expense, damage, loss or injury whatsoever arising directly or indirectly from or out of any act or omission of the Licensor with respect to the Patio Area including, without limitation, any occurrence or claim relating to the use of the Patio Area by the Licensor, its agents, employees or those for whom the Licensor is in law responsible. 10. Release of Licensor The Licensor shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Patio Area, or damage to property of the Licensee or of others located on the Patio Area, nor shall the Licensor be responsible for any loss of or damage to any property of the Licensee or others from any cause whatsoever, except to the extent that such death, injury, loss or damage results from the negligence of the Licensor or the Owners of the Building or its or their agents, servants or employees or other persons for whom they may, in law, be responsible. Without limiting the generality of the foregoing, subject to the foregoing exception, neither all nor any of the Licensor or the Owners shall be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster or other items or materials of any type or kind whatsoever, steam, gas, electricity, water, rain, earthquake, flood, snow or leaks from or onto any part of the Patio Area or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling, or emanating from above, below or otherwise outside of the Patio Area or any other place, or by dampness or by any other cause whatsoever. Subject to the exceptions herein, neither all nor any of the Licensor shall be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or the public, or caused by construction or by any private, public or quasi-public work. All property of the Licensee kept or stored on the Patio Area shall be so kept or stored at the risk of the Licensee only and the Licensee shall indemnify, subject to the exceptions set out herein, all and any of the Licensor, and the Owners and save them harmless from any claims arising out of any damages to the same including, without limitation, any subrogation claims by the Licensee’s insurers. 11. Upon Termination At the expiration or sooner termination of the Patio Area Term, the Licensee shall, at its expense, leave the Patio Area in the condition in which it is required to maintain the Patio Area during the Patio Area Term of DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 9 - this Licence and shall remove its Facilities and any barrier from the Patio Area and store them off the Leased Premises, provided that at the time Licensor approved such installations, it advised Licensee that such Facilities and barriers would be required to be removed at the expiration or earlier termination of the Patio Area Term. The Licensee shall not, in such removal, damage the Patio Area and shall promptly repair in a good and workmanlike manner to the satisfaction of the Licensor, acting reasonably, any damage which may occur as a result of such removal and shall promptly repair, seal and fill in, in a good and workmanlike manner to the satisfaction of the Licensor, acting reasonably, all cracks, penetrations, all other damage which may have resulted as a consequence of the use of the Patio Area by the Licensee and its invitees and the installation, placing and removal of the Facilities on the Patio Area, all with the exception of reasonable wear and tear. 12. Lease It is understood and agreed that all agreements, covenants and obligations of the Tenant which are to be performed, observed or complied with, as the case may be, by the Tenant pursuant to the Lease shall apply to the Licensee, the Patio Area and the Licensee’s use of the Patio Area, subject however, to the specific provisions set out in this Licence. 13. Capitalized Terms Any terms capitalized herein shall, unless they are defined herein, shall have the same meanings and definitions. 14. Counterpart Execution This Agreement may be executed in several counterparts, each of which, once executed, shall be deemed to be an original and such counterpart together with the other counterparts shall constitute one and the same instrument. The parties hereto consent to the use of electronic signatures and agree that this Agreement may be executed either in original or by electronic means, and may be transmitted by PDF and the parties adopt any such electronic execution or signatures received by PDF as original signatures of the parties. [signature page follows] DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 10 - IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof. CONSTANTINE ENTERPRISES INC. By: Name: Title: I have authority to bind the Corporation RECURSION CANADA INC. By: Name: Title: I have authority to bind the Corporation DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF President and COO Tina M. Larson Robert Hiscox, CEO

LEGAL*55402532.8 Schedule “A” to Patio Licence Agreement (Plan showing Patio) DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 12 - DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 SCHEDULE “H” INDEMNITY AGREEMENT THIS INDEMNITY AGREEMENT is dated April 28, 2022 BETWEEN: CONSTANTINE ENTERPRISES INC. (the “Landlord”), - and - RECURSION PHARMACEUTICALS INC. (the “Indemnifier”) In order to induce the Landlord to enter into (i) the lease dated April 28, 2022 (the "Lease") among the Landlord, as landlord, Recursion Canada Inc. (the “Tenant”), as tenant, and the Indemnifier, as indemnifier, and (ii) the patio licence agreement dated April 28, 2022 (the “Licence”) between the Landlord, as licensor and the Tenant, as licensee, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Indemnifier hereby makes the following indemnity and agreement ("Indemnity") with and in favour of Landlord: 1. The Indemnifier hereby agrees with the Landlord that at all times during (i) the Fixturing Period, (ii) the Term, and (iii) any extension or renewal thereof in accordance with Section 5 of Schedule “D” to the Lease, the Indemnifier shall be bound to the Landlord for the performance of all the monetary obligations of the Tenant under the Lease and the Licence (collectively referred to herein as the “Agreements”), and the Indemnifier's liability shall be that of a direct and primary obligor, and, in this regard, the Indemnifier shall: (a) make due and punctual payment in full of all Rent, loan repayments, moneys, charges and other amounts of any kind whatsoever due and payable under the Lease or the Licence by the Tenant, whether to the Landlord or to any other Person and whether the Lease or the Licence has been disaffirmed, disclaimed, terminated or surrendered; and (b) promptly indemnify and save the Landlord harmless from and against any and all Claims (as hereinafter defined) arising out of any failure by the Tenant to pay all Rent, loan repayments, moneys, charges or other amounts of any kind whatsoever due and payable under the Agreements or resulting from any failure by the Tenant to observe or perform any of the terms, covenants and conditions contained in the Agreements on the part of the Tenant to be kept, observed and performed. For the purposes hereof, the term “Claims” means claims, losses, actions, suits, proceedings, causes of action, demands, damages (incidental, direct, indirect, special, consequential or otherwise), fines, duties, interest, penalties, judgements, executions, liabilities, responsibilities, costs, charges, compensation, payments and expenses including, without limitation, any professional, consultant and legal fees on a complete indemnity basis. For certainty, the Indemnifier shall have no obligation to perform any covenants and obligations under the Agreements, other than monetary covenants and obligations. 2. The Indemnifier hereby expressly acknowledges and agrees that this Indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated, impaired or affected (whether or not the Indemnifier has notice thereof or is a party thereto) by: (a) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant under the Agreements; (b) any failure of the Landlord to enforce any of the terms, covenants, agreements, stipulations, provisos, conditions and Rules and Regulations contained in the Lease; (c) any Transfer of the Lease or the Licence or of all or any part of the Premises by the Tenant or by any DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 2 - Transferee, or by any trustee, receiver, receiver-manager or liquidator; (d) any Change of Control of the Tenant or of any Transferee; (e) any relocation, expansion or reduction of the Premises and any changes to the Lease or the Licence resulting therefrom, provided the Indemnifier is given notice of such aforementioned changes to the Lease or the Licence; (f) any amendment, modification or variation (whether minor, trivial, substantive or otherwise) to the Lease or the Licence (whether such amendment, modification or variation is made between the Landlord and the Tenant, or between the Landlord and any Transferee), provided the Indemnifier is given notice of any such aforementioned amendments, modifications or variations to the Lease or the Licence; (g) any waiver by the Tenant or any Transferee of any of its rights under the Lease or the Licence; (h) any changes, additions, or alterations in, to or for the Premises or any part thereof; (i) any overholding by the Tenant of the Premises or any part thereof; (j) any renewal or extension of the Lease or the Licence pursuant to any option or right of the Tenant or otherwise; it being understood and agreed that this Indemnity shall extend throughout the Term, as renewed or extended; (k) any loss of, or any loss in respect of, any security received or intended to have been received by the Landlord from the Tenant; (l) any present or future statute or any existing or future common law under which (i) the Tenant (or any one or more Persons comprising the Tenant) or (ii) the Indemnifier (or any one or more Persons comprising the Indemnifier) is released or has its (or their) obligations under the Lease or the Licence or this Indemnity, as the case may be, discharged, mitigated, impaired or affected in any way whatsoever; (m) the addition of any Person or Persons comprising the Tenant or the Indemnifier, or both; (n) any unilateral action of either the Landlord or the Tenant; or (o) the expiration of the Term or termination of the Lease or the Licence. Nothing but payment and satisfaction in full of all Rent and the due performance and observance of all terms, covenants and conditions on the part of the Tenant to be paid under the Agreements shall release the Indemnifier from its obligations under the Agreements or this Indemnity, as the case may be. 3. The Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and any notice of non-performance, non-payment or non-observance on the part of the Tenant of any of the terms, covenants and conditions contained in the Agreements, provided, however, the Landlord shall notify the Indemnifier of any enforcement proceedings commenced by the Landlord in the event of a default by the Tenant of its obligations under the Lease or the Licence. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if personally delivered, delivered by courier, mailed by registered prepaid post or electronic mail and addressed to the Indemnifier at 41 S. Rio Grande Street Salt Lake City, UT, U.S.A. 84101, email: legal@recursionpharma.com, with a copy to 336 Queen Street West, Toronto, ON, M5V 2A2, email: legal@recursionpharma.com. Any such notice, demand, request or other instrument will be conclusively deemed to have been given or made on the day upon which it is delivered or, if mailed, then seventy-two (72) hours following the date of mailing, as the case may be, and the time period referred to in the notice commences to run from the time of delivery or seventy-two (72) hours following the date of mailing, or, if given electronically, on the same day if it is sent by 5:00 PM or the following day otherwise. The Indemnifier may designate by notice in writing a substitute address for that set forth above and thereafter notices shall be directed to such substitute address. If two or more Persons are named as the Indemnifier, any notice given hereunder or under the Agreements shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such Persons. If the postal service is interrupted or is substantially delayed, any notice hereunder shall only be delivered in person or by courier or by electronic mail. 4. Upon commencement by the Landlord of enforcement proceedings against the Tenant by reason of a default by Tenant under the Lease or the Licence, the Landlord will give to the Indemnifier notice in writing of such default specifying the nature of the default. The Landlord agrees that the Indemnifier shall have the right within five (5) business days following the aforesaid deemed receipt DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 3 - of the notice, to cure the default in the name of the Tenant and bring the Lease or the Licence into good standing. 5. In the event of a default by the Tenant under the Lease or the Licence, the Indemnifier expressly acknowledges and agrees that the Landlord may proceed directly against the Indemnifier, and in this regard the Indemnifier waives any right to require the Landlord first to (a) proceed first against the Tenant or any other Indemnifier, guarantor or Person or pursue any rights or remedies against the Tenant or any other Indemnifier, guarantor or Person with respect to the Lease or the Licence, (b) proceed against or exhaust any security of the Tenant held by the Landlord, or any other credit in favour of the Tenant, or (c) pursue any other remedy available to the Landlord under the Lease or the Licence, in equity or at law. 6. Without limiting any other provision contained in this Indemnity, the liability of the Indemnifier under this Indemnity shall continue in full force and effect and shall not be, or be deemed to have been, waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings, or the rejection, disaffirmance, disclaimer, termination or surrender (whether or not accepted by the Landlord) of the Lease or the Licence pursuant to any statute or otherwise, and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease or the Licence had not been rejected, disaffirmed, disclaimed, terminated or surrendered (except for a surrender duly accepted by the Landlord). . 7. No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of any of the monetary terms, covenants and conditions contained in the Agreements. Indemnifier hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by the Landlord against the Indemnifier in respect of this Indemnity. The Indemnifier shall pay to the Landlord, on demand, all of the reasonable Landlord's costs and expenses, including, without limitation, all reasonable professional and legal fees on a complete indemnity basis, in enforcing this Indemnity. 8. No modification of this Indemnity shall be effective unless such modification is in writing and is executed by both the Indemnifier and the Landlord. 9. If more than one individual, corporation, partnership or other business association (or any combination of them) executes this Indemnity as the Indemnifier, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnifier named in this Indemnity is a partnership or other business association, the members of which are by virtue of statutory or common law subject to personal liability, the liability of each such member is joint and several. If two or more Persons are named as an Indemnifier in this Indemnity, the release of one or more of such Persons does not release any remaining Person named as an Indemnifier in this Indemnity. 10. The Indemnifier shall be bound by any account settled between the Landlord and the Tenant. 11. All the terms, covenants and conditions of this Indemnity extend to and are binding on the Indemnifier and its successors and assigns, and enure to the benefit of and may be enforced by the Landlord and its successors and assigns, and by any Mortgagee or other encumbrancer of all or any part of the Lands. 12. The words "Mortgagee", "Person", "Premises", "Rent" and "Term" and all other words and phrases used in this Indemnity that are defined in the Lease are used in this Indemnity as so defined, unless otherwise defined in this Indemnity, or the context otherwise requires. DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 - 4 - 13. The Indemnifier shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as if Indemnifier were Tenant named in the Lease or the Licensee named in the Licence. The Indemnifier acknowledges and agrees that it has received a true copy of the Lease and a true copy of the Licence and is familiar with the terms, covenants and conditions contained therein. 14. Wherever in this Indemnity reference is made to either Landlord or Tenant, the reference is deemed to apply also to the respective heirs, executors, administrators, successors and assigns of Landlord or of Tenant, as the case may be. Any assignment by Landlord of any of its interest in the Lease or the Licence operates automatically as an assignment to such assignee of the benefit of this Indemnity. 15. This Indemnity shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. 16. This Indemnity may be executed in several counterparts, each of which, once executed, shall be deemed to be an original and such counterpart together with the other counterparts shall constitute one and the same instrument. The parties hereto consent to the use of electronic signatures and agree that this Indemnity may be executed either in original or by electronic means, and may be transmitted by PDF and the parties adopt any such electronic execution or signatures received by PDF as original signatures of the parties [SIGNATURE PAGE FOLLOWS] DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF

LEGAL*55402532.8 IN WITNESS WHEREOF, the Landlord and the Indemnifier have executed this Indemnity as of the date hereof. CONSTANTINE ENTERPRISES INC. By: Name: Title: I have authority to bind the Corporation RECURSION PHARMACEUTICALS INC. By: Name: Title: I have authority to bind the Corporation DocuSign Envelope ID: 41A398BA-55F0-4AD9-A9B8-D7AF253D09FF Tina M. Larson President and COO Robert Hiscox, CEO

336 Queen Recursion LEASE RXRX Executed APRIL 28-22 .PDF RH SIGNED Final Audit Report 2022-05-01 Created: 2022-05-01 By: robert hiscox (robert@hiscox.org) Status: Signed Transaction ID: CBJCHBCAABAA-NEDKrZZwZMcIGmG1UH3jwURry90tuzo "336 Queen Recursion LEASE RXRX Executed APRIL 28-22 .P DF RH SIGNED" History Document digitally presigned by DocuSign\, Inc. (enterprisesupport@docusign.com) 2022-04-29 - 9:11:40 PM GMT- IP address: 24.244.177.215 Document created by robert hiscox (robert@hiscox.org) 2022-05-01 - 6:48:39 PM GMT- IP address: 24.244.177.215 Document emailed to Robert HISCOX (robert.hiscox@constantineinc.com) for signature 2022-05-01 - 6:54:07 PM GMT Email viewed by Robert HISCOX (robert.hiscox@constantineinc.com) 2022-05-01 - 6:54:32 PM GMT- IP address: 74.125.210.43 Document e-signed by Robert HISCOX (robert.hiscox@constantineinc.com) Signature Date: 2022-05-01 - 10:48:29 PM GMT - Time Source: server- IP address: 24.244.177.215 Agreement completed. 2022-05-01 - 10:48:29 PM GMT